Registration No. 333-_______________.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                          ---------------------------


                             Mylan Laboratories Inc.
               (Exact Name of Issuer as specified in its charter)
          Pennsylvania                                 25-1211621
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)
                 1030 Century Building
                  130 Seventh Street
               Pittsburgh, Pennsylvania                       15222
       (Address of principal executive offices)             (Zip Code)

                          Bertek Pharmaceuticals, Inc.
                          401(k) Savings Plan and Trust
                              (Full Title of Plan)

                                  Milan Puskar
                             Chief Executive Officer
                              1030 Century Building
                               130 Seventh Street
                         Pittsburgh, Pennsylvania 15222
                     (Name and address of agent for service)

                                 (412) 232-0100
          (Telephone number, including area code, of agent for service)



                                    Copy to:
                            David G. Edwards, Esquire
                            Doepken Keevican & Weiss
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219

                         CALCULATION OF REGISTRATION FEE

    Title of Securities              Amount to be             Proposed Maximum        Proposed Maximum               Amount of
      to be Registered              Registered (1)             Offering Price             Aggregate            Registration Fee (2)
                                                                per Share (2)        Offering Price (2)
Common Stock $.01 par                   250,000                    $20.25                $5,062,500                  $1,493.44
value

(1)  Plus any additional  shares that may hereafter  become issuable as a result
     of   the   adjustment   and   antidilution   provisions   of   the   Bertek
     Pharmaceuticals, Inc. 401(k) Savings Plan and Trust.


(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder, being the average ($20.25) of the high ($20.50) and low ($20.00) prices for the Registrant's Common Stock on the New York Stock Exchange on December 17, 1997.

In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants by Mylan Laboratories Inc. (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of the information incorporated by refence in Item 3 of Part II of this Form S-8 will be delivered to plan participants, without charge, upon written or oral request made to Patricia A. Sunseri, Vice President-Investor and Public Relations, 130 Seventh Street, 1030 Century Building, Pittsbsurgh, Pennsylvania 15222, telephone (412) 232-0100.


PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Registrant pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     1. Annual Report on Form 10-K for the year ended March 31, 1997.

     2. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     3.   Quarterly  Report on Form 10-Q for the  quarter  ended  September  30,
          1997.

     4. The description of the Registrant's Common Stock included in the Registration Statement on Form 8-A filed April 3, 1986.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock being offered hereby will be passed upon for the Registrant by Doepken, Keevican &Weiss Professional Corporation, Pittsburgh, Pennsylvania. Robert W. Smiley, who is of counsel to the law firm of Doepken Keevican & Weiss, is also a Director and Secretary of, and General Counsel to, the Registrant.

Item 6.  Indemnification of Directors and Officers

     In accordance with the Pennsylvania Business Corporation Law (the "PBCL"), the Registrant's By-Laws provide that a director of the Registrant shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     As permitted by PBCL, the Registrant's By-Laws provide that directors and officers of the Registrant are indemnified under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

4.1  Bertek Pharmaceuticals, Inc. 401(k) Savings Plan and Trust.

4.2 Amended and Restated Articles of Incorporation of the Registrant.

4.3  Bylaws of the Registrant, as amended to date.

5.1  Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

Item 9.  Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on December 22, 1997.

                             Mylan Laboratories Inc.
                             (Registrant)

                    By:      /s/  Milan Puskar
                             Milan Puskar, Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, the undersigned, being the administrators of the Bertek Pharmaceuticals, Inc. 401(k) Savings Plan and Trust, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on December 22, 1997.

                                  Bertek 401(k) Savings Plan and Trust


                                       /s/David Satter
                                  David Satter, Plant Administrator


                                       /s/William Richardson
                                  William Richardson, Plan Administsrator



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Puskar and Patricia A. Sunseri and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                     TITLE                          DATE
--------------------------------------------------------------------------------

/s/ Milan Puskar              Chairman, Chief Executive       December 22, 1997
Milan Puskar                   and President (principal
                               executive officer)

/s/ Dana G. Barnett           Executive Vice President        December 22, 1997
Dana G. Barnett                and Director

 Laurence S. DeLynn           Director                        December 22, 1997
Laurence S. DeLynn

/s/ Robert W. Smiley          Secretary and Director          December 22, 1997
Robert W. Smiley

/s/ Patricia A. Sunseri       Vice President and Director     December 22, 1997
Patricia A. Sunseri

/s/ John C. Gaisford          Director                        December 22, 1997
John C. Gaisford, M.D.

C.B. Todd                 Senior Vice President               December 22, 1997
C.B. Todd                      and Director

/s/ Donald C. Schilling       Vice President of Finance       December 22, 1997
Donald C. Schilling           (principal accounting and
                               financial officer)

                               Index to Exhibits

4.1         Bertek Pharmaceuticals, Inc. 401(k) Savings Plan and Trust.

                                         Exhibit 4.1

                                  ADOPTION AGREEMENT #001
               NONSTANDARDIZED CODE ss.401(k) PROFIT SHARING PLAN

         The undersigned, Bertek Pharmaceuticals Inc. ("Employer"), by executing this Adoption Agreement, elects to become a participating Employer in the Texas Commerce Ban National Association Defined Contribution Master Plan (basic plan document #03) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory that Agreement. The Employer makes the following elections granted under the provisions under the Master Plan.


                                    ARTICLE I
                                   DEFINITIONS

     1.02 TRUSTEE. The Trustee executing this Adoption Agreement is: (Choose (a) or (b))

[ ]  (a) A discretionary Trustee. See Section 10.03[A] of the Plan.

[x]  (b) A  nondiscretionary  Trustee.  See Section 10.03[B] of the Plan. [Note:
     The Employer may not elect Option (b) if a Custodian executes the Adoption Agreement.]

     1.03 PLAN. The name of the Plan adopted by the Employer is Bertek Pharmaceuticals Inc. 401(k) Savings Plan and Trust.

     1.07 EMPLOYEE. The following Employees are not eligible to participate in the Plan: (Choose (a) or at least one of (b) though (g))

[ ]   (a) No exclusions.

[ ]   (b)  Collective  bargaining  employees (as defined in Section 1.07 of the
     Plan). [ Note: If the Employer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

[x]   (c) Nonresident aliens who do not receive any earned income (as defined in
     Code ss. 911(d)(2)) from the Employer which constitutes United Stated source income (as defined in Code ss.861(a)(3)).

[ ]   (d)      Commission Salesmen.

[ ]   (e)      Any Employee compensated on a salaried basis.

[ ]   (f)      Any Employee compensated on an hourly basis.

[ ]   (g)      (Specify)___________________ .


                                            1.

Leased Employees. Any Leased Employee treated as an Employee under Section 1.31 of the Plan, is: (Choose (h) or (i))

[x]  (h) Not eligible to participate in the Plan

[ ] (i) Eligible to participate in the Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07.

Related Employers. If any member of the Employer's related group (as defined in Section 1.30 of the Plan) executes a Participation Agreement to this Adoption
Agreement, such member's Employees are eligible to participate in this Plan, unless excluded by reason of an exclusion classification under this Adoption Agreement Section 1.07. In addition: (Choose (j) or (k))

[x] (j) No other related group member's Employees are eligible to participate in the Plan.

[ ] (k) The following nonparticipating related group member's Employees are eligible to participate in the Plan unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07: .

         1.12     COMPENSATION.

Treatment of elective contributions.  (Choose (a) or (b) )

[x] (a) "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

[ ]  (b) "Compensation" does not include elective contributions.

Modifications to Compensation definition. (Choose (c) or at least one of (d) through (j))

[x]  (c) No modifications other than as elected under Options (a) or (b).

[ ]  (d)   The   plan   excludes    Compensation    in   excess   of   $   .
     -----------------------

[ ] (e) In lieu of the definition in Section 1.12 of the Plan, Compensation means any earnings reportable as W-2 wages for Federal income tax withholding purposes, subject to any other election under this Adoption Agreement Section 1.12.

[ ]  (f)      The Plan excludes bonuses.

[ ]  (g)      The Plan excludes overtime.

[ ]  (h)      The Plan excludes Commissions.

[ ] (i) Compensation will not include Compensation from a related employer (as defined in Section 1.30 of the Plan) that has not executed a Participation Agreement in this Plan unless,

                                        2.

pursuant to Adoption Agreement Section 1.07, the Employees of that related employer are eligible to participate in this Plan.

[ ]   (j)      (Specify)

If, for any Plan Year, the Plan uses permitted disparity in the contribution or allocation formula elected under Article III, any election of Options (f), (g),
(h) or (j) is ineffective for such Plan Year with respect to any Nonhighly Compensated Employee.

Special definition for matching contributions. "Compensation" for purposes of any matching contribution formula under Article iii means: (Choose (k) or (l) only if applicable)

[x]   (k)      Compensation as defined in this Adoption Agreement Section 1.12.

[ ]   (l)      (Specify)

Special definition for salary reduction contributions. An Employee's salary reduction agreement applies to his Compensation determined prior to the reduction authorized by that salary reduction agreement, with the following exceptions: (Choose (m) or at least one of (n) or (p), if applicable)

[x]   (m)      No exceptions.

[ ]   (n)  If  the  Employee  makes  elective  contributions  to  another  plan maintained by the Employer, the Advisory Committee will determine the amount of the Employee's salary reduction contribution for the withholding period: (Choose (1) or (2))

     [ ] (1) After the reduction for such period of elective contributions to the other plan(s)

     [ ] (2) Prior to the reduction for such period of elective contributions to the other plan(s)

[ ]   (o)      (Specify)______________________________.


         1.17     PLAN YEAR/LIMITATION YEAR.

Plan Year.  Plan Year means: (Choose (a) or (b))

[X]  (a) The 12 consecutive month period ending every December 31.

[ ]  (b)      (Specify)_______________________________.

Limitation Year.  The Limitation Year is: (Choose (c) or (d))

[x]  (c)      The Plan Year.

                                                        3.

[ ]  (d)      The 12 consecutive month period ending every        .

         1.18     EFFECTIVE DATE.

New Plan.  The "Effective Date" of the Plan is                            .

Restated  Plan. The restated  Effective Date is January 1, 1996.  This Plan is a
substitution  and  amendment  of  an  existing   retirement  plan(s)  originally
established January 1, 1985. [Note: See the Effective Date Addendum.]

         1.27     HOUR OF SERVICE. The crediting method for Hours of Service is:
                                                      (Choose (a) or (b))

[x]   (a)      The actual method.

[ ]   (b)      The_______________ equivalency method, except:

         [ ]      (1)      No exceptions.

         [ ]      (2)      The actual method applied for purposes of:
                                                    (Choose at least one)

                  [ ]      (i)       Participation under Article II.

                  [ ]      (ii)     Vesting under Article V.

                  [ ]      (iii)    Accrual of benefits under Section 3.06.

[Note: On the blank line, insert "daily," "weekly," "semi-monthly payroll periods" or "monthly."]

         1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition to the predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan credits Service with the following predecessor employer(s): Winthrop Wound Care Division of Winthrop Pharmaceuticals. Service with the designated predecessor employer(s) applies: (Choose at least one of (a) or (b); (c) is available only in addition to (a) or (b))

[x]      (a)      For purposes of participation under Article II.

[x]      (b)      For purposes of vesting under Article V.

[x]      (c)     Except the following Service: Service prior to January 1, 1998.

[Note: If Plan does not credit any predecessor service new this provision, insert "N/A" in the first blank line. The Employer may attach a schedule to this Adoption Agreement, in the same format at this Section 1.29, designating additional predecessor employers and the applicable service crediting elections.]


                                       4.

     1.31 LEASED EMPLOYEES. If a Leased Employee is a Participant in the Plan and also participates in a plan maintained by the leasing organization: (Choose
(a) or (b))

[N/A] (a) The Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation, if any, under the leasing organization's plan.

[ ] (b) The Advisory Committee will reduce a Leased Employee's allocation of Employer nonelective contributions (other than designated qualified nonelective contributions) under this Plan by the Leased Employee's allocation under the leasing organization's plan, but not only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan:

         [ ]      (1) Must be a money  purchase  plan which would  satisfy the
                  definition   under   Section  1.31  of  a  safe  harbor  plan,
                  irrespective of whether the safe harbor exception applies.

         [ ] (2) Must satisfy the features and, if a defined benefit plan, the method of reduction described in an addendum to this Adoption Agreement, numbered 1.31.


                                   ARTICLE III
                              EMPLOYEE PARTICIPANTS

         2.01     ELIGIBILITY.

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose (a) or (b) or both; (c) is optional as an additional election)

[x]      (a)      Attainment of age 21 (specify age, not exceeding 21).

[x]      (b)      Service requirement.  (Choose one of (1) through (3))

         [ ]      (1)      One Year of Service

         [x]      (2)      6 months (not exceeding 12) following the Employee's
                                Employment Commencement Date.

         [ ]      (3)      One Hour of Service.

[ ]      (c)      Special requirements for non-401(k) portion of plan.
                         (Make elections under (1) and under (2))

         [  ]     (1)      The requirements of this Option (c) apply to
                           participation in: (Choose at least one of (i) through (iii))

                                       5.

               [ ] (i) The allocation of Employer  nonelective  contributions and Participant forfeitures.

               [ ] (ii) The  allocation  of Employer  matching  contributions
                    (including forfeitures allocated as matching contributions).

               [ ] (iii) The  allocation  of Employer  qualified  nonelective contributions.

          [ ] (2) For participation in the allocations described in (1), the eligibility conditions are: (Choose at least one of (i) through (iv))

               [ ]  (i)  (One  or  two)   Year(s)  of  Service,   without  an
                    intervening Break in Service (as described in Section 2.03(A) of the Plan) if the requirement is two Years of Service.

               [ ] (ii) months (not  exceeding 24)  following the  Employee's
                    Employment Commencement Date.

               [ ] (iii) One Hour of Service.

               [ ] (iv) Attainment of age (Specify age, not exceeding 21).

Plan Entry Date.  "Plan Entry Date" means the effective  Date and:  (Choose (d),
(e) or (f))

[ ]    (d) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

[ ]      (e)      The first day of the Plan Year.

[x]      (f)      (Specify entry dates) January 1, April 1, July 1 or October 1.

Time of Participation. An Employee will become a Participant (and, if applicable, will participate in the allocations described in Option (c)(1)), unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date): (Choose (g), (h) or (i))

[x]      (g)      immediately following

[ ]      (h)      immediately preceding

[ ]      (i)      nearest

the date the Employee completes the eligibility  conditions described in Options
(a) and (b) (or in  Option  (c)(2) if  applicable)  of this  Adoption  Agreement
Section 2.01.  [Note:  The Employer must coordinate the selection of (g), (h) or
(i) with the "Plan Entry Date" selection in (d), (e) or (f). Unless otherwise excluded under Section 1.07, the Employee must become a Participant by the earlier of: (i) the first day of the Plan Year beginning after the date the Employee completes the age

                                       6.

and service requirements of Code ss.410(a); or (2) 6 months after the date the Employee completes those requirements.]

Dual  eligibility.  The  eligibility  conditions  of the Section  2.01 apply to:
(Choose (j) or (k))

[x]      (j)      All Employees of the Employer, except: (Choose (1) or (2))

         [x]      (1)      No exceptions.

         [ ]      (2)      Employees who are Participants in the Plan as of the
                           Effective Date.

[  ]     (k)    Solely   to   an    Employee    employed    by   the    Employer
     after___________________. If the Employee was employed by the Employer on or before the specified date, the Employee will become a Participant:
     (Choose (1), (2) or (3))

         [ ]      (1)      On the latest of the Effective Date, his Employment
                  Commencement Date or the date he attains age__________
                  (not to exceed 21).

         [ ] (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date. If the restated Plan required more than one Year of Service to participate, the eligibility condition under this Option (2) for participation in the Code ss. 401(k) arrangement under this Plan is one Year of Service for the Plan Years beginning after December 31, 1998. [For restated plans only]

         [ ]      (3)      (Specify)_______________________.

         2.02     YEAR OF SERVICE - PARTICIPATION

Hours of Service.  An Employee must complete: (Choose (a) or (b))

[ ]      (a)      1,000 Hours of Service

[x]      (b)         1   Hours of Service

during an eligibility computation period to receive credit for a Year of Service. [Note: The Hours of Service requirement may not exceed 1,000]

Eligibility computation period. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility commutation period as: (Choose (c) or (d))

[ ]      (c)     The 12 consecutive month period beginning with each anniversary of an Employee's Employment commencement Date.

[x] (d) The Plan year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.


                                       7.

         2.03     AMOUNT.

Part I. [Options (a) through (g)] Amount of Employer's contribution. The Employer's annual contribution to the Trust will equal to the total amount of deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions, as determined under this Section
3.01. (Choose any combination of (a), (b), (c) and (d), or choose (e))

[x]      (a)      Deferral contributions (Codess.401(k) arrangement).
                             (Choose (1) or (2) or both)

         [x] (1) Salary reduction arrangement. The Employer must contribute the amount by which the Participants have reduced their Compensation for the Plan Year, pursuant to their salary reduction agreements on file with the Advisory Committee. A reference in the Plan to salary reduction contributions is a reference to these amounts.

         [ ]      (2)  Cash  or  deferred  arrangement.   The  Employer  will
                  contribute on behalf of each Participant the portion of the Participant's proportionate share of the cash or deferred contribution which he has not elected to receive in cash. See
                  Section 14.02 of the Plan. The Employer's cash or deferred contribution is the amount the Employer may from time to time deem advisable which the Employer designates as a cash or deferred contribution prior to making that contribution to the Trust.

[x]      (b)   Matching   contributions.   The  Employer   will  make   matching
         contributions in accordance with the formula(s) elected in Part II of this Adoption Agreement Section 3.01.

[ ]      (c)   Designated qualified nonelective contributions.  The Employer, in its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution.

[x]      (d)      Nonelective contributions.
                      (Choose any combination of (1) through (3))

         [x] (1) Discretionary contribution. The amount (or additional amount) the Employer may from time to time deem advisable.

         [ ] (2)_____% of the Compensation of all Participants under the Plan, determined for the Employer's taxable year for which it makes the contribution.
                   [Note: The percentage selected may not exceed 15%]

         [ ]      (3)______ % of Net Profits but not more than ________.


[ ]      (e)      Frozen Plan.  This Plan is a frozen Plan effective_________.
                  The Employer will not contribute to the Plan with respect to any period following the stated date.

Net Profits.  The Employer: (Choose (f) or (g))

[x]      (f)      Need not have Net Profits to make its annual contribution
                  under this Plan.


                                       8.

[ ]      (g)      Must have current or accumulated Net Profits to make its
                  annual contribution under this Plan.

[ ]      (g)      Must have current not accumulated
                  Net Profits exceeding $                    To make the
                                           ------------------
                    following contributions: (Choose at least one)

         [ ]      (1)Cash or deferred contributions described in Option (a)(2).

         [ ]      (2)Matching contributions described in Option (b), except:   .
                                                                           -----

         [ ]      (3)Qualified nonelective contributions described in Option (c)

         [ ]      (4)Nonelective contributions described in Option (d).

The term "Net profits" means the Employer's net income or profits for any taxable year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices consistently applied without any deductions for Federal and state taxes upon income or for contributions made by the Employer under this Plan or under any other employee benefit plan the Employer maintains. The term "Net Profits" specifically excludes N/A . {Note:
Enter "N/A" if no exclusions apply.]

If the Employer requires Net Profits for matching contributions and the Employer does not have sufficient Net Profits under Option (g), it will reduce the matching contribution under a fixed formula on a probata basis for all participants. A Participant's share of the reduced contribution will bear the same ratio as the matching contribution the Participant would have received if Net Profits were sufficient bears to the total matching contribution all Participants would have received if Net Profits were sufficient. If more than one member of a related group (as defined in Section 1.30) execute this Adoption Agreement, each participating member will determine Net Profits separately but will not apply this reduction unless, after combining the separately determined net Profits, the aggregate Net Profits are insufficient to satisfy the matching contribution liability. "Net Profits" includes both current and accumulated Net Profits.

Part II. [Options (h) through (j)] Matching contribution formula. [Note: If the Employer elected Option (b), complete Options (h), (i) and (j).]

[x] (h) Amount of matching contributions. For each Plan Year, the Employer's matching contribution is: (Choose any combination of (1), (2), (3), (4) and
     (5))

     [x]  (1)  An   amount   equal  to  50%  of  each   Participant's   eligible
          contributions for the Plan Year.

     [ ] (2) An amount equal to % of each Participant's first tier of eligible contributions for the Plan year, plus the allowing matching
          percentage(s)   for  the  following   subsequent   tiers  of  eligible
          contributions for the Plan .


                                       9.

     [ ]   (3) Discretionary formula.

          [ ] (i) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of the Participant's eligible contributions for the Plan Year.

          [ ] (ii) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of each tier of the Participant's eligible contributions for the Plan Year.

          [ ] (4) An amount equal to the following percentage of each Participant's eligible contributions for the Plan Year, based on the Participant's Years of Service:






         Number of Years of Service                 Matching Percentage

                  --                                       --
                  --                                       --
                  --                                       --
                  --                                       --

         The Advisory Committee will apply this formula by determining Years of Service as follows:


         [x]        (5)    A Participant's matching contributions may not:
                                      (Choose (i) or (ii))

                    [x]    (i)      Exceed $1,200.00.

                    [ ]    (ii)     Be less than__________________ .

         Related Employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the related employers may elect different matching contribution formulas by attaching to the Adoption Agreement a separately completed copy of this Part II. Note: Separate matching contribution formulas create separate current benefit structures that must satisfy the minimum participation test of Code ss.401(a)(26).]

[x]  (i) Definition of eligible  contributions.  Subject to the  requirements of
     Option  (j),  the  term  "eligible   contributions"   means:   (Choose  any
     combination of (1) through (3))

         [x]        (1)    Salary reduction contributions.


                                                        10.

         [ ]        (2) Cash or deferred contributions  (including any part of
                    the  participant's   proportionate  share  of  the  cash  or
                    deferred contribution which the Employer defers without the Participant's election).

          [ ] (3) Participant mandatory contributions, as designated in Adoption Agreement Section 4.01. See Section 14.04 of the Plan.

[x] (j) Amount of eligible contributions taken into account. When determining a Participant's eligible contributions taken into account under the matching contributions formula(s), the following rules apply:
         (Choose any combination of (1) through (4))

         [ ] (1) The Advisory Committee will take into account all eligible contributions credited for the Plan Year.

         [x]        (2)  The  Advisory   Committee   will   disregard   eligible
                    contributions exceeding six percent (6%) of a Participant's Compensation.

          [ ]    (3) The  Advisory  Committee  will  treat as the first  tier of
               eligible     contributions,     an    amount    not    exceeding:
               ___________________________.

               The subsequent tiers of eligible contributions are:  __________.

         [ ]        (4)    (specify)  _____________________________________.

Part III. [Options (k) and (l)]. Special rules for Code 401(d) Arrangement. (Choose (k) or (l), or both, as applicable).

[x] (k) Salary Reduction Agreements. The following rules and restrictions apply to an Employee's salary reduction agreement: (Make a selection under (1), (2), (3) and (4))

     (l)  Limitation on amount.  The Employee's salary reduction  contributions:
          (Choose (i) or at least one of (ii) or (iii).

     [ ] (i) No minimum limitation other than as provided in the Plan.

     [x] (ii) May not exceed 17% of Compensation for the Plan Year, subject to the annual additions limitation described in Part 2 of Article III and the 402(g) limitation described in Section 14.07 of the Plan.

     [ ] (iii)  Based on  percentages  of  Compensation  must  equal at least
          ___________.

     (2) An Employee may revoke, on a prospective basis, a salary reduction agreement: (Choose (i), (ii), (iii), or (iv))

     [ ] (i) Once  during any Plan Year but not later than ______ of the Plan
          Year.


                                       11.

         [ ]        (ii)   As of any Plan Entry Date.

         [ ]        (iii)  As of the first day of any month.

         [ ] (iv) (Specify, but must be at least once per Plan Year) As of any payroll period.

         (3) An Employee who revokes his salary reduction agreement may file a new salary reduction agreement with an effective date: (Choose (i), (ii), (iii) or (iv))

         [ ]        (i)    No earlier than the first day of the next Plan Year.

         [ ]        (ii)   As of any subsequent Plan Entry Date.

         [ ] (iii) As of the first day of any month subsequent to the month in which he revoked an Agreement.

         [x] (iv) (Specify, but must be at least once per Plan Year following the Plan Year of revocation) As of the first day of a Plan quarter.

         (4) A Participant may increase or may decrease, on a prospective basis, his salary reduction percentage or dollar amount: (Choose (i), (ii), (iii) or (iv))

         [ ]        (i)    As of the beginning of each payroll period.

         [ ]        (ii)   As of the first day of each month.

         [ ]        (iii)  As of any Plan Entry Date.

         [x] (iv) (specify, but must permit an increase or a decrease at least once per Plan Year) as of the first day of a Plan quarter.

[ ] (l) Cash or deferred contributions. For each Plan Year for which the Employer makes a designated cash or deferred contribution, a Participant may elect to receive directly in cash not more than the following portion (or, if less, the 402(g) limitation described in Section 14.07 of the Plan) of his proportionate share of that cash or deferred contribution:
         (Choose (1) or (2))

         [ ]        (1)    All or any portion

         [ ]        (2)    _______________________%.

         3.04 CONTRIBUTION ALLOCATION. The Advisory Committee will allocate deferral contributions, matching contributions, qualified nonelective contributions an nonelective contributions in accordance with Section 14.06 and the elections under this Adoption Agreement Section 3.04.


                                       12.

Part I.  [Options (a) through (d)].  Special Accounting Elections.
             (Choose whichever elections are applicable to the Employer's Plan)

[x] (a) Matching Contributions Account. The Advisory Committee will allocate matching contributions to a Participant's" (Choose (1) or (2); (3) is available only in addition to (1))

         [x]        (1)    Regular Matching Contributions Account.

                    (2)    Qualified Matching Contributions Account.

         [          ] (3) Except,  matching  contributions  under Option(s) - of
                    Adoption   Agreement  Section  3.01  are  allocable  to  the
                    Qualified Matching Contributions Account.

[x] (b) Special Allocation Dates for Salary Reduction Contributions. The Advisory Committee will allocate salary reduction contributions as of the Accounting Date and as of the following additional allocation dates: As soon as administratively feasible following receipt by the Trustee.

[x] (c) Special Allocation Dates for Matching Contributions. The Advisory Committee will allocate matching contributions as of the Accounting Date and as of the following additional allocation dates: As soon as administratively feasible following receipt by the Trustee.

[ ] (d)  Designated  Qualified  Nonelective  Contributions  -  Definition  of
     Participant.   For  purposes  of  allocating   the   designated   qualified
     nonelective contribution, "participant" means: (Choose (1), (2) or (3))

         [ ]        (1)    All Participants.

         [ ]        (2)    Participants who are Nonhighly Compensated Employees
                           for the Plan Year.

         [ ]        (3)  (Specify) ____________________________________________.

Part II. Method of Allocation - Nonelective Contribution. Subject to any restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit each annual nonelective contribution (and Participant forfeitures treated as nonelective contributions) to the Employer Contributions Account of each participant who satisfies the conditions of Section 3.06, in accordance with the allocation method selected under this Section3.04. If the Employer elects Option (3)(3) Option (g)(2) or Option (h), for the first 3% of Compensation allocated to all Participants, "Compensation" does not include any exclusions elected under Adoption Agreement Section 1.12 (other than the exclusion of elective contributions), and the Advisory Committee must take into account the participant's Compensation for the entire Plan Year. (Choose an allocation method under (e), (f), (g) or (h); (i) is mandatory if the Employer elects (f), (g) or (h); (j) is optional in additional to any other election.)


                                       13.

[x]      (e)        Nonintegrated Allocation Formula.  (Choose (1) or (2))

         [x] (1) The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

         [ ] (2) The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participants for the Plan Year. For purposes of this Option
                    (2), "Participant" means, in addition to a Participant who satisfies the requirements of Section 3.06 for the Plan Year, any other Participant entitled to a top heavy minimum allocation under Section 3.04(B), but such Participant's allocation will not exceed 3% of this Compensation for the Plan Year.

[        ] (f) Two-Tiered  Integrated  Allocation  Formula - Maximum  Disparity.
         First the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i).

         The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all participants for the Plan Year.

[ ] (g)  Three-Tiered  Integrated  Allocation  Formula.  First,  the Advisory
     Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation may not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i). Solely for purposes of the allocation in this first paragraph, "Participant" means, in addition to a Participant who satisfies the requirements of Section 3.06 for the Plan Year; (Choose (1) or (2))

         [ ]        (1)    No other Participant

         [ ]       (2) Any other Participant  entitled to a top heavy minimum allocation under Section 3.04(B), but such Participant's allocation under this Option (g) will not exceed 3% of his Compensation for the Plan Year.

         As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each participant's Excess Compensation, may not exceed the allocation percentage in the first paragraph.


                                       14.

         Finally, the Advisory Committee will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[ ] (h) Four-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation. Solely for purposes of this first tier allocation, a "Participant" means, in addition to any participant who satisfies the requirements of Section
         3.06 for the Plan Year, any other Participant entitled to a top heavy minimum allocation under Section 304(B) of the Plan.

         As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

         As a third tier allocation, the Advisory Committee will allocate the annual Employer contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4% of 1.3%) listed under the Maximum Disparity Table following Option (i).

         The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all participants for the Plan Year.

[ ] (i) Excess Compensation. For purposes of Option (f), (g) or (h), "Excess Compensation" means Compensation in excess of the following Integration
     Level: (Choose (1) and (2))

     [ ] (1) ____% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year: (Choose any combination of (i) and (ii) or choose (iii))

               [ ] (i) Rounded to ___________ (but not exceeding the taxable wage base)

               [    ] (ii) But not greater than $__________.

               [    ] (iii) Without any further adjustment or limitation.

     [ ] (2) $____________ [Note: Not exceeding the taxable wage base for the Plan in which this Adoption Agreement first is effective.]


                                       15.

Maximum Disparity Table.  For purposes of Options (f), (g) and (h), the applicable percentage is:

        Integration Level (as                 Applicable Percentages for                Applicable Percentages
   percentage of taxable wage base)            Option (f) or Option (g)                     for Option (h)
100%                                                     5.7%                                    2.7%
More than 80% but less than 100%                         5.4%                                    2.4%
More than 20% (but not less than
$10,001) and not more than 80%                           4.3%                                    1.3%
20% (or $10,000, if greater) or less                     5.7%                                    2.7%



[ ] (j) Allocation offset. The Advisory Committee will reduce a Participant's allocation otherwise made under Part II of this Section 3.04 by the Participant's allocation under the following qualified plan(s) maintained by the Employer: ________________________.

The Advisory Committee will determine this allocation reduction: (Choose (1) and
(2))

     [ ] (1) By treating the term "nonelective contribution" as including all amounts paid or accrued by the Employer during the Plan Year to the qualified plan(s) referenced under this Option (j). If a Participant under this Plan also participates in that other plan, the Advisory Committee will treat the amount the Employer contributes for or during a Plan Year on behalf of a particular Participant under such other plan as an amount allocated under this Plan to that Participant's Account for that Plan Year. The Advisory Committee will make the computation of allocation required under the immediately preceding sentence before making any allocation of nonelective contributions under this section 3.04.

     [ ] (2) In accordance with the formula provided in an addendum to this Adoption Agreement, numbered 3.04(j).

Top Heavy Minimum Allocation - Method of Compliance. If a Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under Section 3.04(B): (Choose (k) or (l))

[x] (k) The Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

[ ] (l) The Employer will satisfy the top heavy minimum allocation under the following plan(s) it maintains: ___________________________.
         However, the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for an Employee covered only under this Plan and not under the other plan(s) designated in this Option (l). See Section 3.04(B)(7)(b) of the Plan.


                                       16.

If the Employer maintains another plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy the top heavy requirements under Code ss.416.

Related employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer nonelective contributions (and forfeitures treated as nonelective contributions) to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04: (Choose (m) or (n))

[x]     (m)Without regard to which contributing related group member employs the
         Participant.

[ ] (n) Only to the Participants directly employed by the contribution Employer. If a Participant receives Compensation from more than one contributing Employer, the Advisory Committee will determine the allocations under this Adoption Agreement Section 3.04 by prorating among the participating Employers the Participant's Compensation and, if applicable, the Participant's Integration Level under Option (i).

         3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04: (Choose (a) or (b); (c) and (d) are optional in addition to (a) or (b))

[ ] (a) As an Employer nonelective contribution for the Plan Year in which the forfeiture occurs, as if the Participant forfeiture were an additional nonelective contribution for that Plan Year.

[x]  (b)  To  reduce  the  Employer   matching   contributions  and  nonelective
     contributions for the Plan Year: (Choose (1) or (2)

         [ ]        (1)    in which the forfeiture occurs.

         [x]        (2)    immediately following the Plan Year in which the
                           forfeiture occurs.

[ ]      (c)        To the extent attributable to matching contributions:
                           (Choose (1), (2) or (3))

         [ ]        (1)    In the manner elected under Options (a) or (b).

         [ ]        (2)    First to reduce Employer matching contributions for
                           the Plan Year:  (Choose (i) or (ii))

                    [ ]    (i)      in which the forfeiture occurs,

                    [ ] (ii) immediately following the Plan Year in which the forfeiture occurs,then as elected in Options (a) or (b).


                                                        17.

         [ ] (3) As a discretionary matching contribution for the Plan Year in which the forfeiture occurs, in lieu of the manner elected under Options (a) or (b).

[ ] (d) First to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year and then will allocate any remaining forfeitures in the manner described in Options (a), (b) or (c), whichever applies. If the Employer elects Option (c), the forfeitures used to reduce Plan expenses: (Choose (1) or (2))

         [ ]        (1)    relate proportionately to forfeitures described in
                    Option (c) and to forfeitures described in Options (a) or (b).

         [ ]        (2)    relate first to forfeitures described in Option_____.

Allocation of forfeited excess aggregate contributions. The Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09): Choose (e) (f) or (g))

[x]      (e)        To reduce Employer matching contributions for the Plan Year:
                   (Choose (1) or (2))

         [ ]        (1)    in which the forfeiture occurs.

         [x]        (2)    immediately following the Plan Year in which the
                           forfeiture occurs.

[ ] (f) As Employer discretionary matching contributions for the Plan Year in which forfeited, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.

[ ] (g) In accordance with Options (a) through (d), whichever applies, except the Advisory Committee will not allocate these forfeitures under Option (a) or under Option (c)(3) to the Highly Compensated Employees who incurred the forfeitures.

         3.06       ACCRUAL OF BENEFIT.

Compensation taken into account. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation of any cash or deferred contribution, designated qualified nonelective contribution or nonelective contribution by taking into account: (Choose (a) or (b))

[ ]      (a)        The Employee's Compensation for the entire Plan Year.

[x] (b) The Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan.

Accrual  Requirements.  Subject to the  suspension  of accrual  requirements  of
Section 3.06(E) of the Plan, to receive an allocation of cash or deferred contributions, matching contributions, designated qualified nonelective contributions, nonelective contributions and Participant forfeitures, if any, for

                                       18.

the Plan Year, a Participant must satisfy the conditions described in the following elections: (Choose (c) or at least one of (d) through (f))

[  ]     (c) Safe harbor rule. If The  Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one Hour of Service for that Plan Year. If the Participant is not employed by the Employer on the last day of the Plan Year, the Participant must complete at least 501 Hours of Service during the Plan Year.

[x] (d) Hours of Service condition. The Participant must complete the following minimum number of Hours of Service during the Plan Year:
         (Choose at least one of (1) through (5))

         [ ]        (1)    1,000 Hours of Service

         [ ]        (2)    (Specify, but the number of Hours of Service may not
                            exceed 1,000) one (1).


         [x]        (3)    No Hour of Service requirement if the Participant
                           terminates employment during the Plan Year on account of: (Choose (i), (ii) or (iii))

                    [x]    (i)      Death.

                    [x]    (ii)     Disability.

                    [x] (iii) Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

         [  ]       (4) ______ Hours of Service (not  exceeding  1,000) if the
                    Participant terminates employment with the Employer during the Plan Year, subject to any election in Option (3).

         [ ]        (5)    No Hour of Service requirement for an allocation of
                    the following contributions:  _____________________________.

[x] (e) Employment condition. The Participant must be employed by the Employer on the last day of the Plan Year, irrespective of whether he satisfies any Hours of Service condition under Option (d), with the following exceptions: (Choose (1) or at least one of (2) through (5))

         [ ]        (1)    No exceptions.

         [x]        (2)    Termination of employment because of death.

         [x]        (3)    Termination of employment because of disability.

         [x]        (4)    Termination of employment following attainment of
                           Normal Retirement Age.


                                       19.

         [ ]        (5)    No employment condition for the following
                                            contributions:  _____________.

[x] (f) (Specify other conditions, if applicable): A Participant must be employed on the last day of a Plan quarter to receive a matching contribution.

Suspension of Accrual  Requirements.  The suspension of accrual  requirements of
Section 3.06(E) of the Plan: (Choose (g), (h) or (i))

[ ]      (g)        Applies to the Employer's Plan.

[x]      (h)        Does not apply to the Employer's Plan.

[ ]      (i)        Applies in modified form to the Employer's Plan, as
                    described in an addendum to this Adoption Agreement, numbered Section 3.06(E).

Special accrual requirements for matching contributions. If the Plan allocates matching contributions on two or more allocation dates for a Plan Year, the
Advisory Committee, unless otherwise specified in Option (l), will apply any Hours of Service condition by dividing the required Hours of Service on a pro rata basis to the allocation periods included in that Plan Year. Furthermore, a Participant who satisfies the conditions described in this Adoption Agreement
Section 3.06 will receive an allocation of matching contributions (and forfeitures treated as matching contributions) only if the Participant satisfies the following additional condition(s): (Choose (j) or lat least one of (k) or (l))

[ ]      (j)        No additional conditions.

[ ]      (k)        The Participant is not a Highly Compensated Employee for the
                    Plan Year.  This Option (k) applies to:  (Choose (1) or (2))

         [ ]        (1)    All matching contributions.

         [ ]        (2)    Matching contributions described in Option(s) _______
                           of Adoption Agreement Section 3.01.

[x] (l) (Specify) (1) Excess matching contributions will be forfeited unless distributed pursuant to Section 14.08 or 14.09. (2) An employee who participates in the Jefferson Pilot Retirement Plan shall not share in an allocation of matching contributions.

         3.15       MORE THAN ONE PLAN LIMITATION.  If the provisions of Section
                    3.15 apply, the Excess Amount attributed to this Plan equals: (Choose (a), (b) or (c))

[ ]      (a)        The product of:

                    (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code ss.415), times

                                       20.

                    (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code ss.415).

[x]      (b)        The total Excess Amount.

[ ]      (c)        None of the Excess Amount.

         3.18       DEFINED BENEFIT PLAN LIMITATION.

Application of limitation.  The limitation under Section 3.18 of the Plan:
                                  (Choose (a) and (b))

[x] (a) Does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

[ ] (b)Applies to the Employer's Plan. To the extent necessary to satisfy the limitation under Section 3.18, the Employer will reduce:
                           (Choose (1) or (2))

         [  ]      (1) The  Participant's  projected annual benefit under the
                    defined   benefit   plan   under   which   the   Participant
                    participates.

         [  ]       (2)  Its  contribution  or  allocation  on  behalf  of the
                    Participant to the defined contribution plan under which the
                    Participant   participates  and  then,  if  necessary,   the
                    Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

[Note: If the Employer selected (a), the remaining options in this Section 3.18 do not apply to the Employer's Plan.]

Coordination with top heavy minimum allocation. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(B) of the Plan with the following modifications:
(Choose (c) or at least one of (d) or (e))

[ ]      (c)        No modifications.

[ ] (d) For Non-Key Employees participating only in this Plan, the top heavy minimum allocation is the minimum allocation described in Section 3.04(B) determined by substituting ___% (not less than 4%) for "3%, except: (Choose (i) or (ii))

         [ ]        (i)    No exceptions.

         [ ]        (ii)   Plan Years in which the top heavy ratio exceeds 90%.

[ ]      (e)        For Non-Key Employees also participating in the defined
                    benefit plan, the top heavy minimum is:  (Choose (1) or (2))

                                       21.

         [ ] (1) 5% of Compensation (as determined under Section 3.04(B or the Plan) irrespective of the contribution rate of any Key Employee, except: (Choose (i) or (ii))

                    [ ]    (i)      No exceptions.

                    [ ]    (ii)     Substituting "7 1/2%" for "5%" if the top
                    heavy ratio does not exceed 90%.

         [ ]        (2)    0%.  [Note:  The Employer may not select this
                    Option (2) unless the defined benefit plan satisfies the top heavy minimum benefit requirements of Code ss.416 for these Non-Key Employees.]

Actuarial Assumptions for Top Heavy Calculation. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan:
_________________________________________________.

If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code ss.416, the Employer must provide the appropriate provisions in an addendum to this Adoption Agreement.

                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS

         4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. The Plan:(Choose (a) or (b); (c) is available only with (b))

[x]      (a)        Does not permit Participant nondeductible contributions.

[ ]      (b)        Permits Participant nondeductible contributions, pursuant
         to Section 14.04 of the Plan.

[        ]  (c)  The  following  portion  of  the  Participant's   nondeductible
         contributions for the Plan year are mandatory contributions under Option (i)(3) of Adoption Agreement Section 3.01:
         (Choose (1) or (2))

         [ ]        (1)    The amount which is not less than: _________________.

         [ ]        (2)    The amount which is not greater than:  _____________.

Allocation   dates.   The  Advisory   Committee   will  allocate   nondeductible
contributions for each Plan Year as of the Accounting Date and the following additional allocation dates: (Choose (d) or (e))

[ ]      (d)        No other allocation dates.

[ ]      (e)        (Specify) _________________________________.

                                       22.

As of an allocation date, the Advisory Committee will credit all nondeductible contributions made for the relevant allocation period. Unless otherwise specified in (e), a nondeductible contribution relates to an allocation period only if actually made to the Trust no later than 30 days after that allocation period ends.

     4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Mandatory Contributions Account, if any, prior to his Separation from Service. (Choose (a) or at least one of (b) through (d))

[ ]      (a)        No distribution options prior to Separation from Service.

[ ]  (b)  The  same  distribution  options  applicable  to  the  Deferral
         Contributions Account prior to the Participant's Separation from Service, as elected in Adoption Agreement Section 6.03.

[ ]      (c)        Until he retires, the Participant has a continuing election to receive all or any portion of his Mandatory Contributions Account if: (Choose (1) or at least one of (2) through (4))

         [ ]        (1)    No conditions.

         [ ] (2) The mandatory contributions have accumulated for at least ____ Plan Years since the Plan Year for which contributed.

         [ ]        (3)    The Participant suspends making nondeductible
                    contributions for a period of ____ months.

         [ ]        (4)    (Specify) ___________________________________.

[ ]      (d)        (Specify) _______________________________________.


                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

         5.01       NORMAL RETIREMENT.  Normal Retirement Age under the Plan is:
                               (Choose (a) or (b))

[ ]      (a)        ____ [State age, but may not exceed age 65].

[x] (b) The later of the date the Participant attains 65 years of age or the 5th anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [The age selected may not exceed age 65 and the anniversary selected may not exceed the 5th.]

         5.02       PARTICIPANT DEATH OR DISABILITY. The 100% vesting rule under
         Section 5.02 of the Plan: (Choose (a) or choose one or both of (b) and (c))

                                       23.

[ ]      (a)        Does not apply.

[x]      (b)        Applies to death.

[x]      (c)        Applies to disability.

         5.03       VESTING SCHEDULE.

Deferral     Contributions      Account/Qualified     Matching     Contributions
Account/Qualified Nonelective Contributions Account/Mandatory Contributions Account. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions Account, has Qualified Matching Contributions Account, his Qualified Nonelective Contributions Account and in his Mandatory Contributions Account.

Regular Matching Contributions Account/Employer Contributions Account. With respect to a Participant's Regular Matching Contributions Account and Employer Contributions Account, the Employer elects the following vesting schedule:
(Choose (a) or (b); (c) and (d) are available only as additional options)

[ ] (a) Immediate vesting. 100% Nonforfeitable at all times. [Note: The Employer must elect Option (a) if the eligibility conditions under Adoption Agreement Section 2.01(c) require 2 years of service or more than 12 months of employment.]

[x]      (b)        Graduated Vesting Schedules.

                    Top Heavy Schedule                                     Non Top Heavy Schedule
                         (Mandatory)                                                  (Optional)


          Years of                   Nonforfeitable                   Years of                   Nonforfeitable
           Service                     Percentage                      Service                     Percentage
           -------                     ----------                      -------                     ----------
         Less than 1                       0%                        Less than 1                       0%
              1                            0%                             1                            0%
              2                            20%                            2                            0%
              3                            50%                            3                            50%
              4                            75%                            4                            75%
              5                           100%                            5                           100%
          6 or more                       100%                            6                           100%
                                                                      7 or more                       100%

[ ] (c) Special vesting election for Regular Matching Contributions Account. In lieu of the election under Options (a) or (b), the Employer elects the
     following   vesting   schedule  for  a   Participant's   Regular   Matching
     Contributions Account: (Choose (1) or (2))

         [ ]        (1)    100% Nonforfeitable at all times.

                                       24.

     [ ] (2) In accordance with the besting schedule described in the addendum of this Adoption Agreement, numbered 5.03(c). [Note: If the Employer elects this Option (c)(2), the addendum must designate the applicable vesting schedule(s) using the same format as used in Option
          (b).]

[Note: Under Options (b) and (c)(2), the Employer must complete a Top Heavy Schedule which satisfied Code ss.416. The Employer, at its option, may complete a Non Top Heavy Schedule. The Non Top Heavy Schedule must satisfy Code ss.411(a)(2). Also see Section 7.05 of the Plan.]

[x] (d) The Top Heavy Schedule under Option (b) (and, if applicable, under Option (c)(2)) applies: (Choose (1) or (2)

         [ ]  (1)    Only in a Plan Year for which the Plan is top heavy.

         [x] (2) In the Plan Year for which the Plan first is top heavy and then in all subsequent Plan Years. [Note: The Employer may not elect Option (d) unless it has completed a Non Top Heavy Schedule.]

Minimum vesting.  (Choose (e) or (f))

[x]      (e)        The Plan does not apply a minimum vesting rule.

[ ] (f) A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $__________ or his entire Accrued Benefit, even if the application of a graduated vesting schedule under Options (b) or
         (c) would result in a smaller Nonforfeitable Accrued Benefit.

Life Insurance Investments. The Participant's Accrued Benefit attributable to insurance contracts purchased on his behalf under Article XI is: (Choose (g) or (h))

[N/A ]   (g)      Subject to the vesting election under Options (a), (b) or (c).

[ ] (h) 100% Nonforfeitable at all times, irrespective of the vesting election under Options (b) or (c)(2).

         5.04       CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED
PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT. The deemed cash-out rule described in Section 5.04(C) of the Plan: (Choose (a) or (b))

[ ]      (a)        Does not apply.

[x] (b) Will apply to determine the timing of forfeitures for 0% vested Participants. A Participant is not a 0% vested Participant if he has a Deferral Contributions Account.

         5.06       YEAR OF SERVICE - VESTING.


                                       25.

Vesting computation period. The Plan measures a Year of Service on the basis of the following 12 consecutive month periods: (Choose (a) or (b))

[x]      (a)        Plan Years.

[ ] (b) Employment Years. An Employment year is the 12 consecutive month period measured from the Employee's Employment Commencement Date and each successive 12 consecutive month period measured from each anniversary of that Employment Commencement Date.

Hours of Service. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is: (Choose (c) or (d))

[x]      (c)        1,000 Hours of Service.

[ ] (d) _____ Hours of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

     5.08 INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically excludes the following Years of Service: (Choose (a) or at least one of (b) through (e))

[    ] (a) None other than as specified in Section 5.08(a) of the Plan.

[    ] (b) Any Year of Service before the Participant attained the age of _____.
     Note: The age selected may not exceed age 18.]

[ ] (c) Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

[x] (d) Any Year of Service before a Break in service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break. This exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Break in Service. Furthermore, the aggregate number of Years of Service before a Break in Service do not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

[ ] (e) Any Year of Service earned prior to the effective date of ERISA if the Plan would have disregarded that Year of Service on account of an Employee's Separation from Service under a Plan provision in effect and adopted before January 1, 1974.


                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENTS OF BENEFITS


                                      26.

Code ss.411(d)(6) Protected Benefits. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefits. To the extent the elections would eliminate a Code ss.411(d)(6) protected benefit, see Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adopt date or the Effective Date of this Adoption Agreement.

         6.01       TIME OF PAYMENT OF ACCRUED BENEFIT.

Distribution date. A distribution date under the Plan means any day of the Plan Year. [Note: The Employer must specify the appropriate date(s). The specified distribution dates primarily establish annuity starting dates and the notice and consent periods prescribed by the Plan. The Plan allows the Trustee an administratively practicable period of time to make the actual distribution relating to a particular distribution date.]

Nonforfeitable Accrued Benefit Not Exceeding $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceed $3,500 is: (Choose (a), (b), (c), (d) or (e))

[    ] (a)  ________________________________________________________________  of
     the   ____________________Plan   Year  beginning  after  the  Participant's
     Separation from Service.

[x] (b) as soon as administratively feasible following receipt by the Trustee of the last Participant deposit following the Participant's Separation form Service.

[    ] (c)  ________________________________________________________________  of
     the Plan Year after the Participant incurs ____ Break(s) in Service (as defined in Article V).

[ ] (d) ______________________________following the Participant's attainment of Normal Retirement Age, but not earlier than ___________ days following his Separation from Service.

[    ] (e) (Specify) ___________________________________________.

Nonforfeitable Accrued benefit Exceeds $3,500. See the elections under Section 6.03.

Disability.  The distribution date, subject to Section  6.01(A)(3),  is: (Choose
(f), (g) or (h))

[    ] (f) __________________________________________________________  after the
     Participant terminates employment because of disability.

[x] (g) The same as if the Participant had terminated employment without disability.

[    ] (h) (Specify) ___________________________________________.


                                       27.

Hardship.  (Choose (i) or (j))

[x] (i) The Plan does not permit a hardship distribution to a Participant who has separated from Service.

[ ] (j) The Plan permits a hardship distribution to a Participant who has separated from Service in accordance with the hardship distribution policy stated in: (Choose (1), (2) or (3))

     [    ] (1) Section 6.01(A)(4) of the Plan.

     [    ] (2) Section 14.11 of the Plan.

     [    ] (3) The addendum to this Adoption Agreement, numbered Section 6.01.

Default on a Loan. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan: (Choose (k), (l) or (m))

[x] (k) Treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account, Qualified Matching Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the Participant has separated from Service or unless the Participant has attained age 59 1/2.

[ ] (l) Does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or
     Section 6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

[    ] (m) (Specify) __________________________________________.

     6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. The Advisory Committee will apply Section 6.02 of the Plan with the following modifications: (Choose (a) or at least one of (b), (c), (d) and (e))

[    ] (a) No modifications.

[    ] (b)  Except  as  required  under  Section  6.01 of the  Plan,  a lump sum
     distribution                is                not                available:
     _________________________________________________________________.

[x]  (c) An installment distribution: (Choose (1) or at least one of (2) or (3))

     [    ] (1) Is not available under the Plan.


                                       28.

          [ ] (2) May not exceed the lesser of ________ years or the maximum period permitted under Section 6.02.

          [x] (3) (Specify) is not available for account balances which accrued prior to May 15, 1990.

[    ]   (d)   The    Plan    permits    the    following    annuity    options:
     __________________________.

          Any Participant who elects a life annuity option is subject to the requirements of Sections 6.04(A), (B), (C) and (D) of the Plan. See
          Section 6.04(E). [Note: The Employer may specify additional annuity options in an addendum to this Adoption Agreement, numbered 6.02(d).]

[ ] (e) If the Plan invests in qualifying Employer securities, as described in Section 10.03(F), a Participant eligible to elect distribution under
     Section 6.03 may elect to receive that distribution in Employer securities only in accordance with the provisions of the addendum to this Adoption Agreement, numbered 6.02(e).

         6.03       BENEFIT PAYMENT ELECTIONS.

Participant Elections After Separation from Service. A Participant who is eligible to make distribution elections under Section 6.03 of the Play may elect to commence distribution of his Nonforfeitable Accrued Benefit: (Choose at least one of (a) through (c))

[    ]   (a)   As   of   any   distribution   date,   but   not   earlier   than
     __________________________  of the ______________ Plan year beginning after the Participant's Separation from Service.

[x] (b) As of the following date(s): (Choose at least one of Options (1) through (6))

     [ ] (1) Any distribution date after the close of the Plan Year in which the Participant attains Normal Retirement Age.

     [x] (2) Any distribution date following his Separation from Service with the Employer.

     [ ] (3) Any distribution date in the _____________ Plan Year(s) beginning after his Separation from Service.

     [ ] (4) Any distribution date in the Plan Year after the Participant incurs ________ Break(s) in Service (as defined in Article V).

     [ ] (5) Any distribution date following attainment of age _______ and completion of at least _______ Years of Service (as defined in Article
          V).

     [    ] (6) (Specify) ___________________________________________.


                                       29.

[    ] (c) (Specify) _________________________________________________.

     The  distribution  events  described in the election(s)  made under Options
(a), (b) or (c) apply equally to all Accounts maintained for the Participant unless otherwise specified in Option (c).

Participant Elections Prior to Separation from Service - Regular Matching Contributions Account and Employer Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Regular Matching Contributions Account and Employer contributions Account prior to his Separation from Service: (Choose (d) or at least one of (e) through (h))

[    ] (d) No distribution options prior to Separation from Service.

[x] (e) Attainment of Specified Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable interest in these Accounts after he attains: (Choose (1) or (2))

     [    ] (1) Normal Retirement Age.

     [x] (2) 59 1/2 years of age and is at least 100% vested in these Accounts. [Note: If the percentage is less than 100%, see the special vesting formula in Section 5.03.]

[ ] (f) After a participant has participated in the Plan for a period of not less than _____ years and he is 100% vested in these Accounts, until he retires, the Participant has a continuing election to receive all or any portion of the Accounts. [Note: The number in the blank space may not be less than 5.].

[x] (g) Hardship. A Participant may elect a hardship distribution prior to his Separation from Service in accordance with the hardship distribution policy: (Choose (1), (2) or (3); (4) is available only as an additional option)

     [    ] (1) Under Section 6.01(A)(4) of the Plan.

     [x]  (2) Under Section 14.11 of the Plan.

     [    ] (3) Provided in the addendum to this  Adoption  Agreement,  numbered
          Section 6.03.

     [ ] (4) In no event may a participant receive a hardship distribution before he is at least ______% vested in thee Accounts. [Note: If the percentage in the blank is less than 100%, see the special vesting formula in Section 5.03.].

[  ]     (h)   (Specify)______________________.

[Note: The Employer may use an addendum, numbered 6.03, to provide additional language authorized Options (b) (6), (c), (g)(3) or (h) of this Adoption Agreement Section 6.03.]

                                       30.

Participant elections Prior to Separation from Service - Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a participant's Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account prior to his Separation from Service: (Choose (i) or at least one of (j) through (l)

[    ] (i) No distribution options prior to Separation from Service.

[x] (j) Until he retires, the participant has a continuing election to receive all or any portion of these Accounts after he attains: (Choose (1) or (2))

     [    ] (1) The later of Normal Retirement Age or age 59 1/2.

     [x]  (2) Age 59 1/2 (at least 59 1/2).

[x] (k) Hardship. A Participant, prior to this Separation from Service, may elect a hardship distribution from his Deferral Contributions Account in accordance with the hardship distribution policy under Section 14.11 of the Plan.

[ ] (1) (Specify) . [Note: Option (1) may not permit in service distributions prior to age 59 1/2 (other than hardship) and may not modify the hardship policy described in Section 14.11.)

Sale of trade or business/subsidiary. If the Employer sells substantially all of the assets (within the meaning of Code ss.409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for distribution from his Deferral Contributions Account, Qualified Matching Contributions Account and qualified Nonelective Contributions Account: (Choose (m) or (n))

[ ] (m) Only ad described in this Adoption Agreement Section 6.03 for distributions prior to Separation from Service.

[x] (n) As if he has a Separation from Service. After March 31,1988, a distribution authorized solely by reason of this Option (n) must constitute a lump sum distribution, determined in a manner consistent with Code ss.401(k)(10) and the applicable Treasury regulations.

         6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The annuity distribution requirements of Section 6.04 (Choose (a) or (b))

[x] (a) Apply only to a Participant described in Section 604(E) of the Plan (relating to the profit sharing exception to the joint and survivor requirements).

[    ] (b) Apply only to all Participants.



                                       31.

                                   ARTICLE IX
       ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

         9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account and other than a corrective distribution described in Sections 14.07, 14.08, 14.09 or 14.10 of the Plan) occurs more than 90 days after the most recent valuation date, the distribution will include interest at: (Choose (a), (b) or (c))

[x]  (a) 0% per annum. [Note: The percentage may equal 0%.]

[ ] (b) The 90 day Treasury bill rate in effect at the beginning of the current valuation period.

[    ] (c) (Specify) .

         9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. Pursuant to Section 14.12, to determine the allocation of net income, gain or loss: (complete only those items, if any, which are applicable to the Employer's
Plan).

[x]  (a) For  salary  reduction  contributions,  the  Advisory  Committee  will:
     (Choose (1), (2),(3), (4) or (5)

     [    ] (1) Apply Section 9.11 without modification.

     [    ] (2) Use the segregated account approach described in Section 14.12.

     [ ] (3) Use the weighted average method described in Section 14.12, based on a __________ weighting period.

     [ ] (4) Treat as part of the relevant Account at the beginning of the valuation period ____% of the salary reduction contributions: (Choose
          (i) or (ii))

          [    ] (i) made during that valuation period.

          [    ]    (ii)    made    by    the    following    specified    time:
               _______________________.

[x] (5) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(a).

[x]  (b) For matching  contributions,  the Advisory Committee will: (Choose (1),
     (2), (3) or (4))

     [ ] (1) Apply Section 9.11 without modification. [ ] (2) Use the weighted average method described in Section 14.12, based on a ____________ weighted period.


                                       32.

     [ ] (3) Treat as part of the relevant Account at the beginning of the valuation period _____% of the matching contributions allocated during the valuation period.

     [x] (4) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(b).

[ ] (c) For Participant nondeductible contributions, the Advisory Committee will: (Choose (1), (2), (3), (4) or (5))

     [    ] (1) Apply Section 9.11 without modification.

     [    ] (2) Use the segregated account approach described in Section 14.12.

     [ ] (3) Use the weighted average method described in Section 14.12, based on a
                  _____________ weighting period.

     [    ] (4) Treat as part of the  relevant  Account at the  beginning of the
          valuation   period   ______%   of   the   Participant    nondeductible
          contributions: (Choose (i) or (ii))

          [    ] (i) made during that valuation period.

          [    ] (ii) made by the following specified time: .

     [ ] (r) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(c).


                                    ARTICLE X
                    TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

         10.03 INVESTMENT POWERS. Pursuant to Section 10.03[F] of the plan, the aggregated investments in qualifying Employer securities and in qualifying Employer real property: (Choose (a) or (b))

[    ] (a) May not exceed 10% of Plan assets.

[x] (b) May not exceed 100% of Plan assets. [Note: the percentage may not exceed 100%.]

     10.04 VALUATION OF TRUST. In addition to each Accounting Date, the Trustee must value the Trust Fund on the following valuation date(s): (Choose (a) or (b))

[    ] (a) No other mandatory valuation dates.

     (b) (Specify) any day of the Plan Year upon which assets may be purchased or sold, commonly referred to as "Daily" accounting.


                                       33.

                             EFFECTIVE DATE ADDENDUM
                              (Restated Plans Only)

         The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following special effective dates apply: (Choose whichever elections apply)

[ ] (a) Compensation definition. The Compensation definition of Section 1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after _____________. [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executed this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986, if applicable.]

[ ] (b) Eligibility conditions. The eligibility conditions specified in Adoption Agreement Section 2.01 are effective for Plan Years beginning after _________________.

[ ] (c) Suspension of Years of Service. The suspension of Years of Service rule elected under Adoption Agreement Section 1.03 is effective for Plan Years beginning after ----------------.

[ ] (d) Contribution/allocation formula. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under Adoption Agreement Section 3.04 is effective for Plan Years beginning after _________________.

[ ] (e) Accrual requirements. The accrual requirements of Section 3.06 are effective for
         Plan Years beginning after ___________________.

[ ] (f) Employment condition. The employment condition of Section 3.06 is effective for
         Plan Years beginning after ___________________.

[ ] (g) Elimination of Net Profits. The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after ___________________. [Note: The date specified may not be earlier than December 31, 1985].

[ ] (h) Vesting Schedule. The special allocation provisions elected under Adoption Agreement Section 9.11 are effective for Plan Years beginning after ___________________.

[ ] (i) Allocation of Earnings. The special allocation provisions elected under Adoption Agreement Section 9.11 are effective for Plan Years beginning after _______________.

[ ] (j) (Specify) (1) Valuation of Trust. The valuation provision selected under Adoption Agreement Section 10.14 are effective on the date assets are transferred to the AVE$TA system. (2) Allocation of Earning. The Special allocation provisions elected under Adoption Agreement Section 9.11 are effective the date assets are transferred to the AVE$TA system. (3) Trustee. The trustee provision selected under Adoption Agreement

                                       34.

         Section 1.02 will be effective on the date assets are transferred to the AVE$TA system. (4) Contribution/Allocation Formula. The contribution formula elected under Adoption Agreement 3.01 and the method of allocation elected under Adoption Agreement Section 3.04 is effective April 1, 1996.

         For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements.

                                       35.

                                 Execution Page

         The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Master Plan and trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this ________________ day of ___________________, 199_.

Name and EIN of Employer: _________________________________________

Signed: __________________________________________________________________

Name(s) of Trustee: _______________________________________

Signed:  _____________________________________________________________

         ---------------------------------------------------------------


Name of Custodian: ____________________________________________________

Signed:_______________________________________________________________

[Note: A Trustee is mandatory, but a Custodian is optional. See Section 10.03 of the Plan.]

Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 001.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Master Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph.

Master Plan Sponsor. The Master Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of any amendment of this Master Plan or of any abandonment or discontinuance by the Master Plan Sponsor of its maintenance of this Master Plan. For inquiries regarding the adoption of the Master Plan, the Master Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Master Plan Sponsor, please contact the Master Plan Sponsor at the following address and telephone Number: P.O. Box 2558, AVE$TA Division, Houston Texas 77252-8432 (713) 750-7906.

Reliance on Opinion Letter. The Employer may not rely on the Master Plan Sponsor's opinion letter covering this Adoption Agreement. For reliance on the Plan's qualification, the Employer must obtain a determination letter from the applicable IRS Key District office.

                                       36.

                                       N/A

                             PARTICIPATION AGREEMENT
         For Participation by Related Group Members (Plan Section 1.30)

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Master Plan as made by ________________________ the Signatory Employer to the Execution Page of the Adoption Agreement.

     1. The Effective Date of the undersigned Employer's participation in the designated Plan is: ________________

     2. The undersigned Employer's adoption of this Plan constitutes:

[    ] (a) The adoption of a new plan by the participating Employer.

[ ] (b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as _____________________________, and having an original effective date of _____________.

     Dated this ____________ day of ________________, 19__.

          Name    of    Participating    Employer:    __________________________
          __________________________________________________________________

          Signed: _____________________________

          Participating Employer's EIN: __________

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

                                  Name of Signatory Employer: _________________

Accepted:  _________________
                  [Date]          Signed ______________________________________

                                  Name(s) of Trustee: _________________________

Accepted:  _________________
                  [Date]          Signed ______________________________________

          [Note:   Each   Participating   Employer   must   execute  a  separate
          Participation Agreement. See The Execution Page of the Adoption Agreement for important Master Plan information.]


                                       37.

                                Addendum 5.03(A)
                             Adoption Agreement #011
               Nonstandardized Code ss.401(k) Profit Sharing Plan


In lieu of the special vesting formula used in Section 503(A), to determine the Participant's Nonforfeitable Accrued Benefit derived from Employer contributions, the Advisory Committee will use the following formula: P(AB+D)-D.

To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived Accrued Benefit at the relevant time and "D" is the amount of the earlier distribution.


                                       38.

                                  Addendum 9.11
                             Adoption Agreement #011
               Nonstandardized Code ss.401(k) Profit Sharing Plan



Section 9.11(a)(5) and (b)(4) apply with the following modifications:

Participants shall not be entitled to share in any earnings allocated after payment of the entire vested balance except to the extent the funds were advanced from the participant's account at the time of payment.

Contributions received in an account subsequent to the distribution of the total vested balance shall be entitled to earnings until the vested balance is distributed.

                                       39.

                              Addendum 10.03 [B] To
                             Adoption Agreement #011
               Nonstandardized Code ss.401(k) Profit Sharing Plan


Funds held in the AVESTA Trust may be made available to Participants for Direction of Investments. Initially the funds available for investment will be:

         AVESTA Money Market Fund
         Dreyfus 100% U S Treasury Intermediate Term Fund, L.P.
         Federated Stock and Bond
         Federated Max-Cap Fund Institutional Class
         Franklin Small Cap Growth Fund
         Mylan Laboratories Common Stock

The Plan Administrator may designate additional funds, including AVESTA Trust Funds, or discontinue any such funds by delivery of written instruction to the Trustee.

Any account balances held by the Trust which have not been directed by the Participant will be invested in the AVESTA Money Market Fund.


                                       40.

                              Addendum 6.01(e4) To
                             Adoption Agreement #011
               Nonstandardized Code ss.401(k) Profit Sharing Plan

The following additional provisions concerning qualifying employer securities are included as part of the Adoption Agreement completed by Bertek Pharmaceuticals Inc. ("Employer"), in accordance with Section 6.02(e) of the Adoption Agreement:

(1) Establishment of Mylan Laboratories Corporation Common Stock Fund. The investment options in Section 10.03[F] of the Plan include the ability to invest in "qualifying employer securities", as defined in Section 407(d)(5) ERISA, which specifically includes share ("Share") of common stock of Mylan Laboratories Inc., a Pennsylvania corporation ("Mylan Laboratories Common Stock"). Texas Commerce Bank National Association ("Trustee") is expressly authorized to invest so much of the Trust Fund (up to 50% thereof as provided in Section 10.03 of the Adoption Agreement) in Mylan Laboratories Common Stock as is necessary to invest Participant Account balances in Mylan Laboratories Common Stock as is necessary to invest Participant Account balances in Mylan Laboratories Common Stock in accordance with the directions of the Participants under Section 10.03[B] of the Plan.

(2) Dividends and Income. All cash dividends, stock dividends, stock splits received by the Trustee with respect to Mylan Laboratories Common Stock previously credited to a Participant's Account shall be credited to that Account upon receipt by the Trustee. All cash dividends will be used to purchase shared of Mylan Laboratories Common Stock.

(3) Purchases and Sales of Common Stock. Except as provided below with respect to matching purchases and sales, all purchases and sales of Mylan Laboratories Common Stock shall be on the open market, unless other arrangements are mutually agreed upon in writing by the Employer and the Trustee. Such purchases and sales of Mylan Laboratories Common Stock shall be made in accordance with the following rules:

          (a) In making purchases of Mylan Laboratories Common Stock on the open market, the Trustee shall execute the purchases or sales of Shares as soon as reasonably possible following the receipt of instructions from the Participant, and shall do so, in so far as reasonably possible, in the same manner for all participant's similarly situated. The Trustee shall determine, in its sole discretion (but in so far as reasonably possible, treating all participants similarly situated in the same manner) the average price assigned to shared of Mylan Laboratories Common Stock purchased in the "pricing period" during which such sale or purchase occurs.

         (b) The Trustee may, in its discretion, make separate trades or may match the pending purchase and sale orders and only execute the "net" purchase or sale. The Price of such "net" transaction (or the average price assigned as provided in (a) if applicable) shall be deemed to be the price paid or obtained for the Shares which are netted. The

                                       41.

                  Trustee shall take any action that is deems to be necessary or appropriate to ensure to the extent, if any, necessary to comply with applicable law that there is payment of no more, or receipt of no less, than "adequate consideration" (as that term is defined in Section 3(19) of ERISA and regulations or other guidance issued thereunder by the appropriate governmental authority) on the date of the transaction (as determined by the Trustee) in the case of the purchase or sale of Mylan Laboratories Common Stock.

         (c) Any brokerage commissions, transfer fees and other similar expenses actually incurred in any such sale or purchase shall be equitably allocated among the Shares purchased and sold (including, without limitation, Shares which are netted) during such pricing period.

         (d) Purchases shall be made only in full Shares. Any cash allocated to a Participant's Mylan Laboratories Common Stock Account which is not so invested shall be invested in a money market fund within a reasonable time of its receipt.

         (e) It shall be the responsibility of the Employer to insure that the Plan is registered under the Federal Securities Act of 1933, and no purchase of Shares will be made if the Trustee knows such registration is not in effect.

4. Voting and Tender of Shares. The right to vote ("Voting Rights") and the right to tender ("Tender Rights") Shares allocated to a participant's Account(s) shall be passed through to such Participant. The Company may appoint an agent, (hereinafter "Designated Agent") who shall be responsible for soliciting and tabulating proxies and tenders from Plan Participants or, in the absence of any such appointment, the Trustee shall perform such functions (future references shall, for convenience, assume a Designated Agent has been appointed). The Trustee shall provide Participant data required for such solicitation via magnetic media to the Designated Agent, to the extent the Participant account records contain the information required. Such information includes, but is not limited to: Participant name, Participant social security number, number of Mylan Laboratories Common Stock shares held on the record date, and Participant mailing address. The Employer will provide the same information and materials to the Designated Agent (and to the Trustee for its records) for distribution to Plan Participants as is provided to other holders of Mylan Laboratories Common Stock, and the Designated Agent shall certify to the Trustee that all such materials have been mailed or otherwise sent to all Participants. The results of the participant's exercise of his Voting Rights or his Tender Rights will be provided by the Designated Agent to the Trustee in time for the Trustee to vote or tender (as the case may be) the shares in accordance with Participants' instructions.

     In the absence of the exercise of his Voting Rights or his Tender Rights shares held in a Participant's Account(s) shall not be voted or tendered (as the case may be) by the Trustee.

                                       42.

         Shares held in the Trust other than in Participant's Account(s) shall not be voted or tender by the Trustee except at the specific written direction of the Employer.

         Participant voting instructions may be transmitted in any reasonable form agreed upon by the Trustee and the Designated Agent.

(5) The Trustee and the Designated Agent shall act with respect to all matters relating to the exercise of Voting Rights and Tender Rights in such a way as to reasonably insure that there is no disclosure to the Employer or a related party of a Participant's vote or of acceptance of a tender offer. Notwithstanding the foregoing, unless otherwise advised in writing by the representative of the Employer responsible for working with the Trustee and Designated Agent to maintain confidentiality, and the Trustee may furnish the Employer with information relation to the overall purchase, sale, voting, tender or similar matter relating to all of the Shares held by the Trustee so long as such information does not identify, and cannot be reasonably anticipated as identifying the actions of any specific Participant with respect to such Shares.

         Without limiting the generality of the foregoing, the Designated Agent shall establish procedures for the exercise of Tender Rights which will insure that a Participant who has directed any Designated Agent to tender or withhold from tender any or all of the shares may, at any time prior to the tender offer withdrawal deadline, instruct the Designated Agent to withdraw or tender, and the Designated Agent shall withdraw or tender such shares prior to the tender offer tender or withdrawal deadline. A Participant shall not be limited as to the number of instructions to tender or withdraw that the Participant may give to the Designated Agent.

(6)      Distribution  of  Accrued  Benefits.  The  portion  of a  Participant's
         Accrued  Benefit  payable  under  Article  VI  (other  than a  Hardship
         Withdrawal, which shall always be distributed in cash) shall be distributed entirely in cash or entirely by delivery of shares as directed by the Participant. In the event the Participant directs a distribution in cash, the Trustee shall sell the Shares allocated to his Account as near as reasonably possible (as determined under a uniform procedure designed to treat Participants similarly situated in a similar manner) to the date of distribution.

(7) Account Realignment. Participants may realign account investments at any time, including, without limitation, the Mylan Laboratories Common Stock Account.

         Partial Account Liquidation. All in-service account liquidations, for such events as withdrawals, fee payments, or participant loans, shall be pro rata, across all funds in the source of sources liquidated including, without limitation, the Mylan Laboratories Common Stock.



                                       43.

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                        DEFINED CONTRIBUTION MASTER PLAN

                                       AND

                                 TRUST AGREEMENT

                                             Defined Contribution Master Plan

                                TABLE OF CONTENTS

ALPHABETICAL LISTING OF DEFINITIONS.......................iv

ARTICLE I, DEFINITIONS
      1.01  Employer ...................................1.01
      1.02  Trustee ....................................1.01
      1.03  Plan .......................................1.01
      1.04  Adoption Agreement .........................1.01
      1.05  Plan Administrator .........................1.01
      1.06  Advisory Committee .........................1.02
      1.07  Employee ...................................1.02
      1.08  Self-Employed Individual/
            Owner-Employee .............................1.02
      1.09  Highly Compensated Employee ................1.02
      1.10  Participant ................................1.03
      1.11  Beneficiary ................................1.03
      1.12  Compensation ...............................1.03
      1.13  Earned Income ..............................1.05
      1.14  Account ....................................1.05
      1.15  Accrued Benefit ............................1.05
      1.16  Nonforfeitable .............................1.05
      1.17  Plan Year/Limitation Year ..................1.05
      1.18  Effective Date .............................1.05
      1.19  Plan Entry Date ............................1.05
      1.20  Accounting Date ............................1.06
      1.21  Trust ......................................1.06
      1.22  Trust Fund .................................1.06
      1.23  Nontransferable Annuity ....................1.06
      1.24  ERISA ......................................1.06
      1.25  Code .......................................1.06
      1.26  Service ....................................1.06
      1.27  Hour of Service ............................1.06
      1.28  Disability .................................1.07
      1.29  Service for Predecessor Employer ...........1.07
      1.30  Related Employers ..........................1.08
      1.31  Leased Employees ...........................1.08
      1.32  Special Rules for Owner-Employees ..........1.09
      1.33  Determination of Top Heavy Status ..........1.09
      1.34  Paired Plans ...............................1.11
      1.35  Retirement Investment Trust ................1.11
ARTICLE II, EMPLOYEE PARTICIPANTS
      2.01  Eligibility ................................2.01
      2.02  Year of Service - Participation ............2.01
      2.03  Break in Service - Participation ...........2.01
      2.04  Participation upon Re-employment ...........2.01
      2.05  Change in Employee Status ..................2.02
      2.06  Election Not to Participate ................2.02
ARTICLE III, EMPLOYER CONTRIBUTIONS AND
FORFEITURES
      3.01  Amount .....................................3.01
      3.02  Determination of Contribution ..............3.01
      3.03  Time of Payment of Contribution ............3.01
      3.04  Contribution Allocation ....................3.01
      3.05  Forfeiture Allocation ......................3.03
      3.06  Accrual of Benefit .........................3.03
      3.07 - 3.16 Limitations on Allocations ...........3.05
      3.17  Special Allocation Limitation ..............3.07
      3.18  Defined Benefit Plan Limitation ............3.07
      3.19  Definitions - Article III ..................3.07
ARTICLE IV, PARTICIPANT CONTRIBUTIONS
      4.01  Participant Nondeductible
            Contributions ..............................4.01
      4.02  Participant Deductible Contributions .......4.01
      4.03  Participant Rollover Contributions .........4.01
      4.04  Participant Contribution -
            Forfeitability .............................4.02
      4.05  Participant Contribution -
            Withdrawal/Distribution ....................4.02
      4.06  Participant Contribution -
            Accrued Benefit ............................4.02
ARTICLE V, TERMINATION OF SERVICE -
PARTICIPANT VESTING
      5.01  Normal Retirement Age ......................5.01
      5.02  Participant Disability or Death ............5.01
      5.03  Vesting Schedule ...........................5.01
      5.04  Cash-out Distributions to Partially -
            Vested Participants/Restoration of
            Forfeited Accrued Benefit ..................5.01
      5.05  Segregated Account for Repaid
            Amount .....................................5.03
      5.06  Year of Service - Vesting ..................5.03
      5.07  Break in Service - Vesting .................5.03
      5.08  Included Years of Service - Vesting ........5.03
      5.09  Forfeiture Occurs ..........................5.03
ARTICLE VI, TIME AND METHOD OF PAYMENT
OF BENEFITS
      6.01  Time of Payment of Accrued Benefit .........6.01
      6.02  Method of Payment of Accrued Benefit .......6.02
      6.03  Benefit Payment Elections ..................6.04
      6.04  Annuity Distributions to Participants
            and Surviving Spouses ......................6.06
      6.05  Waiver Election - Qualified Joint
            and Survivor Annuity .......................6.07
      6.06  Waiver Election - Preretirement
            Survivor Annuity ...........................6.08
      6.07  Distributions Under Domestic
            Relations Orders ...........................6.08
ARTICLE VII, EMPLOYER ADMINISTRATIVE
PROVISIONS
      7.01  Information to Committee ...................7.01
      7.02  No Liability ...............................7.01
      7.03  Indemnity of Certain Fiduciaries ...........7.01
      7.04  Employer Direction of Investment ...........7.02
      7.05  Amendment to Vesting Schedule ..............7.02
ARTICLE VIII, PARTICIPANT ADMINISTRATIVE
PROVISIONS
      8.02  Beneficiary Designation.....................8.01
      8.02  No Beneficiary Designation/Death
            of Beneficiary..............................8.01

                                              Defined Contribution Master Plan

                                TABLE OF CONTENTS

      8.03  Personal Data to Committee...........................8.02
      8.04  Address for Notification.............................8.02
      8.05  Assignment or Alienation.............................8.02
      8.06  Notice of Change in Terms............................8.02
      8.07  Litigation Against the Trust.........................8.02
      8.08  Information Available................................8.02
      8.09  Appeal Procedure for Denial
            of Benefits..........................................8.02
      8.10  Participant Direction of Investment..................8.03
ARTICLE IX, ADVISORY COMMITTEE - DUTIES
WITH RESPECT TO PARTICIPANTS' ACCOUNTS
      9.01  Members' Compensation, Expenses......................9.01
      9.02  Term.................................................9.01
      9.03  Powers...............................................9.01
      9.04  General..............................................9.01
      9.05  Funding Policy.......................................9.02
      9.06  Manner of Action.....................................9.02
      9.07  Authorized Representative............................9.02
      9.08  Interested Member....................................9.02
      9.09  Individual Accounts..................................9.02
      9.10  Value of Participant's Accrued Benefit...............9.02
      9.11  Allocation and Distribution of Net
            Income Gain or Loss..................................9.03
      9.12  Individual Statement.................................9.03
      9.13  Account Charged......................................9.03
      9.14  Unclaimed Account Procedure..........................9.04
ARTICLE X, TRUSTEE AND CUSTODIAN, POWERS
AND DUTIES
      10.01 Acceptance..........................................10.01
      10.02 Receipt of Contributions............................10.01
      10.03 Investment Powers...................................10.01
      10.04 Records and Statements..............................10.06
      10.05 Fees and Expenses from Fund.........................10.06
      10.06 Parties to Litigation...............................10.07
      10.07 Professional Agents.................................10.07
      10.08 Distribution of Cash or Property....................10.07
      10.09 Distribution Directions.............................10.07
      10.10 Third Party/Multiple Trustees.......................10.07
      10.11 Resignation.........................................10.07
      10.12 Removal.............................................10.08
      10.13 Interim Duties and Successor Trustee................10.08
      10.14 Valuation of Trust..................................10.08
      10.15 Limitation on Liability - If Investment
            Manager, Ancillary Trustee or
            Independent Fiduciary Appointed.....................10.08
      10.16 Investment in Group Trust Fund......................10.08
      10.17 Appointment of Ancillary Trustee
            or Independent Fiduciary............................10.09
      10.18 Evidence of Action by Advisory
            Committee...........................................10.09
      10.19 Allocation of Responsibilities
            Among Fiduciaries...................................10.10
      10.20 Special Provisions Regarding
            Retirement Investment Trusts........................10.10
ARTICLE XI, PROVISIONS RELATING TO
INSURANCE AND INSURANCE COMPANY
      11.01 Insurance Benefits..................................11.01
      11.02 Limitation on Life Insurance
            Protection..........................................11.01
      11.03 Definitions.........................................11.02
      11.04 Dividend Plan.......................................11.02
      11.05 Insurance Company Not a Party
            to Agreement........................................11.02
      11.06 Insurance Company Not
            Responsible for Trustee's Actions...................11.03
      11.07 Insurance Company Reliance
            on Trustee's Signature..............................11.03
      11.08 Acquittance.........................................11.03
      11.09 Duties of Insurance Company.........................11.03
ARTICLE XII, MISCELLANEOUS
      12.01 Evidence............................................12.01
      12.02 No Responsibility for Employer
            Action..............................................12.01
      12.03 Fiduciaries Not Insurers............................12.01
      12.04 Waiver of Notice....................................12.01
      12.05 Successors..........................................12.01
      12.06 Word Usage..........................................12.01
      12.07 State Law...........................................12.01
      12.08 Employer's Right to Participate.....................12.01
      12.09 Employment Not Guaranteed...........................12.02
ARTICLE XIII, EXCLUSIVE BENEFIT,
AMENDMENT, TERMINATION
      13.01 Exclusive Benefit...................................13.01
      13.02 Amendment by Employer...............................13.01
      13.03 Amendment by Master Plan Sponsor....................13.02
      13.04 Discontinuance......................................13.02
      13.05 Full Vesting on Termination.........................13.02
      13.06 Merger/Direct Transfer..............................13.02
      13.07 Termination.........................................13.03
ARTICLE XIV, CODE ss.401(k) AND CODE ss.401(m)
ARRANGEMENTS
      14.01 Application.........................................14.01
      14.02 Code ss.401(k) Arrangement............................14.01
      14.03 Definitions.........................................14.01
      14.04 Matching Contributions/
            Employee Contributions..............................14.03
      14.05 Time of Payment of Contributions....................14.04
      14.06 Special Allocation Provisions -
            Deferral Contributions, Matching
            Contributions and Qualified
            Nonelective Contributions...........................14.04
      14.07 Annual Elective Deferral
            Limitation..........................................14.05
      14.08 Actual Deferral Percentage
            ("ADP") Test........................................14.06
      14.09 Nondiscrimination Rules for
            Employer Matching Contributions/
            Participant Nondeductible

                                       2.

                                              Defined Contribution Master Plan

                       ALPHABETICAL LISTING OF DEFINITIONS

                                                 Section Reference
         Plan Definition                             (Page Number)

            Contributions.........................................14.08
      14.10 Multiple Use Limitation...............................14.10
      14.11 Distribution Restrictions.............................14.10
      14.12 Special Allocation Rules..............................14.12
100% Limitation..........................................3.19(l) (3.07)
Account.....................................................1.14 (1.05)
Accounting Date.............................................1.20 (1.06)
Accrued Benefit.............................................1.15 (1.05)
Actual Deferral Percentage ("ADP") Test...................14.08 (14.06)
Adoption Agreement..........................................1.04 (1.01)
Advisory Committee..........................................1.06 (1.02)
Annual Addition..........................................3.19(a) (3.07)
Average Contribution Percentage Test......................14.09 (14.08)
Beneficiary.................................................1.11 (1.03)
Break in Service for Eligibility Purposes...................2.03 (2.01)
Break in Service for Vesting Purposes.......................5.07 (5.03)
Cash-out Distribution.......................................5.04 (5.01)
Code........................................................1.25 (1.06)
Code ss.411(d)(6) Protected Benefits........................13.02 (13.01)
Compensation................................................1.12 (1.03)
Compensation for Code ss.401(k)
      Purposes.........................................14.03(f) (14.02)
Compensation for Code ss.415 Purposes......................3.19(b) (3.08)
Compensation for Top Heavy Purposes...................1.33(B)(3) (1.10)
Contract(s)............................................11.03(c) (11.02)
Custodian Designation..................................10.03[B] (10.03)
Deemed Cash-out Rule.....................................5.04(C) (5.02)
Deferral Contributions.................................14.03(g) (14.02)
Deferral Contributions Account.........................14.06(A) (14.04)
Defined Benefit Plan.....................................3.19(i) (3.09)
Defined Benefit Plan Fraction............................3.19(j) (3.09)
Defined Contribution Plan................................3.19(h) (3.08)
Defined Contribution Plan Fraction.......................3.19(k) (3.09)
Determination Date....................................1.33(B)(7) (1.11)
Disability..................................................1.28 (1.07)
Distribution Date...........................................6.01 (6.01)
Distribution Restrictions..............................14.03(m) (14.03)
Earned Income...............................................1.13 (1.05)
Effective Date..............................................1.18 (1.05)
Elective Deferrals.....................................14.03(h) (14.02)
Elective Transfer......................................13.06(A) (13.02)
Eligible Employee......................................14.03(n) (14.03)
Employee....................................................1.07 (1.02)
Employee Contributions.................................14.03(n) (14.03)
Employer....................................................1.01 (1.01)
Employer Contribution Account.............................14.06 (14.04)
Employer for Code ss.415 Purposes..........................3.19(c) (3.08)
Employer for Top Heavy Purposes.......................1.33(B)(6) (1.11)
Employment Commencement Date................................2.02 (2.01)
ERISA.......................................................1.24 (1.06)
Excess Aggregate Contributions.........................14.09(D) (14.09)
Excess Amount............................................3.19(d) (3.08)
Excess Contributions......................................14.08 (14.07)
Exempt Participant..........................................8.01 (8.01)

                                       3.

                                               Defined Contribution Master Plan

                       ALPHABETICAL LISTING OF DEFINITIONS

                                                             Section Reference
         Plan Definition                                         (Page Number)

                                                             Section Reference
         Plan Definition                                         (Page Number)

Forfeiture Break in Service........................................5.08 (5.03)
Group Trust Fund.................................................10.16 (10.08)
Hardship.....................................................6.01(A)(4) (6.01)
Hardship for Code ss.401(k) Purposes.............................1411(A) (14.10)
Highly Compensated Employee........................................1.09 (1.02)
Highly Compensated Group......................................14.03(d) (14.02)
Hour of Service....................................................1.27 (1.06)
Incidental Insurance Benefits.................................11.01(A) (11.01)
Indemnity..........................................................7.03 (7.01)
Insurable Participant.........................................11.03(d) (11.02)
Investment Manager..............................................9.04(i) (9.01)
Issuing Insurance Company.....................................11.03(b) (11.02)
Joint and Survivor Annuity......................................6.04(A) (6.06)
Key Employee.................................................1.33(B)(1) (1.10)
Leased Employees...................................................1.31 (1.08)
Limitation Year...............................1.17 and 3.19(e) (1.05 and 3.08)
Loan Policy.....................................................9.04(A) (9.02)
Mandatory Contributions.......................................14.03(A) (14.03)
Mandatory Contributions Account...............................14.04(A) (14.03)
Master or Prototype Plan........................................3.19(f) (3.08)
Matching Contributions........................................14.03(i) (14.02)
Maximum Permissible Amount......................................3.19(g) (3.08)
Minimum Distribution Incidental Benefit.........................6.02(A) (6.03)
Multiple Use Limitation..........................................14.10 (14.10)
Named Fiduciary...............................................10.03[D] (10.05)
Nonelective Contributions.....................................14.03(j) (14.02)
Nonforfeitable.....................................................1.16 (1.05)
Nonhighly Compensated Employee................................14.03(b) (14.02)
Nonhighly Compensated Group...................................14.03(e) (14.02)
Non-Key Employee.............................................1.33(B)(2) (1.10)
Nontransferable Annuity............................................1.23 (1.06)
Normal Retirement Age..............................................5.01 (5.01)
Owner-Employee.....................................................1.08 (1.02)
Paired Plans.......................................................1.34 (1.11)

Participant........................................................1.10 (1.03)
Participant Deductible Contributions...............................4.02 (4.01)
Participant Forfeiture.............................................3.05 (3.03)
Participant Loans.............................................10.03[E] (10.06)
Participant Nondeductible Contributions............................4.01 (4.01)
Permissive Aggregation Group.................................1.33(B)(5) (1.11)
Plan...............................................................1.03 (1.01)
Plan Administrator.................................................1.05 (1.01)
Plan Entry Date....................................................1.19 (1.05)
Plan Year..........................................................1.17 (1.05)
Policy........................................................11.03(a) (11.02)
Predecessor Employer...............................................1.29 (1.07)
Preretirement Survivor Annuity..................................6.04(B) (6.06)
Qualified Domestic Relations Order.................................6.07 (6.08)
Qualified Matching Contributions..............................14.03(k) (14.03)
Qualified Nonelective Contributions...........................14.03(l) (14.03)
Qualifying Employer Real Property.............................10.03[F] (10.06)
Qualifying Employer Securities................................10.03[F] (10.06)
Related Employers..................................................1.30 (1.08)
Required Aggregation Group...................................1.33(B)(4) (1.11)
Required Beginning Date.........................................6.01(B) (6.02)
Retirement Investment Trust........................................1.35 (1.11)
Rollover Contributions.............................................4.03 (4.01)
Self-Employed Individual...........................................1.08 (1.02)
Service............................................................1.26 (1.06)
Term Life Insurance Contract.....................................11.03 (11.02)
Top Heavy Minimum Allocation....................................3.04(B) (3.01)
Top Heavy Ratio....................................................1.33 (1.09)
Trust..............................................................1.21 (1.06)
Trustee............................................................1.02 (1.01)
Trustee Designation...........................................10.03[A] (10.01)
Trust Fund.........................................................1.22 (1.06)
Weighted Average Allocation Method...............................14.12 (14.12)
Year of Service for Eligibility Purposes...........................2.02 (2.01)
Year of Service for Vesting Purposes...............................5.06 (5.03)

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
              DEFINED CONTRIBUTION MASTER PLAN AND TRUST AGREEMENT
                             BASIC PLAN DOCUMENT #03

         Texas Commerce Bank National Association, in its capacity as Master Plan Sponsor, establishes this Master Plan intended to conform to and qualify under ss.401 and ss.501 of the Internal Revenue Code of 1986, as amended. An Employer establishes a Plan and Trust under this Master Plan by executing an Adoption Agreement. If the Employer adopts this Plan as a restated Plan in substitution for, and in amendment of, an existing plan, the provisions of this Plan, as a restated Plan, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Employer's Plan. If an Employee's employment with the Employer terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan as the Plan existed on the date of the Employees termination of employment.

                                    ARTICLE I
                                   DEFINITIONS

         1.01 "Employer" means each employer who adopts this Plan by executing an Adoption Agreement.

         1.02 "Trustee" means the person or persons who as Trustee execute the Employer's Adoption Agreement, or any successor in office who in writing accepts the position of Trustee. The Employer must designate in its Adoption Agreement whether the Trustee will administer the Trust. as a discretionary Trustee or as a nondiscretionary Trustee. If a person acts as a discretionary Trustee, the Employer also may appoint a Custodian. See Article X. If the Master Plan Sponsor is a bank, savings and loan, credit union or similar financial institution, a person other than the Master Plan Sponsor (or its affiliate) may not serve as Trustee or as Custodian of the Employer's Plan without the written consent of the Master Plan Sponsor.

         1.03 "Plan" means the retirement plan established or continued by the Employer in the form of this Agreement, including the Adoption Agreement under which the Employer has elected to participate in this Master Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Master Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer. The Plan and the Trust created by each adopting Employer is a separate Plan and a separate Trust, independent from the plan and the trust of any other employer adopting this Master Plan. All section references within the Plan are Plan section references unless the context clearly indicates otherwise.

         1.04 "Adoption Agreement" means the document executed by each Employer adopting this Master Plan. The terms of this Master Plan as modified by the terms of an adopting Employees Adoption Agreement constitute a separate Plan and Trust to be construed as a single

Agreement. Each elective provision of the Adoption Agreement corresponds by section reference to the section of the Plan which grants the election. Each Adoption Agreement offered under this Master Plan is either a Nonstandardized Plan or a Standardized Plan, as identified in the preamble to that Adoption Agreement. The provisions of this Master Plan apply equally to Nonstandardized Plans and to Standardized Plans unless otherwise specified.

         1.05 "Plan Administrator" is the Employer unless the Employer designates another person to hold the position of Plan Administrator. In addition to his other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under the Code and ERISA as respects the Plan and Trust.

         1.06 "Advisory Committee" means the Employees Advisory Committee as from time to time constituted.

         1.07 "Employee" means any employee (including a Self-Employed Individual) of the Employer. The Employer must specify in its Adoption Agreement any Employee, or class of Employees, not eligible to participate in the Plan. If the Employer elects to include Collective bargaining employees, the exclusion applies to any employee of the Employer included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers unless the collective bargaining agreement requires the employee to be included within the Plan. The term "employee representatives" does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

         1.08 "Self-Employed Individual/Owner-Employee." "Self-Employed Individual" means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net earnings) for the taxable year from the trade or business for which the Plan is established. "Owner-Employee" means a Self-Employed Individual who is the sole proprietor in the case of a sole proprietorship. If the Employer is a partnership, "Owner-Employee" means a Self-Employed Individual who is a partner and owns more than 10% of either the capital or profits interest of the partnership.

         1.09 "Highly Compensated Employee" means an Employee who, during the Plan-Year or during the preceding 12-month period:

                  (a) is a more  than 5% owner  of the  Employer  (applying  the
         constructive   ownership  rules  of  Code  ss.318,   and  applying  the
         principles of Code ss.318, for an unincorporated entity);

               (b) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);


                                       2.

                  (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year); or

                  (d) has Compensation in excess of 50% of the dollar amount prescribed in Code ss.415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

         If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but does not satisfy clause (b), (c) or (d) during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code ss.414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Advisory Committee will treat the highest paid officer as satisfying clause (d) for that year.

         For purposes of this Section 1.09, "Compensation" means Compensation as defined in Section 1.12, except any exclusions from Compensation elected in the Employer's Adoption Agreement Section 1.12 do not apply, and Compensation must include "elective contributions" (as defined in Section 1.12). The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause
(d) and the relevant Compensation, consistent with Code ss.414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Advisory Committee will treat a Highly Compensated Employee and family members (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) as a single Highly Compensated Employee, but only if the Highly Compensated Employee is a more than 5% owner or is one of the 10 Highly Compensated Employees with the greatest Compensation for the Plan Year. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without aggregation.

         The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this

                                       3.

Section 1.09 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.

         1.10 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

         1.11 "Beneficiary" is a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Advisory Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

         1.12 "Compensation" means, except as provided in the Employer's Adoption Agreement, the Participant's Earned Income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The Employer must elect in its Adoption Agreement whether to include elective contributions in the definition of Compensation. "Elective contributions" are amounts excludible from the Employee's gross income under Code ss.ss.125, 402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code ss.401(k) arrangement, a Simplified Employee Pension, cafeteria plan or tax-sheltered annuity. The term "Compensation" does not include:

                  (a) Employer contributions (other than "elective contributions," if includible in the definition of Compensation under
         Section 1.12 of the Employer's Adoption Agreement) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

                  (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                  (c)  Amounts  realized  from  the  sale,   exchange  or  other
         disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter I of the Code.

                  (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in

                                       4.

         the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code ss.403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than "elective contributions," if elected in the Employer's Adoption Agreement.

         Any reference in this Plan to Compensation is a reference to the definition in this Section 1.12, unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period. A Compensation payment includes Compensation by the Employer through another person under the common paymaster provisions in Code ss.ss.3121 and 3306.

(A)      Limitations on Compensation.

         (1) Compensation dollar limitation. For any Plan Year beginning after December 31, 1988, the Advisory Committee must take into account only the first $200,000 (or beginning January 1, 1990, such larger amount as the Commissioner of Internal Revenue may prescribe) of any
         Participant's Compensation. For any Plan Year beginning prior to January 1, 1989, this $200,000 limitation (but not the family aggregation requirement described in the next paragraph) applies only if the Plan is top heavy for such Plan Year or operates as a deemed top heavy plan for such Plan Year.

         (2) Application of compensation limitation to certain family members. The $200,000 Compensation limitation applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under Section 1.09 who is either (i) the Employee's spouse; or (ii) the Employee's lineal descendant under the age of 19. If, for a Plan Year, the combined Compensation of the Employee and such family members who are Participants entitled to an allocation for that Plan Year exceeds the $200,000 (or adjusted) limitation, "Compensation" for each such Participant, for purposes of the contribution and allocation provisions of Article III, means his Adjusted Compensation. Adjusted Compensation is the amount which bears the same ratio to the $200,000 (or adjusted) limitation as the affected Participant's Compensation (without regard to the $200,000 Compensation limitation) bears to the combined Compensation of all the affected Participants in the family unit. If the Plan uses permitted disparity, the Advisory Committee must determine the integration level of each affected family member Participant prior to the proration of the $200,000 Compensation limitation, but the combined integration level of the affected Participants may not exceed $200,000 (or the adjusted limitation). The combined Excess Compensation of the affected Participants in the family unit may not exceed $200,000 (or the adjusted limitation) minus the affected Participants' combined integration level (as determined under the preceding sentence). If the combined Excess Compensation exceeds this limitation, the Advisory Committee will prorate the Excess Compensation limitation among the affected Participants in the family unit in proportion to each such individual's Adjusted Compensation minus his integration

                                       5.

         level. If the Employer's Plan is a Nonstandardized Plan, the Employer may elect to use a different method in determining the Adjusted Compensation of the affected Participants by specifying that method in an addendum to the Adoption Agreement, numbered Section 1.12.

(B) Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 1.12 except: (1) the Employer may elect to include or to exclude elective contributions, irrespective of the Employees election in its Adoption Agreement regarding elective contributions; and (2) the Employer will not give effect to any elections made in the "modifications to Compensation definition" section of Adoption Agreement Section 1.12. The Employees election described in clause (1) must be consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year. If the Employees Plan is a Nonstandardized Plan, the Employer, irrespective of clause (2), may elect to exclude from this nondiscrimination definition of Compensation any items of Compensation excludible under Code ss.414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations.

         1.13 "Earned Income" means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the individual are a material income producing factor. The Advisory Committee will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. The Advisory Committee will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and, for Plan Years beginning after December 31, 1989, the deduction allowed to the Self-Employed under Code ss.164(f) for self-employment taxes.

         1.14 "Account" means the separate account(s) which the Advisory Committee or the Trustee maintains for a Participant under the Employees Plan.

         1.15 "Accrued Benefit" means the amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Employee contributions, if any.

         1.16   "Nonforfeitable"   means  a   Participant's   or   Beneficiary's
unconditional claim, legally enforceable against the Plan to the Participant's Accrued Benefit.

         1.17 "Plan Year" means the fiscal year of the Plan, the consecutive month period specified in the Employer's Adoption Agreement. The Employees Adoption Agreement also must specify the "Limitation Year" applicable to the limitations on allocations described in Article III. If the Employer maintains Paired Plans, each Plan must have the same Plan Year.


                                       6.

         1.18 "Effective Date" of this Plan is the date specified in the Employer's Adoption Agreement.

         1.19 "Plan Entry Date" means the date(s) specified in Section 2.01 of the Employer's Adoption Agreement.

         1.20 "Accounting Date" is the last day of an Employer's Plan Year. Unless otherwise specified in the Plan, the Advisory Committee will make all Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

         1.21 "Trust"  means the separate  Trust  created  under the  Employer's
Plan.

         1.22 "Trust Fund" means all property of every kind held or acquired by the Employer's Plan, other than incidental benefit insurance contracts.

         1.23 "Nontransferable Annuity" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an annuity contract, the contract must be a Nontransferable Annuity.

         1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.25     "Code" means the Internal Revenue Code of 1986, as amended.

         1.26 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees, "Separation from Service" means the Employee no longer has an employment relationship with the Employer maintaining this Plan.

         1.27     "Hour of Service" means:

                  (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Advisory Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

                  (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this paragraph (b) to the Employee

                                       7.

         for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

                  (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Advisory Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Advisory Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. ss.2530.200b-2 which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

         The Advisory Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this
Section 127 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employees Hours of Service. The Advisory Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) Method of crediting Hours of Service. The Employer must elect in its Adoption Agreement the method the Advisory Committee will use in crediting an Employee with Hours of Service. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. If the Employer elects to apply an "equivalency" method, for each equivalency period for which the Advisory Committee would credit the Employee with at least one Hour of Service, the Advisory Committee will credit the Employee with: (i) 10 Hours of Service for a daily equivalency; (ii) 45 Hours of Service for a weekly equivalency; (iii) 95 Hours of Service for a semimonthly payroll period equivalency; and (iv) 190 Hours of Service for a monthly equivalency.

(B) Maternity/paternity leave. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Advisory Committee must credit Hours of Service during an Employee's unpaid absence Period due to maternity or paternity leave. The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Advisory Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Advisory Committee cannot determine the number of

                                       8.

Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Advisory Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Advisory Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Advisory Committee credits these Hours of Service to the immediately following computation period.

         1.28 "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Advisory Committee considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Advisory Committee determines the Participant satisfies the definition of disability. The Advisory Committee may require a Participant to submit to a physical examination in order to confirm disability. The Advisory Committee will apply the provisions of this Section
1.28 in a nondiscriminatory, consistent and uniform manner. If the Employer's Plan is a Nonstandardized Plan, the Employer may provide an alternate definition of disability in an addendum to its Adoption Agreement, numbered Section 1.28.

         1.29 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as service with the Employer. If the Employer does not maintain the plan of a predecessor employer, the Plan does not credit service with the predecessor employer, unless the Employer identifies the predecessor in its Adoption Agreement and specifies the purposes for which the Plan will credit service with that predecessor employer.

         1.30 RELATED EMPLOYERS. A related group is a controlled group of corporations (as defined in Code ss.414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code ss.414(c)) or an affiliated service group (as defined in Code ss.414(m) or in Code ss.414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the Participation Test and the Coverage Test under Section 3.06(E), applying the limitations on allocations in Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision. However, an Employer may contribute to the Plan only by being a signatory to the Execution Page of the Adoption Agreement or to a Participation Agreement to the Employer's Adoption Agreement. If one or more of the Employees related group members become Participating Employers by executing a Participation Agreement to the Employer's Adoption Agreement, the term "Employer" includes the participating related group members for

                                       9.

all purposes of the Plan, and "Plan Administrator" means the Employer that is the signatory to the Execution Page of the Adoption Agreement.

         If the Employer's Plan is a Standardized Plan, all Employees of the Employer or of any member of the Employees related group, are eligible to participate in the Plan, irrespective of whether the related group member directly employing the Employee is a Participating Employer. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in Section 1.07 of its Adoption Agreement, whether the Employees of related group members that are not Participating Employers are eligible to participate in the Plan. Under a Nonstandardized Plan, the Employer may elect to exclude from the definition of "Compensation" for allocation purposes any Compensation received from a related employer that has not executed a Participation Agreement and whose Employees are not eligible to participate in the Plan.

         1.31 LEASED EMPLOYEES. The Plan treats a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code ss.144(a)(3)) on a substantially full time basis for at least one year and who performs services historically performed by employees in the Employer's business field. If a Leased Employee is treated as an Employee by reason of this Section
1.31 of the Plan, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.

(A) Safe harbor plan exception. The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code ss.415(c)(3) plus elective contributions (as defined in Section 1.12).

(B) Other requirements. The Advisory Committee must apply this Section 1.31 in a manner consistent with Code ss.ss.1414(n) and 414(o) and the regulations issued under those Code sections. The Employer must specify in the Adoption Agreement the manner in which the Plan will determine the allocation of Employer contributions and Participant forfeitures on behalf of a Participant if the Participant is a Leased Employee covered by a plan maintained by the leasing organization.

     1.32 SPECIAL RULES FOR OWNER-EMPLOYEES. The following special provisions and restrictions apply to Owner-Employees:


                                       10.

                  (a) If the Plan provides contributions or benefits for an Owner-Employee or for a group of Owner-Employees who controls the trade or business with respect to which this Plan is established and the Owner-Employee or Owner-Employees also control as Owner-Employees one or more other trades or businesses, plans must exist or be established with respect to all the controlled trades or businesses so that when the plans are combined they form a single plan which satisfies the requirements of Code ss.401(a) and Code ss.401(d) with respect to the employees of the controlled trades or businesses.

                  (b) The Plan excludes an Owner-Employee or group of Owner-Employees if the Owner-Employee or group of Owner-Employees controls any other trade or business, unless the employees of the other controlled trade or business participate in a plan which satisfies the requirements of ss.Code 401(a) and ss.Code 401(d). The other qualified plan must provide contributions and benefits which are not less favorable than the contributions and benefits provided for the Owner-Employee or group of Owner-Employees under this Plan, or if an Owner-Employee is covered under another qualified plan as an Owner-Employee, then the plan established with respect to the trade or business he does control must provide contributions or benefits as favorable as those provided under the most favorable plan of the trade or business he does not control. If the exclusion of this paragraph (b) applies and the Employer's Plan is a Standardized Plan, the Employer may not participate or continue to participate in this Master Plan and the Employees Plan becomes an individually-designed plan for purposes of qualification reliance.

                  (c) For purposes of paragraphs (a) and (b) of this Section 1.32, an Owner-Employee or group of Owner-Employees controls a trade or business if the Owner-Employee or Owner-Employees together (1) own the entire interest in an unincorporated trade or business, or (2) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

         1.33 DETERMINATION OF TOP HEAVY STATUS. If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a s sum determined for all Employees. The Advisory Committee must include in the top heavy ratio, as part of the present value of Accrued Benefits, any contribution not made as of the Determination Date but includible under Code ss.416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Advisory Committee must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Advisory Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code ss.416 and the regulations under that Code section.

                                       11.

         If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Advisory Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 1.33, taking into account all plans within the Aggregation Group. To the extent the Advisory Committee must take into account distributions to a Participant, the Advisory Committee must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Advisory Committee will calculate the present value of accrued benefits under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code ss.416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Advisory Committee will determine his accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code ss.411(b)(1)(C). If the Employer maintains a defined benefit plan, the Employer must specify in Adoption Agreement Section
3.18 the actuarial assumptions (interest and mortality only) the Advisory Committee will use to calculate the present value of benefits from a defined benefit plan. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Advisory Committee must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code ss.416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Advisory Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

(A) Standardized Plan. If the Employer's Plan is a Standardized Plan, the Plan operates as a deemed top heavy plan in all Plan Years, except, if the Standardized Plan includes a Code ss.401(k) arrangement, the Employer may elect to apply the top heavy requirements only in Plan Years for which the Plan actually is top heavy. Under a deemed top heavy plan, the Advisory Committee need not determine whether the Plan actually is top heavy. However, if the Employer, in Adoption Agreement Section 3.18, elects to override the 100% limitation, the Advisory Committee will need to determine whether a deemed top heavy Plan's top heavy ratio for a Plan Year exceeds 90%.



(B) Definitions. For purposes of applying the provisions of this Section 1.33:

         (1) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code ss.415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has

                                       12.

         Compensation in excess of the dollar amount prescribed in Code ss.6415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code ss.318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code ss.414(q) exclusions) of Employees, but no more than 50 officers. The Advisory Committee will make the determination of who is a Key Employee in accordance with Code ss.416(i)(1) and the regulations under that Code section.

         (2) "Non-Key Employee" is an employee who does not meet the definition of Key Employee.

         (3) "Compensation" means Compensation as determined under Section 1.09 for purposes of identifying Highly Compensated Employees.

         (4) "Required Aggregation Group" means: (i) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (ii) any other qualified plan of the Employer which enables a plan described in clause (i) to meet the requirements of Code ss.401(a)(4) or of Code ss.410.

         (5) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code ss.401(a)(4) and of Code 410. The Advisory Committee will determine the Permissive Aggregation Group.

         (6) "Employer" means the Employer that adopts this Plan and any related employers described in Section 1.30.

         (7) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year. The "Determination Period" is the 5 year period ending on the Determination Date.

         1.34 "Paired Plans" means the Employer has adopted two Standardized Plan Adoption Agreements offered with this Master Plan, one Adoption Agreement being a Paired Profit Sharing Plan and one Adoption Agreement being a Paired Pension Plan. A Paired Profit Sharing Plan may include a Code ss.401(k) arrangement. A Paired Pension Plan must be a money purchase pension plan or a target benefit pension plan. Paired Plans must be the subject of a favorable opinion letter issued by the National Office of the Internal Revenue Service. This Master Plan

                                       13.

does not pair any of its Standardized Plan Adoption Agreements with Standardized Plan Adoption Agreements under a defined benefit master plan.

         1.35 "Retirement Investment Trust" means the open-end, diversified, management investment company, or any successor thereto by change of name or otherwise, that offers collective investment funds for retirement accounts as to which Texas Commerce Bank National Association or an affiliated bank serves as a trustee. The Retirement Investment Trust is explained concisely in the current Retirement Investment Trust Prospectus.

                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS

         2.01 ELIGIBILITY. Each Employee becomes a Participant in the Plan in accordance with the participation option selected by the Employer in its Adoption Agreement. If this Plan is a restated Plan, each Employee who was a Participant in the Plan on the day before the Effective Date continues as a Participant in the Plan, irrespective of whether he satisfies the participation conditions in the restated Plan, unless otherwise provided in the Employer's Adoption Agreement.

         2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Adoption Agreement Section 2.01, the Plan takes into account all of his Years of Service with the Employer, except as provided in Section 2.03. "Year of Service" means an eligibility computation period during which the Employee completes not less than the number of Hours of Service specified in the Employer's Adoption Agreement. The initial eligibility computation period is the first 12 consecutive month period measured from the Employment Commencement Date. The Plan measures succeeding eligibility computation periods in accordance with the option selected by the Employer in its Adoption Agreement. If the Employer elects to measure subsequent periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the initial eligibility computation period and during the first applicable Plan Year will receive credit for two Years of Service under Article II. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer. If the Employer elects a service condition under Adoption Agreement Section 2.01 based on months, the Plan does not apply any Hour of Service requirement after the completion of the first Hour of Service.

         2.03 BREAK IN SERVICE - PARTICIPATION. An Employee incurs a "Break in Service" if during any 12 consecutive month period he does not complete more than 500 Hours of Service with the Employer. The "12 consecutive month period" under this Section 2.03 is the same 12 consecutive month period for which the Plan measures "Years of Service" under Section 2.02.

(A) 2-year Eligibility. If the Employer elects a 2 years of service condition for eligibility purposes under Adoption Agreement Section 2.01, the Plan treats an Employee who incurs a one

                                       14.

year Break in Service and who has never become a Participant as a new Employee on the date he first performs an Hour of Service for the Employer after the Break in Service.

(B) Suspension of Years of Service. The Employer must elect in its Adoption Agreement whether a Participant will incur a suspension of Years of Service after incurring a one year Break in Service. If this rule applies under the Employer's Plan, the Plan disregards a Participant's Years of Service until the Participant completes another Year of Service and the Plan suspends the Participant's participation in the Plan. If the Participant completes a Year of Service following his Break in Service, the Plan restores that Participant's pre-Break Years of Service (and the Participant resumes active participation in the Plan) retroactively to the first day of the computation period in which the Participant earns the first post-Break Year of Service. The initial computation period under this Section 2.03(B) is the 12 consecutive month period measured from the date the Participant first receives credit for an Hour of Service following the one year Break in Service period. The Plan measures any subsequent periods, if necessary, in a manner consistent with the computation period selection in Adoption Agreement Section 2.02. This Section 2.03(B) does not affect a Participant's vesting credit under Article V and, during a suspension period, the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11. Furthermore, this Section 2.03(B) will not result in the restoration of any Year of Service disregarded under the Break in Service rule of Section 2.03(A).

         2.04 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment with the Employer terminates will re-enter the Plan as a Participant on the date of his re-employment, subject to the Break in Service rule, if applicable, under
Section 2.03(B). An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment, subject to the Break in Service rule, if applicable, under
Section 2.03(B). Any Employee who terminated employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with Adoption Agreement Section 2.01.

         2.05 CHANGE IN EMPLOYEE STATUS. If a Participant has not incurred a Separation from Service but ceases to be eligible to participate in the Plan, by reason of employment within an employment classification included by the Employer under Adoption Agreement Section 1.07, the Advisory Committee must treat the Participant as an Excluded Employee during the period such a Participant is subject to the Adoption Agreement exclusion.
 The Advisory Committee determines a Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if applicable, by disregarding his Compensation paid by the Employer for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant's Account continues to share fully in Trust Fund allocations under
Section 9.11.


                                       15.

         If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.

         2.06 ELECTION NOT TO PARTICIPATE. The Employer's Plan is a Standardized Plan, the Plan does not permit an otherwise eligible Employee nor any Participant to elect not to participate in the Plan. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in its Adoption Agreement whether an Employee is eligible to participate, or any present Participant, may elect not to participate in the Plan. For an election to be effective for a particular Plan Year, the Employee or Participant must file the election in writing with the Plan Administrator not later than the time specified in the Employer's Adoption Agreement. The Employer may not make a contribution under the Plan for the Employee or for the Participant for the Plan Year for which the election is effective, nor for any succeeding Plan Year, unless the Employee or Participant re-elects to participate in the Plan. After an Employee's or Participant's election not to participate has been effective for at least the minimum period prescribed by the Employer's Adoption Agreement the Employee or Participant may re-elect to participate in the Plan for any Plan Year and subsequent Plan Year. An Employee or Participant may re-elect to participate in the Plan by filing his election in writing with the Plan Administrator not later than the time specified in the Employer's Adoption Agreement. An Employee or Participant who reelects to participate may again elect not to participate only as permitted in the Employer's Adoption Agreement. If an Employee is a Self-Employed Individual, the Employee's election (except as permitted by Treasury regulations without creating a Code ss.401(k) arrangement with respect to that Self-Employed Individual) must be effective no later than the date the Employee first would become a Participant in the Plan and the election is irrevocable. The Plan Administrator must furnish an Employee or a Participant any form required for purposes of an election under this Section 2.06. An election timely filed is effective for the entire Plan Year.

         A Participant who elects not to participate may not receive a distribution of his Accrued Benefit attributable either to Employer or to Participant contributions except as provided under Article IV or under Article
VI. However, for each Plan Year for which a Participant's election not to participate is effective, the Participant's Account, if any, continues to share in Trust Fund allocations under Article IX. Furthermore, the Employee or the Participant receives vesting credit under Article V for each included Year of Service during the period the election not to participate is effective.

                                   ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

Part 1. Amount of Employer Contributions and Plan Allocations; Sections 3.01 through 3.06

                                       16.

         3.01 AMOUNT. For each Plan Year, the Employer contributes to the Trust the amount determined by application of the contribution option selected by the Employer in its Adoption Agreement. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts.

         The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code ss.404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after.

               (a)  The Employer made the contribution by mistake of fact; or

               (b) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

         The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

     3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

         3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Plan within the time present by the Code or applicable Treasury regulations. Subject to the consent of the Trustee, the Employer may make its contribution in property rather than in cash, provided the contribution of property is not a prohibited transaction under the Code or under ERISA.

         3.04     CONTRIBUTION ALLOCATION.

(A) Method of Allocation. The Employer must specify in its Adoption Agreement the manner of allocating each annual Employer contribution to this Trust.

(B) Top Heavy Minimum Allocation. The Plan must comply with the provisions of this Section 3.04(B), subject to the elections in the Employer's Adoption Agreement.

                                       17.

         (1) Top Heavy Minimum Allocation Under Standardized Plan. Subject to the Employer's election under Section 3.04(B)(3), the top heavy minimum allocation requirement applies to a Standardized Plan for each Plan Year, irrespective of whether the Plan is top heavy.

                  (a) Each Participant employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year. The Employer may elect in Section 3.04 of its Adoption
         Agreement to apply this paragraph (a) only to a Participant who is a Non-Key Employee.

                  (b) Subject to any overriding elections in Section 3.18 of the Employer's Adoption Agreement, the top heavy minimum allocation is the lesser of 3% of the Participant's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Participant for the Plan Year. However, if the Employee participates in Paired Plans, the top heavy minimum allocation is 3% of his Compensation. It under Adoption Agreement Section 3.04, the Employer elects to apply paragraph (a) only to a Participant who is a Non-Key Employee, the Advisory Committee will determine the "highest contribution rate" described in the first sentence of this paragraph
         (b) by reference only to the contribution rates of Participants who are Key Employees for the Plan Year.

         (2) Top Heavy Minimum Allocation Under Nonstandardized Plan. The top heavy minimum allocation requirement applies to a Nonstandardized Plan only in Plan Years for which the Plan is top heavy. Except as provided in the Employer's Adoption Agreement, if the Plan is top heavy in any Plan Year:

                  (a) Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 3.06 of the Employer's Adoption Agreement; and

                  (b) The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code ss.401(a)(4) or the coverage rules of Code ss.410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

         (3) Special Election for Standardized Code ss.401(k) Plan. If the Employer's Plan is a Standardized Code ss.401(k) Plan, the Employer may elect in Adoption Agreement Section 3.04 to apply the top heavy minimum allocation requirements of Section 3.04(B)(1) only for Plan Years in which the Plan actually is a top heavy plan.

                                       18.

         (4) Special Definitions. For purposes of this Section 3.04(B), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his Compensation level or because of his failure to make elective deferrals under a Code ss.401(k) arrangement or because of his failure to make mandatory contributions. For purposes of subparagraph (1)(b) or (2)(b), "Compensation" means Compensation as defined in
Section 1.12, except Compensation does not include elective contributions, irrespective of whether the Employer has elected to include these amounts in
Section 1.12 of its Adoption Agreement, any exclusion selected in Section 1.12 of the Adoption Agreement (other than the exclusion of elective contributions) does not apply, and any modification to the definition of Compensation in
Section 3.06 does not apply.

         (5) Determining Contribution Rates. For purposes of this Section 3.04(B), a Participant's contribution rate is the sum of all Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the entire Plan Year. However, for purposes of satisfying a Participant's top heavy minimum allocation in Plan Years beginning after December 31, 1988, the Participant's contribution rate does not include any elective contributions under a Code ss.401(k) arrangement nor any Employer matching contributions allocated on the basis of those elective contributions or on the basis of employee contributions, except a Nonstandardized Plan may include in the contribution rate any matching contributions not necessary to satisfy the nondiscrimination requirements of Code ss.401(k) or of Code ss.401(m).

         If the Employee is a Participant in Paired Plans, the Advisory Committee will consider the Paired Plans as a single Plan to determine a Participant's contribution rate and to determine whether the Plans satisfy this top heavy minimum allocation requirement. To determine a Participant's contribution rate under "a Nonstandardized Plan, the Advisory Committee must treat all qualified top heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.30) as a single plan.

         (6) No Allocations. If, for a Plan Year, there are no allocations of Employer contributions or forfeitures for any Participant (for purposes of Section 3.04 (B)(1)(b)) or for any Key Employee (for purposes of Section 3.04(B)(2)(b)), the Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

         (7) Election of Method. The Employer must specify in its Adoption Agreement the manner in which the Plan will satisfy the top heavy minimum allocation requirement.

                  (a) If the Employer elects to make any necessary additional contribution to this Plan, the Advisory Committee first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of Adoption Agreement
         Section 3.04. The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section 3.04(B) to a top

                                       19.

         heavy minimum allocation and whose continuation rate for the Plan Year, under this Plan and any other plan aggregated under paragraph (5), is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Advisory Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

                  (b) If the Employer elects to guarantee the top heavy minimum allocation under another plan, this Plan does not provide the top heavy minimum allocation and the Advisory Committee will allocate the annual Employer contributions (and Participant forfeitures) under the Plan solely in accordance with the allocation method selected under Adoption Agreement Section 3.04.

         3.05 FORFEITURE ALLOCATION. The amount of a Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. The Advisory Committee will allocate Participant forfeitures in the manner specified by the Employer in its Adoption Agreement. The Advisory Committee will continue to hold the undistributed, non-vested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 5.09 or if applicable, until the time specified in Sect-ion 9.14. Except as provided under Section 5.04, a Participant will not share in the allocation of a forfeiture of any portion of his Accrued Benefit.

         3.06 ACCRUAL OF BENEFIT. The Advisory Committee will determine the accrual of benefit (Employer contributions and Participant forfeitures) on the basis of the Plan Year in accordance with the Employer's elections in its Adoption Agreement.

(A) Compensation Taken Into Account. If Employer must specify in its Adoption Agreement the compensation the Advisory Committee is to take into account in allocating an Employer contribution to a Participant's Account for the Plan Year in which the Employee first becomes a Participant. For all other Plan Years, the Advisory Committee will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant. The Advisory Committee must take into account the Employee's entire Compensation for the Plan Year to determine whether the Plan satisfies the top heavy minimum allocation requirement of Section 3.04(B). The Employer, in an addendum to its Adoption Agreement numbered 3.06(A), may elect to measure Compensation for the Plan Year for allocation purposes on the basis of a specified period other than the Plan Year.

(B) Hours of Service Requirement. Subject to the applicable minimum allocation requirement of Section 3.04, the Advisory Committee will not allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant does not complete the applicable minimum Hours of Service requirement specified in the Employer's Adoption Agreement.


                                       20.

(C) Employment  Requirement.  If the Employer's  Plan is a Standardized  Plan, a
Participant who, during a particular Plan Year, completes the accrual requirements of Adoption Agreement Section 3.06 will share in the allocation of Employer contributions for that Plan Year without regard to whether he is employed by the Employer on the Accounting Date of that Plan Year. If the Employer's Plan is a Nonstandardized Plan, the Employer must specify in its Adoption Agreement whether the Participant will accrue a benefit if he is not employed by the Employer on the Accounting Date of the Plan Year. If the Employer's Plan is a money purchase plan or a target benefit plan, whether Nonstandardized or Standardized, the Plan conditions benefit accrual on employment with the Employer on the last day of the Plan Year for the Plan Year in which the Employer terminates the Plan.

(D) Other Requirements. If the Employer's Adoption Agreement includes options for other requirements affecting the Participant's accrual of benefits under the Plan, the Advisory Committee will apply this Section 3.06 in accordance with the Employer's Adoption Agreement selections.

(E)  Suspension  of Accrual  Requirements  Under  Nonstandardized  Plan.  If the
Employer's Plan is a Nonstandardized Plan, the Employer may elect in its Adoption Agreement to suspend the accrual requirements elected under Adoption Agreement Section 3.06 if, for any Plan Year beginning after December 31, 1989, the Plan fails to satisfy the Participation Test or the Coverage Test. A Plan satisfies the Participation Test if, on each day of the Plan Year, the number of Employees who benefit under the Plan is at least equal to the lesser of 50 or 40% of the total number of Includible Employees as of such day. A Plan satisfies the Coverage Test if, on the last day of each quarter of the Plan Year, the number of Nonhighly Compensated Employees who benefit under the Plan is at least equal to 70% of the total number of Includible Nonhighly Compensated Employees as of such day. "Includible" Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion under Adoption Agreement Section 1.07 or by reason of the participation requirements of Sections 2.01 and 2.03; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A "Nonhighly Compensated Employee" is an Employee who is not a Highly Compensated Employee and who is not a family member aggregated with a Highly Compensated Employee pursuant to Section 1.09 of the Plan.

         For purposes of the Participation Test and the Coverage Test, an Employee is benefiting under the Plan on a particular date if, under Adoption Agreement Section 3.04, he is entitled to an allocation for the Plan Year. Under the Participation Test, when determining whether an Employee is entitled to an allocation under Adoption Agreement Section 3.04, the Advisory Committee will disregard any allocation required solely by reason of the top heavy minimum allocation, unless the top heavy minimum allocation is the only allocation made under the Plan for the Plan Year.


                                       21.

         If this Section 3.06(E) applies for a Plan Year, the Advisory Committee will suspend the accrual requirements for the Includible Employees who are Participants, beginning first with the Includible Employee(s) employed with the Employer on the last day of the Plan Year, then the Includible Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includible Employee who incurred an earlier Separation from Service from the latest to the earliest Separation from Service date, until the Plan satisfies both the Participation Test and the Coverage Test for the Plan Year. If two or more Includible Employees have a Separation from Service on the same day, the Advisory Committee will suspend the accrual requirements for all such Includible Employees, irrespective of whether the Plan can satisfy the Participation Test and the Coverage Test by accruing benefits for fewer than all such Includible Employees. If the Plan suspends the accrual requirements for an Includible Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year. If the Employer's Plan includes Employer matching contributions subject to Code ss.401(m), this suspension of accrual requirements applies separately to the Code ss.401(m) portion of the Plan, and the Advisory Committee will treat an Employee as benefiting under that portion of the Plan if he is an Eligible Employee for purposes of the Code ss.401(m) nondiscrimination test. The Employer may modify the operation of this Section 3.06(E) by electing appropriate modifications in
Section 3.06 of its Adoption Agreement.


Part 2.   Limitations on Allocations: Sections 3.07 through 3.19

     [Note: Sections 3.07 through 3.10 apply only to Participants in this Plan who do not participate, and who have never participated, in another qualified plan or in a welfare benefit fund (as defined in Code ss.419(e)) maintained by the Employer.]

         3.07 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.


                                       22.

         3.08 Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

         3.09 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

         3.10 If, pursuant to Section 3.09, or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

         (a) The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent the return would reduce the Excess Amount.

         (b) It after the application of paragraph (a), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. If the Employer's Plan is a profit sharing plan, the Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

         (c) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this paragraph (c).

         (d) The Advisory Committee will not distribute any Excess Amount(s) to Participants or to former Participants.

     [Note: Sections 3.11 through 3.16 apply only to Participants who, in addition to this Plan, participate in one or more plans (including Paired Plans), all of which are qualified Master or

                                       23.

Prototype defined contribution plans or welfare benefit funds (as defined in Code ss.419(e)) maintained by the Employer during the Limitation Year.]

         3.11 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's Accounts for the same Limitation Year under this Plan and such other defined contribution plan. If the amount the Employer otherwise would contribute to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the Employer will reduce the amount of its contribution so the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.10) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.



         3.12 Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Advisory Committee may determine the amounts referred to in 3.11 above on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contribution (including allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years.

         3.13 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the amounts referred to in 3.11 on the basis of the Participant's actual Compensation for such Limitation Year.

         3.14 If pursuant to Section 3.13, or because of the allocation of forfeitures, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Advisory Committee will determine the Amounts last allocated by treating the Annual Additions attributable to a welfare benefit fund as allocated first, irrespective of the actual allocation date under the welfare benefit fund.


                                       24.

         3.15 The Employer must specify in its Adoption Agreement the Excess Amount attributed to this Plan, if the Advisory Committee allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan.

         3.16 The Advisory Committee will dispose of any Excess Amounts attributed to this Plan as provided in Section 3.10.

     [Note: Section 3.17 applies only to Participants who, in addition to this Plan, participate in one or more qualified plans which are qualified defined contribution plans other than a Master or Prototype plan maintained by the Employer during the Limitation Year.]

         3.17 SPECIAL ALLOCATION LIMITATION. The amount of Annual Additions which the Advisory Committee may allocate under this Plan on behalf of any Participant are limited in accordance with the provisions of Section 3. 11 through 3.16, as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in an addendum to the Adoption Agreement, numbered Section 3.17.

         3.18 DEFINED BENEFIT PLAN LIMITATION. If the Employer maintains a defined benefit plan, or has ever maintained a defined benefit plan which the Employer has terminated, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Participant for any Limitation Year must not exceed 1.0 The Employer must provide in Adoption Agreement Section
3.18 the manner in which the Plan will satisfy this limitation. The Employer also must provide in its Adoption Agreement Section 3.18 the manner in which the Plan will satisfy the top heavy requirements of Code ss.416 after taking into account the existence December 11, 1997 (or prior maintenance) of the defined benefit plan.

     3.19 DEFINITIONS - ARTICLE III. For purposes of Article III the following terms ------------------------- mean:

                  (a)  "Annual  Addition"  - The  sum of the  following  amounts allocated on behalf of a Participant for a Limitation Year, of (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code ss.401(k), excess aggregate contributions described in Code ss.401(m) and excess deferrals described in Code ss.402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.10. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code ss.415(1)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code ss.419A(d)(3)) under a welfare benefit fund (as defined in Code ss.419(e)) maintained by the Employer.

                                       25.

         (b) "Compensation" - For purposes of applying the limitations of Part 2 of this Article III, "Compensation" means Compensation as defined in
         Section 1.12, except Compensation does not include elective contributions, irrespective of whether the Employer has elected to include these amounts as Compensation under Section 1.12 of its Adoption Agreement, and any exclusion selected in Section 1.12 of the Adoption Agreement (other than the exclusion of elective contributions) does not apply.

         (c) "Employer" - The Employer that adopts this Plan and any related employers described in Section 1.30. Solely for purposes of applying the limitations of Part 2 of this Article III, the Advisory Committee will determine related employers described in Section 1.30 by modifying Code ss.ss.414(b) and (c) in accordance with Code ss.415(h).

         (d) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (e) "Limitation Year" - The period selected by the Employer under Adoption Agreement Section 1.17. All qualified plans of the Employer must use the same Limitation Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

         (f) "Master or Prototype Plan" - A plan the form of which is the subject of a favorable notification letter or a favorable opinion letter from the Internal Revenue Service.

         (g) "Maximum Permissible Amount" - The lesser of (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code ss.415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) Limitation by the following fraction:

                  Number of months in the short Limitation Year
                                       12

         (h) "Defined contribution plan" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this
         Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined

                                       26.

         contribution plan an individual medical account (as defined in Code ss.415(i)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code ss.419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code ss.419A(d)(3)).

         (i) "Defined benefit plan" - A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

     [Note: - The definitions in paragraphs (j), (k) and (1) apply only if the limitation described in Section 3.18 applies to the Employees Plan.]




                                       27.

(j)      "Defined benefit plan fraction" -

          Projected annual benefit of the Participant under the defined benefit plan(s) The lesser of (i) 125% (subject to the "100%
                      limitation" in paragraph (1)) of the
 dollar limitation in effect under Code ss.415(b)(1)(A) for the Limitation Year, or (ii) 140% of the Participant's average Compensation for his high three (3) consecutive Years of Service

         To determine the denominator of this fraction, the Advisory Committee will make any adjustment required under Code ss.415(b) and will determine a Year of Service, unless otherwise provided in an addendum to Adoption Agreement Section 3.18, as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.


         Current Accrued Benefit. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code ss.415 as in effect at the end of the 1986 Limitation Year.

         (k)      "Defined contribution plan fraction" -

             Thesum, as of the close of the Limitation Year, of the
             Annual Additions to the Participant's Account under the
                          defined contribution plan(s)
                 The sum of the lesser of the following amounts
          determined for the Limitation Year and for each prior Year of
                       Service with the Employer:(i) 125%
        (subject to the "100% limitation" in paragraph (1)) of the dollar limitation in effect under Code ss.415(c)(1)(A) for the
                  Limitation Year (determined without regard to

                                       28.

     the special dollar limitations for employee stock ownership plans), or
       (ii) 35% of the Participant's Compensation for the Limitation Year

         For purposes of determining the defined contribution plan fraction, the Advisory Committee will not recompute Annual Additions in Limitation Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the Plan satisfied Code ss.415 for Limitation Years beginning prior to January 1, 1987, the Advisory Committee will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation Year, in accordance with this Section 3.19. If the sum of the redetermined fractions exceeds 1.0, the Advisory Committee will subtract permanently from the numerator of the defined contribution plan fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of the defined contribution plan fraction. In making the adjustment, the Advisory Committee must disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit. This Plan continues any transitional rules applicable to the determination of the defined contribution plan fraction under the Employees Plan as of the end of the 1986 Limitation Year.

         (l) "100%  Limitation."  If the 100% limitation  applies,  the Advisory
         Committee must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. If the Employer's Plan is a Standardized Plan the 100% limitation applies in all Limitation Years, subject to any override provisions under Section 3.18 of the Employer's Adoption Agreement. If the Employer overrides the 100% limitation under a Standardized Plan, the Employer must specify in its Adoption Agreement the manner in which the Plan satisfies the extra minimum benefit requirement of Code ss.416(h) and the 100% limitation must continue to apply if the Plan's top heavy ratio exceeds 90%. If the Employer's Plan is a Nonstandardized Plan the 100% limitation applies only if: (i) the Plan's top heavy ratio exceeds 90%; or (ii) the Plan's top heavy ratio is greater than 60%, and the Employer does not elect in its Adoption Agreement Section 3.18 to provide extra minimum benefits which satisfy Code ss.416(h)(2).

                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS


         4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. This Plan does not permit Participant nondeductible contributions unless the Employer maintains its Plan under a Code ss.401(k) Adoption Agreement. If the Employer does not maintain its Plan under a Code ss.401(k) Adoption Agreement and, prior to the adoption of this Master Plan, the Plan accepted Participant nondeductible contributions for a Plan Year beginning after December 31, 1986, those contributions must satisfy the requirements of Code ss.401(m). This Section 4.01 does not prohibit

                                       29.

the Plan's acceptance of Participant nondeductible contributions prior to the first Plan Year commencing after the Plan Year in which the Employer adopts this Master Plan.

         4.02 PARTICIPANT DEDUCTIBLE CONTRIBUTIONS. A qualified Plan may not accept Participant deductible contributions after April 15, 1987. If the Employer's Plan includes Participant deductible contributions ("DECs") made prior to April 16, 1987, the Advisory Committee must maintain a separate accounting for the Participant's Accrued Benefit attributable to DECs, including DECs which are part of a rollover contribution described in Section 4.03. The Advisory Committee will treat the accumulated DECs as part of the Participant's Accrued Benefit for all purposes of the Plan, except for purposes of determining the top heavy ratio under Section 133. The Advisory Committee may not use DECs to purchase life insurance on the Participant's behalf.

         4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS. Any Participant, with the Employer's written consent and after filing with the Trustee the form present by the Advisory Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of Article III.

         The Trustee will invest the rollover contribution in a segregated investment Account for the Participant's sole benefit unless the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee designation), in its sole discretion, agrees to invest the rollover contribution as part of the Trust Fund. The Trustee will not have any investment responsibility with respect to a Participant's segregated rollover Account. The Participant, however, from time to time, may direct the Trustee in writing as to the investment of his segregated rollover Account in property, or property interests, of any kind, real, personal or mixed; provided however, the Participant may not direct the Trustee to make loans to his Employer. A Participant's segregated rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date (or other valuation date) for each Plan Year, the Advisory Committee will allocate and credit the net income (or net loss) from a Participant's segregated rollover Account and the increase or decrease in the fair market value of the assets of a segregated rollover Account solely to that Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a rollover contribution in the same manner as any Employer contribution made to the Trust.

     An  eligible   Employee,   prior  to  satisfying  the  Plan's   eligibility
conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If

                                       30.

an Employee makes a rollover contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his rollover contribution Account to him as if it were an Employer contribution Account.

         4.04 PARTICIPANT CONTRIBUTION-FORFEITABILITY. A Participant's Accrued Benefit is, at all times, 100% Nonforfeitable to the extent the value of his Accrued Benefit is derived from his Participant contributions described in this
Article IV.

         4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION. A Participant, by giving prior written notice to the Trustee, may withdraw all or any part of the value of his Accrued Benefit derived from his Participant contributions described in this Article IV. A distribution of Participant contributions must comply with the joint and survivor requirements described in
Article VI, if those requirements apply to the P ant. A Participant may not exercise his right to withdraw the value of his Accrued Benefit derived from his Participant contributions more than once during any Plan Year. The Trustee, in accordance with the direction of the Advisory Committee, will distribute a Participant's unwithdrawn Accrued Benefit attributable to his Participant contributions in accordance with the provisions of Article VI applicable to the distribution of the Participant's Nonforfeitable Accrued Benefit.

         4.06 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT - The Advisory Committee must maintain a separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant contributions. A Participant's Accrued Benefit derived from his Participant contributions as of any applicable date is the balance of his separate Participant contribution Account(s).


                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

         5.01 NORMAL RETIREMENT AGE. The Employer must define Normal Retirement Age in its Adoption Agreement. A Participant's Accrued Benefit derived from Employer contributions is 100% Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date).

          5.02 PARTICIPANT DISABILITY OR DEATH. The Employer may elect in its Adoption Agreement to provide a Participant's Accrued Benefit derived from Employer contributions will be

                                       31.

     100% Nonforfeitable if the Participant's Separation from Service is a result of his death or his disability-

         5.03 VESTING SCHEDULE. Except as provided in Sections 5.01 and 5.02 for each Year of Service, a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions the percentage in the vesting schedule completed by the Employer in its Adoption Agreement.

(A) Election of Special Vesting Formula. If the Trustee makes a distribution (other than a cash-out distribution described in Section 5.04) to a partially-vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the Advisory Committee will establish a separate Account for the Participant's Accrued Benefit. At any relevant time following the distribution, the Advisory Committee will determine the Participant's Nonforfeitable Accrued Benefit derived from Employer contributions in accordance with the following formula: P(AB + (R x D)) - (R x D).

         To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived
Accrued Benefit at the relevant time, "R" is the ratio of "AB" to the Participant's Employer-derived Accrued Benefit immediately following the earlier distribution and "D" is the amount of the earlier distribution. If under a restated Plan, the Plan has made distribution to a partially-vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant's remaining Account. The Employer, in an addendum to its Adoption Agreement, numbered Section 5.03, may elect to modify this formula to read as follows: P(AB + D) - D.

         5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/ RESTORATION OF FORFEITED ACCRUED BENEFIT. If, pursuant to Article VI, a partially vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in Section 5.08), the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Accrued Benefit derived from Employer contributions. See
Section 5.09. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 5.03 is less than 100%. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable Accrued Benefit.

(A) Restoration and Conditions upon Restoration. A partially-vested Participant who is reemployed by the Employer after receiving a cash-out distribution of the Nonforfeitable percentage of his Accrued Benefit may repay the Trustee the amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(A). If a partially-vested Participant makes the cash-out distribution repayment, the Advisory Committee, subject to the conditions of this Section 5.04(A), must restore his Accrued Benefit attributable to Employer contributions to the same dollar amount as the dollar amount of his Accrued Benefit on the Accounting Date, or other valuation date,

                                       32.

immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Accrued Benefit includes restoration of all Code ss.411(d)(6) protected benefits with respect to that restored Accrued Benefit in accordance with applicable Treasury regulations. The Advisory
Committee will not restore a re-employed Participant's Accrued Benefit under this paragraph if:

          (1) 5 years have elapsed since the Participant's first re-employment date with the Employer following the cash-out distribution; or

         (2) The Participant incurred a Forfeiture Break in Service (as defined in Section 5.08). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Advisory Committee otherwise would restore.

(B) Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant's Accrued Benefit applies, the Advisory Committee will restore the Participant's Accrued Benefit as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Accrued Benefit, the Advisory Committee, to the extent necessary, will allocate to the Participant's Account:

         (1) First, the amount, if any, of Participant forfeitures the Advisory Committee would otherwise allocate under Section 3.05;

         (2) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

         (3) Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

         In an addendum to its Adoption Agreement numbered 5.04(B), the Employer may eliminate as a means of restoration any of the amounts described in clauses
(1), (2) and (3) or may change the order of priority of these amounts. To the extent the amounts described in clauses (1), (2) and (3) are insufficient to enable the Advisory Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01, the additional amount necessary to enable the Advisory Committee to make the required restoration. If, for a particular Plan Year, the Advisory Committee must restore the Accrued Benefit of more than one re-employed Participant, then the Advisory Committee will make the restoration allocations to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed

                                       33.

Participants. The Advisory Committee will not take into account any allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III.

(C) 0% Vested Participant. The Employer must specify in its Adoption Agreement whether the deemed cash-out rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Accrued Benefit derived from Employer contributions is entirely forfeitable at the time of his Separation from Service. If the Participant's Account is not entitled to an allocation of Employer contributions for the Plan Year in which he has a Separation from Service, the Advisory Committee will apply the deemed cash-out rule as if the 0% vested Participant received a cash-out distribution on the date of the Participant's Separation from Service. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Advisory Committee will apply the deemed cash-out rule as if the 0% vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of this Section 5.04, the Advisory Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his reemployment with the Employer. If the deemed cash-out rule does not apply to the Employer's Plan, a 0% vested Participant will not incur a forfeiture until he incurs a Forfeiture Break in Service.

         5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Advisory Committee restores the Participant's Accrued Benefit, as described in Section 5.04, the Trustee will invest the cash-out amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee must invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Advisory Committee restores the Participant's Accrued Benefit, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Advisory Committee will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Advisory Committee determines either of the conditions of Section 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

         5.06 YEAR OF SERVICE - VESTING. For purposes of vesting under Section 5.03, Year of Service means any 12-consecutive month period designated in the Employer's Adoption Agreement during which an Employee completes not less than the number of Hours of Service (not exceeding 1,000) specified in the Employees Adoption Agreement. A Year of Service includes any Year of Service earned prior to the Effective Date of the Plan, except as provided in Section 5.08.

         5.07 BREAK IN SERVICE - VESTING. For purposes of this Article V, a Participant incurs a "Break in Service" if during any vesting computation period he does not complete more than 500 Hours of Service. If pursuant to Section 5.06, the Plan does not require more than 500

                                       34.

Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a vesting computation period in which he fails to complete a Year of Service.

         5.08 INCLUDED YEARS OF SERVICE - VESTING. For purposes of determining "Years of Service" under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer except:

         (a) For the sole purpose of determining a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs 5 consecutive Breaks in Service.

         (b) The Plan disregards any Year of Service excluded under the Employer's Adoption Agreement.

         The Plan does not apply the Break in Service rule under Code ss.411(a)(6)(B). Therefore, an Employee need not complete a Year of Service after a Break in Service before the Plan takes into account the Employee's otherwise includible Years of Service under this Article V.

         5.09 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Accrued Benefit derived from Employer contributions occurs under the Plan on the earlier of:

          (a) The last day of the vesting computation period in which the Participant first incurs a Forfeiture Break in Service; or

         (b) The date the Participant receives a cash-out distribution.

         The Advisory Committee determines the percentage of a Participant's Accrued Benefit forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule of Section 5.03. A Participant does not forfeit any portion of his Accrued Benefit for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.14.






                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENT OF BENEFITS

         6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment,

                                       35.

the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section
6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. A distribution date under this Article VI, unless otherwise specified within the Plan, is the date or dates the Employer specifies in the Adoption Agreement, or as soon as administratively practicable following that distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

(A)      Separation from Service For a Reason Other Than Death.

         (1) Participant's Nonforfeitable Accrued Benefit Not Exceeding $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum, on the distribution date the Employer specifies in the Adoption Agreement but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant has attained Normal Retirement Age at the time of his Separation from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

         (2) Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to commence distribution of the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03. In the absence of an election by the Participant, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04), on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b)the Participant attains age 62; or (c) the Participant's Separation from Service.

         (3) Disability. If the Participant's Separation from Service is because of his disability, the Advisory Committee will direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in lump sum, on the distribution date the Employer specifies in the Adoption Agreement,

                                       36.

subject to the notice and consent requirements of this Article VI and subject to the applicable mandatory commencement dates described in Paragraphs (1) and (2).

         (4) Hardship. Prior to the time at which the Participant may receive distribution under Paragraphs (1), (2) or (3), the Participant may request a distribution from his Nonforfeitable Accrued Benefit in an amount necessary to satisfy a hardship, if the Employer elects in the Adoption Agreement to permit hardship distributions. Unless the Employer elects otherwise in the Adoption Agreement a hardship distribution must be on account of any of the following:
(a) medical expenses; (b) the purchase (excluding mortgage payments) of the Participant's principal residence; (c) post-secondary education tuition, for the next semester or quarter, for the Participant or for the Participant's spouse, children or dependents; (d) to prevent the eviction of the from his principal residence or the foreclosure on the mortgage of the Participant's family member; or (f) the Participant's disability. A partially-vested Participant may not receive a hardship distribution described in this Paragraph (A)(4) prior to incurring a Forfeiture Break in Service, unless the hardship distribution is a cash-out distribution (as defined in Article V). The Advisory Committee will direct the Trustee to make the hardship distribution as soon as administratively practicable after the Participant makes a valid request for the hardship distribution.

(B) Required Beginning Date. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Trustee to make distribution on the Participant's Required Beginning Date, subject to the transitional election, if applicable under Section 6.03(D). A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant, prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Participant was not a more than 5% owner, the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant who was not a more than 5% owner attained age 70 1/2 during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(C) Death of the Participant. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of Participant's death. Subject to the requirements of Section 6.04, the Advisory Committee will determine the death benefit by

                                       37.

reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

         (1) Deceased Participant's Nonforfeitable Accrued Benefit Does Not Exceed $3,500. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a single sum as soon as administratively practicable following the Participant's death or, if later, the, date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

         (2)  Deceased  Participant's  Nonforfeitable  Accrued  Benefit  Exceeds
$3,500. The Advisory Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary, as permitted under this Article VI. In the absence of an election, subject to the requirements of Section 6.04, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum on the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Advisory Committee receives notification of or otherwise confirms the Participant's death.

         If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than a joint and survivor annuity) this Article VI would permit for a Participant.

         6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restriction; prescribed by Section 6.03, a Participant or Beneficiary may elect distribution under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary. The Employer may elect in its Adoption Agreement to modify the methods of payment available under this Section 6.02.

         The distribution options permitted under this Section 6.02 are available only if the present value of the Participant Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. To facilitate installment payments under this Article VI, the Advisory Committee may direct the Trustee to segregate all or any part of the Participant's Accrued Benefit in a separate Account. The Trustee will invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the

                                       38.

payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of Section 6.04.

(A) Minimum Distribution Requirements for Participants. The Advisory Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code ss.401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII subject to the requirements of the Code 401(a)(9) regulations). The Advisory Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. ss.1.72-9. The Advisory Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

         If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code ss.401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are

                                       39.

incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

         The minimum distribution for the first distribution calendar year is due by the Participants Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code ss.401(a)(9) and the applicable Treasury regulations.

(B) Minimum Distribution Requirements for Beneficiaries. The method of distribution to the Participant's Beneficiary must satisfy Code ss.401(a)(9) and the applicable Treasury regulations. If the participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant's surviving spouse would have attained age 70 1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. ss.1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the lifer expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

     6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide a benefit

                                       40.

notice to a Participant  who is eligible to make an election  under this Section
6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

         If a Participant  or Beneficiary  makes an election  prescribed by this
Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section
6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

(A) Participant Elections After Separation from Service. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $3,500, he may elect to have the Trustee commence distribution as of any distribution date permitted under the Employer's Adoption Agreement Section 6.03. The Participant may reconsider an election at any to the annuity starting date and elect to commence distribution as of any other distribution date permitted under the Employees Adoption Agreement Section 6.03. If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer. Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the elections under Adoption Agreement
Section 6.03.

(B) Participant Elections Prior to Separation from Service. The Employer must specify in its Adoption Agreement the distribution election rights, if any, a Participant has prior to his Separation from Service. A Participant must make an election under this Section 6.03(B) on a form prescribed by the Advisory
Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(B) within the 90 day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee. The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

(C) Death Benefit Elections. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee

                                       41.

distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

(D) Transitional Elections.  Notwithstanding the provisions of Sections 6.01 and
6.02 the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1994, the Advisory Committee must distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that designation, subject however, to the survivor requirements, if applicable, of Sections 6.04, 6.05 and 6.06. This Section 6.03(D) does not apply to a pre-1984 distribution designation, and the Advisory Committee will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Code 401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Accrued Benefit as of December 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the payment period of the distribution; or, (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02(A) if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02(B) if the distribution designation had not been in effect. The Advisory Committee will apply this Section 6.03(D) to rollovers and transfers in accordance with Part J of the Code ss.401(a)(9) Treasury regulations.

         6.04     ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES.

(A) Joint and Survivor Annuity. The Advisory Committee must direct the Trustee to distribute a married or unmarried Participant's Nonforfeitable Accrued Benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section 6.05) within the 90 day period ending on the annuity starting date. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's
Nonforfeitable Accrued Benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Accrued Benefit. On or before the annuity starting date, the Advisory Committee without Participant or spousal consent, must direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with
Section 6.01, if the Participant's Nonforfeitable Accrued Benefit is not greater than $3,500. This Section 6.04(A) applies only to a Participant who has completed at least one Hour of Service with the Employer after August 22, 1984.


                                       42.

(B) Preretirement Survivor Annuity. If a married Participant dies prior to his annuity starting date, the Advisory Committee will direct the Trustee to distribute a portion of the Participant's Nonforfeitable Accrued Benefit to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in Section 6.06) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Accrued Benefit is attributable to those contributions. The portion of the Participant's Nonforfeitable Accrued Benefit not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of this Article VI. If the present value of the preretirement survivor annuity does not exceed $3,500, the Advisory Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a preretirement survivor annuity. This Section 6.40(B) applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one Hour of Service with the Employer after August 22, 1984, or (ii) separated from Service with at least 10 Years of Service (as defined in Section 5.06) and completed at least one Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

(C) Surviving Spouse Elections. If the present value of the preretirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 6.02, and may elect any of the forms of payment described in Section 6.02 in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

(D) Special Rules. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Advisory Committee must direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with Sections 6.01,
6.02 and 6.03. The Advisory Committee will reduce the Participant's Nonforfeitable Accrued Benefit by any security interest (pursuant to any offset rights authorized by Section 10.03(E) held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable Accrued Benefit distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in Section 10.03(E) of the Plan. For purposes of applying this Article VI, the Advisory Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent

                                       43.

provided under a qualified domestic relations order described in Section 6.07. The provisions of this Section 6.04, and of Sections 6.05 and 6.06, apply separately to the portion of the Participant's Nonforfeitable Accrued Benefit subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Accrued Benefit not subject to that order.

(E) Profit Sharing Plan Election. If this Plan is a profit sharing plan, the Employer must elect the extent to which the preceding provisions of Section 6.04 apply. If the Employer elects to apply this Section 6.04 only to a Participant described in this Section 6.04(E), the preceding provisions of this Section 6.04 apply only to the following Participants: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code ss.417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 13.06; (2) a Participant who elects a life annuity distribution (if Section 6.02 or Section
13.02 of the Plan requires the Plan to provide a life annuity distribution option); and (3) a Participant whose benefits under a defined benefit plan maintained by the Employer are offset by benefits provided under this Plan. If the Employer elects to apply this Section 6.04 to all Participants, the preceding provisions of this Section 6.04 apply to all Participants described in the first two paragraphs of this Section 6.04, without regard to the limitations of this Section 6.04(E). Sections 6.05 and 6.06 only apply to Participants to whom the preceding provisions of this Section 6.04 apply.

6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

         A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this Section 6.05, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.07.

                                       44.

         The Advisory Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Advisory Committee establishes the Participant does not have a spouse, the Advisory Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

         6.06 WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY. The Advisory Committee must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Advisory Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

         A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Advisory Committee will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Advisory Committee will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this Section 6.06.

     6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory

                                       45.

Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code ss.414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code ss.414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. The Employer, in an
addendum  to  its  Adoption   Agreement   numbered  6.07,  may  elect  to  limit
distribution to an alternate payee only when the Participant has attained his earliest retirement age under the Plan. Nothing in this Section 6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to, receive a form of payment not otherwise permitted under the Plan.

         The Advisory Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Advisory Committee promptly will notify the Participant and any alternate payee named in the order, in writing of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Advisory Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Advisory Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

         If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Advisory Committee is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Advisory Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Advisory Committee does not make its determination of the qualified status of the order within the 18-month determination period, the Advisory Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Advisory Committee later determines the order is a qualified domestic relations order.

         To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or

                                       46.

distributions, required under this Section 6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

                                   ARTICLE VII
                       EMPLOYER ADMINISTRATIVE PROVISIONS

         7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan together with any other information which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

         7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Advisory Committee (unless the Employer is the Advisory Committee), the Trustee, the Custodian, if any, or the Plan Administrator (unless the Employer is the Plan Administrator).

         7.03 INDEMNITY OF CERTAIN FIDUCIARIES. Subject to the provisions of this Section 7.03, to the full extent permitted by law, the Employer shall indemnify each past, present and future Plan Administrator, member of the Advisory Committee and Trustee (or Custodian) (hereinafter all such indemnified persons and entities shall be jointly and severally referred to as the "Indemnified Party") against, and each Indemnified Party shall be entitled without further act on his part to indemnity from the Employer for, any and all losses, liabilities, costs and expenses (including the amount of judgments, court costs, reasonable attorneys' fees, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Employer itself) incurred by such Indemnified Party in connection with or arising out of any pending, threatened or anticipated possible action, suit or other proceeding, including any investigation that might lead to such a proceeding, in which he is or may be involved by reason of or in connection with his being or having been a Plan Administrator, member of the Advisory Committee, Trustee or Custodian, whether or not he continues to be a Plan Administrator, member of the Advisory Committee, Trustee or Custodian at the time of incurring any such losses, liabilities, costs and expenses (collectively, the "Losses"); provided, however, that such indemnity shall not include any losses, liabilities, costs and expenses incurred by such Indemnified Party (i) with respect to any matters as to which he is finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence, bad faith or intentional misconduct in the performance of his duties as a Plan Administrator, member of the Advisory Committee, Trustee or Custodian, or (ii) with respect to any matter to the extent that a settlement thereof is effected in an amount in excess of the amount approved by the Employer, which approval shall not be unreasonably withheld.

         The Employer's obligation hereunder to indemnify the Indemnified Party shall exist without regard to the cause or causes of the matters for which indemnity is owed and expressly includes (but is not limited to) the Losses, directly or indirectly, relating to, based upon,, arising out of, or resulting

                                       47.

from any conceivable or possible combination of negligence, fault or wrong doing, it being the express specific intent of the Employer to provide the maximum possible indemnification protection hereunder, but excluding any such Losses that are found by a court of competent jurisdiction to have resulted solely from gross negligence, bad faith or intentional misconduct.

         No right of indemnification hereunder shall be available to, or enforceable by, any such Indemnified Party unless, within sixty (60) days after his actual receipt of service of process in any such action, suit or other proceeding (or such longer period as may be approved by the Employer), he shall have offered the Employer, in writing, the opportunity to handle and defend same at its sole expense. The decision by the Employer to handle the proceeding shall conclusively determine that such Indemnified Party is entitled to the indemnity provided herein unless then otherwise expressly agreed by the Indemnified Party. Until and unless a final judicial determination has been made that indemnity is not applicable, all such Indemnified Party's expenses shall be promptly and fully paid or reimbursed by the Employer upon demand by such person. The foregoing right of indemnification shall inure to the benefit of the successors and assigns, and of the heirs, executors, administrators and personal representatives of each such Indemnified Party and shall be in addition to all other rights to which each such Indemnified Party may be entitled as a matter of law, contract, or otherwise. The indemnification provisions of this Section 7.03 shall not relieve any Indemnified Party from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, any Indemnified Party and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement must be consistent with and does not violate ERISA. Subject to the above provisions of this Section 7.03, the indemnification provisions of this Section 7.03 extend to each Indemnified Party except to the extent provided by a letter agreement executed by the Employer and any person who otherwise would be an Indemnified Party under this Section 7.03.

         7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or re-investment of any part of the Trust Fund.

         7.05 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the vesting schedule at any time, the Advisory Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

                                       48.

         If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. For Plan Years beginning prior to January 1, 1989, the election described in the preceding sentence applies only to Participants having at least 5 Years of Service with the Employer. The Participant must file his election with the Advisory Committee within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Advisory Committee, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 7.05 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this
Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit. Furthermore, the Advisory Committee must treat any shift in the vesting schedule, due to a change in the Plan's top heavy status, as an amendment to the vesting schedule for purposes of this Section 7.05.

                                  ARTICLE VIII
                      PARTICIPANT ADMINISTRATIVE PROVISIONS

         8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Nonforfeitable Accrued Benefit (including any life insurance payable to the Participant's Account) in the event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

(A) Coordination with survivor requirements. If the joint and survivor requirements of Article VI apply to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Article
VI) to the Participant's Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the pre-retirement survivor annuity is not valid; and
(2)  if  the  Participant   dies  prior  to  his  annuity   starting  date,  the
Participant's Beneficiary designation will apply only apply to the portion of the death benefit which is not payable as a pre-retirement survivor annuity. Regarding clause (2), if the Participant's surviving spouse is a primary Beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a pre-retirement survivor annuity.


                                       49.

(B) Profit sharing plan exception. If the Plan is a profit sharing plan, the Beneficiary designation of a married Exempt Participant is not valid unless the Participant's spouse consents (in a manner described in Section 6.05) to the Beneficiary designation. An "Exempt Participant" is a Participant who is not subject to the joint and survivor requirements of Article VI. The spousal consent requirement in this paragraph does not apply if the Exempt Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death, or if the Participant's spouse is the Participant's sole primary Beneficiary.

         8.02 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him, then the Trustee will pay the Participant's Nonforfeitable Accrued Benefit in accordance with Section 6.02 in the following order of priority, unless the Employer specifies a different order of priority in an addendum to its Adoption Agreement, to:

         (a)      The Participant's surviving spouse;

         (b) The Participant's surviving children, including adopted children, in equal shares;

         (c)      The Participant's surviving parents, in equal shares; or

         (d)      The Participant's estate.

         If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire Nonforfeitable Accrued Benefit, the Trustee will pay the remaining Nonforfeitable Accrued Benefit to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise or unless the Employer provides otherwise in its Adoption Agreement. If the Plan is a profit sharing plan, and the Plan includes Exempt Participants, the Employer may not specify a different order of priority in the Adoption Agreement unless the Participant's surviving spouse will be first in the different order of priority. The Advisory Committee will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.

         8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administrating the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request.

         8.04 ADDRESS FOR NOTIFICATION. Each ant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or

                                       50.

as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

         8.05 ASSIGNMENT OR ALIENATION. Subject to Code ss.401(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

         8.06 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

         8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

         8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator must h him with a copy of any item listed in this Section
8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

         8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a Beneficiary ("Claimant") may file with the Advisory Committee a written claim for benefits, if the Participant or Beneficiary determines the distribution procedures of the Plan have not provided him his proper Nonforfeitable Accrued Benefit. The Advisory Committee must render a decision on the claim within 60 days of the Claimant's written claim for benefits. The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

         (a)      The specific reason for the denial;

         (b) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;


                                       51.

         (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

         (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrators notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75-day period will render the Advisory Committee's determination final binding and conclusive.

         If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Advisory Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a for benefits later than 120 days after its receipt of a request for review.

         The Plan Administrator's notice of denial of benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

         8.10 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Trustee consents in writing to permit such direction. If the Trustee consents to Participant direction of investment the Trustee will accept direction from each Participant on a written election form (or other written agreement), as a part of this Plan, containing such conditions, limitations and other provisions the parties deem appropriate. The Trustee or, with the Trustee's consent, the Advisory Committee, may establish written procedures, incorporated specifically as part of this Plan, relating to Participant direction of investment under this
Section 8.10. The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. The Trustee is not liable for:-any loss, nor is the Trustee liable for any breach, resulting from a Pa ant's direction of the investment of any part of his directed Account.

         The Advisory Committee, to the extent provided in a written loan policy adopted under Section 9.04, will treat a loan made to a Participant as a Participant direction of investment under this Section 8.10. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing

                                       52.

Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the amount paid to the Participant's separate Account under the Plan.

         If the Trustee consents to Participant direction of investment of his Account, the Plan treats any post-December 31, 1981, investment by a Participant's directed Account in collectibles (as defined by Code ss.408(m) as deemed distribution to the Participant for Federal income tax purposes.

                                   ARTICLE IX
ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

         9.01 MEMBERS' COMPENSATION, EXPENSES. The Employer must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an Advisory Committee appointment, the Plan Administrator assumes the powers, duties and responsibilities of the Advisory Committee. The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, except to the extent the Trust properly pays for such expenses, pursuant to Article X.

         9.02 TERMS. Each member of the Advisory Committee serves until the appointment of his successor.

         9.03 POWERS. In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filing of the vacancy.

          9.04 GENERAL. The Advisory Committee has the following powers and duties:

          (a) To select a Secretary, who need not be a member of the Advisory Committee;

         (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

         (c) To construe and enforce the terms of the Plan and the rules and regulations it adopts; including interpretation of the Plan documents and documents related to the Plan's operation;

          (e) To direct the Trustee as respects the crediting and distribution of the Trust;

         (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

                                       53.

         (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

         (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

         I) To engage the service of an Investment Manger or Managers (as defined in ERISA ss.3(38), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

         (j) To establish, in its sole discretion, a nondiscriminatory policy (see Section 9.04(A)) which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and

         (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

         The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

(A) Loan Policy. If the Advisory Committee adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section 9.04 specifically incorporates a written loan policy as part of the Employer's Plan.

         9.05 FUNDING POLICY. The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objective. The Advisory Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manger the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

     9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

     9.07 AUTHORIZED REPRESENTATIVE. The Advisory Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications,

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certificates,  consents,  approvals,  waivers,  letters or other documents.  The
Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

         9.08 INTERESTED MEMBER. No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

         9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan, If a Participant re-enters the Plan subsequent to his having a Forfeiture Break in Service, the Advisory Committee, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

         The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

         9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant's life.

         For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution. Any distribution (other than a distribution from a segregated Account) made to a Participant (or to his Beneficiary) more than 90 days after the most recent valuation date may include interest on the amount of the distribution as an expense of the Trust Fund. The interest, if any, accrues from such valuation date to the date of the distribution at the rate established in the Employer's Adoption Agreement.

         9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN. A "valuation date" under this Plan is each Accounting Date and each interim valuation date determined under Section 10.14. As of each date the Advisory Committee must adjust Accounts to reflect net

                                       55.

income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

(A) Trust Fund Accounts. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.14, for amounts charged during the valuation period to the Accounts in accordance with Section
9.13 (relating to distributions) and Section 11.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Advisory Committee then, subject to the restoration allocation requirements of
Section 5.04 or of Section 9.14, will allocate the net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

(B) Segregated Investment Accounts. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. The Advisory Committee will adopt uniform and nondiscriminatory procedures for determining income or loss of a segregated investment Account in a manner which reasonably reflects investment directions relating to pooled investments and investment directions occurring during a valuation period. As of the valuation date, the Advisory Committee must reduce a segregated Account for any forfeiture arising under
Section 5.09 after the Advisory Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

(C) Additional rules. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in Section 9.11. If the Employer maintains its Plan under a Code ss.401(k) Adoption Agreement, the Employer may specify in its Adoption Agreement alternate valuation provisions authorized by that Adoption Agreement. This
Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust. The Advisory Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

         9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA required may be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

     9.13 ACCOUNT CHARGED. The Advisory Committee will charge a Participant's Account for all distributions made from that Account to the Participant, to his Beneficiary or to

                                       56.

an alternate payee. The Advisory Committee also will charge a Participant's Account for any administrative expenses incurred by the Plan directly related to that Account.

         9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the Trustee or the Advisory Committee to search for, or to ascertain the whereabouts of, any Participant of Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Advisory Committee, by certified or registered mail addressed to his last known address of record with the Advisory Committee or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 9.14 and otherwise must comply with the notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within 6 months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with Section 3.05. A forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. Pending forfeiture, the Advisory Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

         If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory Committee must restore the Participant's or Beneficiary's forfeited Accrued
Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee must direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him not later than 60 days after the close of the Plan Year in which the Advisory Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section 9.14 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.



                                    ARTICLE X
                    TRUSTEE AND CUSTODIAN, POWERS AND DUTIES


                                       57.

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         10.01 ACCEPTANCE.  The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

         10.02 RECEIPT-OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

         10.03    INVESTMENT POWERS.

(A) Discretionary  Trustee Designation.  If the Employer,  in Adoption Agreement
Section 1.02, designates the Trustee to administer the Trust as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, Participant or Advisory Committee direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Advisory Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

         (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including mutual funds established and maintained as collective investment funds for trust accounts by the Trustee or its affiliate), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury Bills U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes, including but not limited to master notes, or other property of any kind, real or personal or mixed, whether tangible or intangible or productive of income, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

         (b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust fund in a bank account at reasonable interest and to hold uninvested at any time, without liability for interest thereon for a reasonable period of time, any amount of money received by the Trustee or raised by

                                       58.

          the Trustee from the sale of investments or otherwise until same can be reinvested or disbursed.

         (c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code ss.414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code ss.584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code ss.1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

         (d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

         (e) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

         (f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

          (g) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

         (h) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

         (i) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

         (j) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories, in Federal Reserve Book-Entry or bearer form or in another form as it may deem best without disclosing the relationship.


                                       59.

         (k) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

         (1) To retain any funds or property subject to any dispute without liability for the payment of interest and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

         (m)      To file all tax returns required of the Trustee.

         (n) To furnish to the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Employer, the Plan Administrator or the Advisory Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object. Nothing herein contained shall impair the right of the Trustee to a judicial settlement, in any state or federal court of competent jurisdiction, of any account including the final accounting, rendered by the Trustee.

         (o) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

         (p) To invest any of the funds of the Trust into the Retirement Investment Trust, or any other open-end, diversified, management investment company that is specified in an addendum to the Employer's Adoption Agreement and that offers collective investment funds for retirement accounts as to which Texas Commerce Bank National Association or any affiliated bank serves as a trustee.

         (q) To exercise all the rights, powers, options and privileges now or hereafter granted to trustees under applicable state law (as defined in Section 12.07), except such as conflict with the terms of the Plan or ERISA. The Trustee shall have, hold, manage, control, use, invest and reinvest, disburse and dispose of the Trust Fund as if the Trustee were the owner thereof in fee simple instead of in trust, subject only to such limitations as are required under applicable state law (as defined in Section 12.07) that cannot be waived, and subject to ERISA.

(B) Nondiscretionary Trustee Designation/Appointment of Custodian. If the Employer, in its Adoption Agreement Section 1.02, designates the Trustee to administer the Trust as -a nondiscretionary Trustee, then the Trustee will not have any discretion or authority with regard to the investment of the Trust Fund, but must act solely as a directed trustee of the funs contributed to

                                       60.

it. A nondiscretionary Trustee, as directed trustee of the funds held by it under the Employer's Plan, is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely as directed trustee in accordance with the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and management of a properly appointed Investment Manager or subject to Advisory Committee or Participant direction of investment):

         (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including mutual funds established and maintained as collective investment funds for trust accounts by the Trustee or its affiliate), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury Bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States limited partnerships, insurance contracts of any type, mortgages, notes, including or not limited to master notes, or other property of any kind, real or personal or mixed, whether tangible or intangible or productive of income, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Named Fiduciary deems appropriate.

         (b) To retain in cash so much of the Trust Fund as the Named Fiduciary may direct in writing to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest, including, specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b) at reasonable interest and to hold uninvested at any time as directed by the Named Fiduciary, without liability for interest thereon for a reasonable period of time, any amount of money received by the Trustee or raised by the Trustee from the sale of investments or otherwise until same can be reinvested or disbursed.

         (c) To sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal in such manner, for such considerations and on such terms and conditions as the Named Fiduciary directs in writing.

         (d) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.


                                       61.

         (e) To borrow -money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

         (f) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

         (g) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

         (h) To hold any securities or other property in the name of the nondiscretionary Trustee or its nominee, with depositories or agent depositories, in Federal Reserve Book-Entry or bearer form or in another form as the Named Fiduciary may deem best, with or without disclosing the custodial relationship.

         (i) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

         (j) To file all tax returns required of the Trustee.

         (k) To furnish to the Named Fiduciary, the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the nondiscretionary Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Named Fiduciary, the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Named Fiduciary, the Employer, the Plan Administrator or the Advisory Committee files with the nondiscretionary Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object. Nothing herein contained shall impair the right of the nondiscretionary Trustee to a judicial settlement, in any state or federal court of competent jurisdiction, of any account including the final accounting, rendered by the nondiscretionary Trustee.

         (l) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.


                                       62.

         (m) To exercise all the rights, powers, options and privileges now or hereafter granted to trustees under applicable state law (as defined in Section 12.07), except such as conflict with the terms of the Plan or ERISA. The Trustee shall have, hold, manage, control, use, invest and reinvest, disburse and dispose of the Trust Fund as if the Trustee were the owner thereof in fee simple instead of in trust, subject only to such limitations as are required under applicable state law (as defined in Section 12.07) that cannot be waived, and subject to ERISA.

         (n) To invest any of the funds of the Trust into the Retirement Investment Trust, or any other open-end, diversified, management investment company that is specified in an addendum to the Employer's Adoption Agreement and that offers collective investment funds for retirement accounts as to which Texas Commerce Bank National Association or any affiliated bank serves as a trustee.

         Appointment of Custodian. The Employer may appoint a Custodian under the Plan, the acceptance by the Custodian indicated on the execution page of the Employer's Adoption Agreement. If the Employer appoints a Custodian, the Employer's Plan must have a discretionary Trustee, as described in Section 10.03(A). A Custodian has the same powers, rights and duties as a nondiscretionary Trustee, as described in this Section 10.03(B). The Custodian accepts the terms of the Plan and Trust by executing the Employer's Adoption Agreement. Any reference in the Plan to a Trustee also is a reference to a Custodian where the context of the Plan dictates. A limitation of the Trustee's liability by Plan provision also acts as a limitation of the Custodian's liability. Any action taken by the Custodian at the discretionary Trustee's direction satisfies any provision in the Plan referring to the Trustee's taking that action.

         Modification of Powers/Limited Responsibility. The Employer and the Custodian or nondiscretionary Trustee, by letter agreement, may limit the powers of the Custodian or nondiscretionary Trustee to any combination of powers listed within this Section 10.03(B). If there is a Custodian or a nondiscretionary Trustee under the Employer's Plan, then the Employer, in adopting this Plan acknowledges the Custodian or nondiscretionary Trustee has no discretion with respect to the investment or re-investment of the Trust Fund and that the Custodian or nondiscretionary Trustee is acting solely as custodian or as directed trustee with respect to the assets comprising the Trust Fund.

(C) Limitation of Powers of Certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then paragraphs
(a), (c), (e), (f), (g) of Section 10.03(B), Section 10.16 and Article XI do not apply to that bank and that bank only has the power and authority to exercise the remaining powers, rights and duties under Section 10.03(B).

(D) Named Fiduciary/Limitation of Liability of Nondiscretionary Trustee or Custodian. Under a nondiscretionary Trustee designation, the Named Fiduciary under the Employer's Plan has the sole responsibility for the management and control of the Employer's Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager

                                       63.

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or with  respect to a Plan asset  properly  subject to  participant  or Advisory
Committee direction of investment. If the Employer appoints a Custodian, the Named Fiduciary is the discretionary Trustee. Under a nondiscretionary Trustee designation, unless the Employer designates in writing another person or persons to serve as Named Fiduciary, the Named Fiduciary under the Plan is the president of a corporate Employer, the managing partner of a partnership Employer or the
sole  proprietor,  as  appropriate.   The  Named  Fiduciary  will  exercise  its
management  and control of the Trust Fund  through its written  direction to the
nondiscretionary  Trustee  or  to  the  Custodian,   whichever  applies  to  the
Employer's Plan.

         The nondiscretionary Trustee or Custodian has no duty to review or to make recommendations regarding investments made at the written direction of the, Named Fiduciary. The nondiscretionary Trustee or Custodian must retain any investment obtained at the written direction of the Named Fiduciary until further directed in writing by the Named Fiduciary to dispose of such investment. The nondiscretionary Trustee or Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any written direction described in this paragraph. Furthermore, the Employer agrees to indemnify and to hold the nondiscretionary Trustee or Custodian harmless from any damages, costs or expenses, including reasonable counsel fees, which the nondiscretionary Trustee or Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee's or Custodian's compliance with any written direction described in this paragraph.

(E) Participant Loans. This Section 10.03(E) specifically authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or to a Beneficiary in accordance with the loan policy established by the Advisory Committee, provided: (1) the loan policy satisfies the requirements of Section 9.04; (2) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly
Compensated Employees than for other Employees; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a-specified time; (5) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Accrued Benefit; and (7) the loan otherwise conforms to the exemption provided by Code ss.4975(d)(1). If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not Pledge any portion of his Accrued Benefit as security for a loan made after August 18, 1985, unless, within the 90 day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.05 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is an "S Corporation," a Participant who is a shareholder-employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code ss.318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan, unless

                                       64.

he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is not an unincorporated trade or business nor an "S Corporation," this Section 10.03(E) does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

(F) Investment in qualifying Employer securities and qualifying Employer real property. The investment options in this Section 10.03(F) include the -ability to invest in qualifying-Employer securities or qualifying Employer real property, as defined in and as limited by ERISA. If the Employer's Plan is a Nonstandardized profit sharing plan, it may elect in its Adoption Agreement to permit the aggregate investments in qualifying Employer securities and in qualifying Employer real property to exceed 10% of the value of Plan assets. Unless the qualifying Employer Securities are readily traded on an established securities market, the Named Fiduciary shall obtain from an "independent appraiser," within the meaning of Section 401(a)(28)(C) of the Code, an annual appraisal of such qualified Employer Securities with respect to activities carried on by the Plan. A copy of such independent appraisal shall be attached to this Agreement each year.

         10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, the Advisory Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer, Plan Administrator or Advisory Committee may specify in writing. The Trustee must furnish the Plan Administrator or Advisory Committee with whatever information relating to the Trust Fund the Plan Administrator or Advisory Committee considers necessary.

         10.05 FEES AND EXPENSES FROM FUND. A Trustee or Custodian will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee or Custodian. No person who is receiving full pay from the Employer may receive compensation for services as Trustee or as Custodian. The Trustee will pay from the Trust Fund all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays such fees and expenses. Any fee or expense paid directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Fund. If all or a portion of the Trust is invested by the Trustee in the Retirement Investment Trust, then funds from the Trust that are so invested shall be subject to the compensation and expenses that are set forth in the then-effective Prospectus of the Retirement Investment trust, which will be provided to the Employer when funds from the Trust are so invested. The provisions of this Section 10.05 shall equally apply to any other open-end, diversified management company described in Section 10.03(A)(p).

     10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Advisory Committee, the Trustee, Custodian, Participants and Beneficiaries.


                                       65.

         10.07 PROFESSIONAL -AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

         10.08 DISTRIBUTION OF CASH OR PROPERTY. The Trustee may make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Trustee. For purposes of a distribution to a Participant or to a Participant's designated Beneficiary or surviving spouse, "property" includes a Nontransferable Annuity Contract, provided the contract satisfies the requirements of this Plan.

         10.09 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, the Trustee must promptly notify the Advisory Committee and then dispose of the payment in accordance with the subsequent direction of the Advisory Committee.

         10.10 THIRD PARTY/MULTIPLE TRUSTEES. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

         10.11 RESIGNATION. The Trustee or Custodian may resign its position at any time by giving 30 days' written notice in advance to the Employer and to the Advisory Committee. If the Employer fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee. The Employer, in its sole discretion, may replace a Custodian. If the Employer does not replace a Custodian, the discretionary Trustee will assume possession of Plan assets held by the former Custodian.

         10.12 REMOVAL. The Employer, by giving 30 days' written notice in advance to the Trustee, may remove any Trustee or Custodian. In the event of the resignation or removal of a Trustee, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two-or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

                                       66.

         10.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and by filing the acceptance with the former Trustee and the Advisory Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Advisory Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

         10. 14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Trustee also must value the Trust Fund on such other valuation dates as directed in writing by the Advisory Committee or as required by the Employer's Adoption Agreement.

         10.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager the Advisory Committee may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Advisory Committee, the Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

         The limitation on liability described in this Section 10.15 also applies to the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 10.17 of the Plan. However, if a discretionary Trustee, pursuant to the delegation described in Section 10.17 of the Plan, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee's actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA. The Employer, the discretionary Trustee and an ancillary trustee may execute a letter agreement as a part of this Plan delineating any indemnification agreement between the parties.

         10.16 INVESTMENT IN GROUP TRUST FUND. The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code ss.401(a). This authorization applies solely to a group trust fund exempt from taxation under Code ss.501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group

                                       67.

trust fund will govern any investment of Plan assets in that fund. The Employer must specify in an attachment to its adoption agreement the group trust fund(s) to which this authorization applies. If the Trustee is acting as a nondiscretionary Trustee, the investment in the group trust fund is available only in accordance with a proper direction, by the Named Fiduciary, in accordance with Section 10.03(B). Pursuant to paragraph (c) of Section 10.03(A) of the Plan, a Trustee has the authority to invest in certain common trust funds and collective investment funds without the need for the authorizing addendum described in this Section 10.16.

         Furthermore, at the Employer's direction, the Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trust created under any other qualified retirement. plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.

         10.17    APPOINTMENT OF ANCILLARY TRUSTEE-OR INDEPENDENT FIDUCIARY.
The Employer, in writing, may appoint any person in any State to act as ancillary trustee with respect to a designated portion of the Trust Fund, subject to the consent required under Section 1.02 if the Master Plan Sponsor is a financial institution. An ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the ancillary trustee and to the terms of the Plan or of ERISA. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 10.03 of the Plan including the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code ss.584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a State and the ancillary trustee (or its affiliate, as defined in Code ss.1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of
Section 10.16 of the Plan.

         The ancillary trustee may resign its position at any time by providing at least 30 days' advance written notice to the Employer, unless the Employer waives this notice requirement. The Employer, in writing, may remove an ancillary trustee at any time. In the event of resignation or removal, the Employer may appoint another ancillary trustee, return the assets to the control and management of the Trustee or receive such assets in the capacity of ancillary trustee. The Employer may delegate its responsibilities under this
Section 10.17 to a discretionary Trustee under the Plan, but not to a nondiscretionary Trustee or to a Custodian, subject to the acceptance by the discretionary Trustee of that delegation.


                                       68.

         If the US. Department of Labor ("the Department") requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the Department. The independent fiduciary will have the duties, responsibilities and powers prescribed by the Department and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the Department and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

         10.18 EVIDENCE OF ACTION BY ADVISORY COMMITTEE. Any action to be taken or any direction to be given by the Advisory Committee shall be taken or given by written instrument signed on behalf of the Advisory Committee by the person or persons designated by the Advisory Committee to give notification, instructions or advice to the Trustee, as the case may be. The chairman of the Advisory Committee shall certify to the Trustee the name or names of any person or persons designated to give notifications, instructions or advice to the Trustee. Until the Advisory Committee notifies the Trustee that any such person is no longer authorized to act for the Advisory Committee, the Trustee may continue to rely on the authority of such person.

         The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the Advisory Committee which the Trustee believes to have been signed by the person or persons authorized to act for the Advisory Committee.

         In the event that any dispute shall arise as to the persons to whom payment of any funds or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.

         The Employer hereby agrees to indemnify the Trustee against any and all claims, liabilities, costs or expenses incurred by the Trustee resulting from the breach or an alleged breach of a fiduciary duty to the Plan by a party other than the Trustee, including, but not limited to, any fiduciary duty or responsibility owed to the Plan by an Investment Manager appointed hereunder or any predecessor trustee; provided, however, that, except as otherwise provided in Section 7.03, nothing herein shall be construed as an indemnification of the Trustee for any claims, liabilities, costs or expenses resulting from a breach of its own fiduciary duties with respect to the Plan or Trust or its own gross negligence or misconduct

         Communications to the Trustee shall be sent to the Trustee's registered office or to such other address as the Trustee may specify in writing. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee.

         Communications to the Advisory Committee or to the Employer shall be sent to the Employer's principal office or to such other address as the Employer may specify in writing.


                                       69.

         10.19 ALLOCATION OF RESPONSIBILITIES AMONG FIDUCIARIES. For purposes of ERISA, it is recognized that the Employer, Trustee, Plan Administrator, Advisory Committee and the Investment Manager, if any, are fiduciaries (collectively referred to herein as the "Fiduciaries"), but only with respect to those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan; provided, however, that nothing herein shall prevent a Fiduciary from acting in more than one fiduciary capacity under the Plan. Each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan and in the absence of actual knowledge to the contrary is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and, except as otherwise provided by applicable law which cannot be waived, shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust fund in any manner against investment loss or depreciation in asset values.

         10.20    SPECIAL PROVISIONS REGARDING RETIREMENT INVESTMENT TRUSTS.
If the Trustee invests funds of the Trust in the Retirement Investment Trust, funds so invested will be subject to the fees charged by the Retirement Investment Trust and the otherwise applicable Trustee fees may be modified as described in Section 10.05 of this Plan, which may result in an overall increase in the total fees charged to the Trust, all as more fully set forth in the current Prospectus of the Retirement Investment Trust (the "Prospectus"). The Plan Administrator shall specifically authorize the Supervisory Committee of the Retirement Investment Trust to appoint an investment advisor according to its Rules and Procedures and to pay the investment advisor the fees and expenses described in the Prospectus. Furthermore, with respect to any investment in the Retirement Investment Trust, the Employer shall waive in advance its right under Texas law to receive written confirmations of purchases and sales of interests in the Retirement Investment Trust. The Employer shall acknowledge to the Trustee receipt of the current Prospectus and shall deliver a copy thereof to each Participant in the Plan, if direction of investment is permitted, and shall deliver to each Participant making contributions and each new Participant, a copy of the then-current Prospectus. The provisions of this Section 10.20 shall equally apply to any other open-ended, diversified management company described in Section 10.03(A)(p).

                                   ARTICLE XI
             PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY

         11.01 INSURANCE BENEFIT. The Employer may elect to provide incidental life insurance benefits for insurable Participants who consent to life insurance benefits by signing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to an allocation to the Participant's Account. At an insured Participant's written direction, the Trustee will use all or any portion of the Participant's nondeductible voluntary contributions, if any, to pay insurance premiums covering the Participant's life. This Section 11.01 also authorizes the purchase of life insurance, for the benefit of the Participant, on the life of a family member of the Participant or on any person in whom the Participant

                                       70.

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has an  insurable  interest.  However,  if the  policy  is on the  joint  of the
Participant and another person, the Trustee may not maintain that policy if that other person predeceases the Participant.

         The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the insurance contracts, the amount of the coverage and the applicable dividend plan. Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Trustee must be the named beneficiary for the Account of the insured Participant. Proceeds of insurance contracts paid to the Participant's Account under this Article XI are subject to the distribution requirements of Article V and of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.

         The Trustee will charge the premiums on any incidental benefit insurance contract covering the life of a Participant against the Account of that Participant. The Trustee will hold all incidental benefit insurance contracts issued under the Plan as assets of the Trust created under the Plan.

         (A) Incidental Insurance benefits. The aggregate of life insurance premiums paid for the benefit of a Participant at all times, may not exceed the following percentages of the aggregate of the Employer's contributions allocated to any Participant's Account: (i) 49% in the case of the purchase of ordinary life insurance contracts; or (ii) 25% in the case of the purchase of term life insurance or universal life insurance contracts. If the Trustee purchases a combination of ordinary life insurance contract(s) and term life insurance or universal life insurance contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance contract(s) and the premiums paid for the, term life insurance or universal life insurance contract(s) may not exceed 25% 25% of the Employer contributions allocated to any Participant's Account.

         (B) Exception for certain profit sharing plans. If the Employees Plan is a profit sharing plan, the incidental - insurance benefits requirement does not apply to the Plan if the Plan purchases life insurance benefits only from Employer contributions accumulated in the Participant's Account for at least two years (measured from the allocation date).

         11.02 LIMITATION ON LIFE INSURANCE PROTECTION, The Trustee will not continue any life insurance protection for any Participant beyond his annuity starting date (as defined in Article VI). If the Trustee holds any incidental benefit insurance contract(s) for the benefit of a Participant when he terminates his employment (other than by reason of death), the Trustee must proceed as follows:

                  (a) If the entire cash value of the contract(s) is vested in the terminating Participant, or if the contract(s) will have no cash value at the end of the policy year in which termination of employment occurs, the Trustee will transfer the contract(s) to the Participant endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and

                                       71.

         clear of the Trust; subject however, to restrictions as to surrender or payment of benefits as the issuing insurance company may permit and as the Advisory Committee directs;

                  (b) If only part of the cash value of the contract(s) is vested in the terminating Participant, the Trustee, to the extent the Participant's interest in the cash value of the contract(s) is not vested, may adjust the Participant's interest in the value of his Account attributable to Trust assets other than incidental benefit insurance contracts and proceed as in (a), or the Trustee must effect a loan from the issuing insurance company on the sole security of the contract(s) for an amount equal to the difference between the cash value of the contract(s) at the end of the policy year in which termination of employment and the amount of the cash value that is vested in the terminating Participant, and the Trustee must the contract(s) endorsed so as to vest in the transferee all right, title and, interest to the contract(s), free and clear of the Trust; subject however, to the restrictions as to surrender or payment of benefits as the issuing insurance company may permit and the Advisory Committee directs;

                  (c) If no part of the cash value of the  contract(s) is vested
         in  the  terminating  Participant,   the  Trustee  must  surrender  the
         contract(s) for cash proceeds as may be available.

         In accordance with the written direction of the Advisory Committee, the Trustee will make any transfer of contract(s) under this Section 11.02 on the Participant's annuity starting date (or as sign as administratively practicable after that date). The Trustee may not transfer any contract under this Section
11.02 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the joint and survivor annuity requirements, if applicable, of Article VI. In this regard, the Trustee either must convert such a contract to cash and distribute the cash instead of the contract, or before making the transfer, require the issuing company to delete the unauthorized method of payment option from the contract.

         11.03 DEFINITIONS. For purposes of this Article XI:

                  (a) "Policy" means an ordinary life insurance contract or a term life insurance contract issued by an insurer on the life of a Participant.

                  (b) "Issuing insurance company" is any life insurance company which has issued a policy upon application by the Trustee under the terms of this Agreement.

                  (c) "Contract" or "Contracts" means a policy of insurance. In the event of any conflict between the provisions of this Plan and the terms of any contract or policy of insurance issued in accordance with this Article XI, the provisions of the Plan control.

                  (d) "Insurable Participant" means a Participant to whom an insurance company, upon an application being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.

                                       72.

         11.04 DIVIDEND PLAN. The dividend plan is premium reduction unless the Advisory Committee directs the Trustee to the contrary. The Trustee must use all dividends for a contract to purchase insurance benefits or additional insurance benefits for the Participant on whose life the insurance company has issued the contract. Furthermore, the Trustee must arrange, where possible, for all policies issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain. The term "dividends" includes policy dividends, refunds of premiums and other credits.

         11.05     INSURANCE COMPANY NOT A PARTY TO AGREEMENT.   No insurance
company, solely in its capacity as an issuing insurance company, is a party to this Agreement nor is the company responsible for its validity.

         11.06    INSURANCE COMPANY NOT RESPONSIBLE FOR TRUSTEE'S ACTIONS.
No insurance company, solely in its capacity as an issuing insurance company, meet the terms of this Agreement nor is responsible for any action taken by the Trustee.

         11.07 INSURANCE COMPANY RELIANCE ON TRUSTEE'S SIGNATURE. For the purpose of making application to an insurance company and in the exercise of any right or option contained in any policy, the insurance company may rely upon the signature of the Trustee and is saved harmless and completely discharged in acting at the direction and authorization of the Trustee.


         11.08 ACQUITTANCE. An insurance company is discharged from all liability for any amount paid to the Trustee or paid in accordance with the Trustee, and is not obliged to see to the distribution or further application of any moneys it so pays.

         11.09 DUTIES OF INSURANCE COMPANY. Each insurance company must keep such funds and accounts within funds and accounts within funds, and supply such information as may be necessary for the proper administration of the Plan under which it is carrying insurance benefits.

         Note:- The provisions of this Article XI are not applicable, and the Plan may not invest in insurance contracts, if a Custodian signatory to the Adoption Agreement is a bank which has not acquired trust powers from its governing state banking authority.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

                                       73.

         12.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Advisory Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer must be by its Board of Directors or its designate.

         12.03 FIDUCIARIES NOT INSURERS. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund. The Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

         12.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the the notice, unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

         12.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Advisory Committee, the Plan Administrator and their successors.

         12.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

         12.07 STATE LAW. The law of the state of the Master Plan Sponsor's principal place of business (unless otherwise designated in an addendum to the Employees Adoption Agreement) will determine all questions arising with respect to the provisions of this Agreement except to the extent superseded by Federal Law.

         12.08 EMPLOYER'S RIGHT TO PARTICIPATE. If the Employer's Plan fails to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of this Plan (other than a proper completion of an elective provision under the Adoption Agreement or the attachment of an addendum authorized by the Plan or by the Adoption Agreement), the Employer may no longer participate under this Master Plan. The Employer also may not participate (or continue to participate) in this Master Plan if the Trustee or Custodian (or a change in the Trustee

                                       74.

or Custodian) does not satisfy the requirements of Section 1.02 of the Plan. If the Employer is not entitled to participate under this Master Plan, the Employees Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer will apply.

         12.09 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

                                  ARTICLE XIII
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

         13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly, nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from the Employer, will return the Employer's contributions (and increment attributable to the contributions) to the Employer. The Trustee must make the return of the Employer contribution under this Section 13.01 within one year of a final disposition of the Employer's request for initial approval of the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employees contributions.

     13.02 AMENDMENT BY EMPLOYER. The Employer has the right at any time and from time to time:

     (a) To amend the elective provisions of the Adoption Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the provisions of Code ss. 401(a);

     (b) To amend the Plan to allow the Plan to operate under a waiver of the minimum funding requirement; and

     (c)  To amend this Agreement in any other manner.

         No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

                                       75.

The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee. The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective. See Section 12.08 for the effect of certain amendments adopted by the Employer.

(A) Code 1411(d)(6) protected benefits. An amendment (including the adoption of this Plan as a restatement of an existing plan ) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code 6412(c)(8), and may not reduce or eliminate Code 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code ss. 41l(d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

         13.03 AMENDMENT BY MASTER PLAN SPONSOR. The Master Plan Sponsor (or PPD, as agent of the Master Plan Sponsor), without the Employer's consent, may amend the Plan and Trust, from time to time, in order to confirm the Plan and Trust to any requirement for qualification of the Plan and Trust under the Internal Revenue Code. The Master Plan Sponsor may not amend the Plan in any manner which would modify any election made by the Employer under the Plan without the Employer's written consent. Furthermore, the Master Plan Sponsor may not amend the Plan in any manner which would violate the proscription of Section
13.02. A Trustee does not have the power to amend the Plan or Trust.

         13.04 DISCONTINUANCE. The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

                  (a)      The date terminated by action of the Employer,.

                  (b) The dissolution or merger of the Employer, unless the successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan. Any termination of the Plan resulting from this paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

     13.05 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the

                                       76.

Plan,  an  affected   Participant's   right  to  his  Accrued  Benefit  is  100%
Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.

         13.06 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code ss. 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

         The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

(A) Elective transfers. The Trustee, after August 9, 1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits in accordance with the terms of the transferor plan and in a manner consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code ss. 41l(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this
Section 13.06; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code ss. 411(d)(6) protected benefits (including an option to leave his benefit in transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer, (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type. Any direct transfer of assets from a defined benefit plan after August 9, 1988,

                                       77.

which does not satisfy the requirements of this paragraph will render the Employees Plan individually- designed. See Section 12-08.

(B) Distribution restrictions under Code ss.401(k). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code ss.401(k)
arrangement, the distribution restrictions of Code ss.401(k)(2) and (10) continue to apply to those transferred elective contributions.

         13.07    TERMINATION.

(A) Procedure.  Upon  termination of the Plan,  the  distribution  provisions of
Article VI remain operative, with the following exceptions:

         (1) if the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

         (2) if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

         To liquidate the Trust, the Advisory Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph (2).

         If the Employer's Plan is a profit sharing plan, in lieu of the preceding provisions of this Section 13.07 and the distribution provisions of
Article VI, the Advisory Committee will direct the Trustee to distribute each Participant's Nonforfeitable Accrued Benefit, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant's Nonforfeitable Accrued Benefit and whether the Participant consents to that distribution. This paragraph does not apply if: (1) the Plan provides an annuity option; or (2) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other defined contribution plan (other than an ESOP). The Employer, in an addendum to its Adoption Agreement numbered 13.07, may elect not to have this paragraph apply.

         The Trust will continue until the Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan. On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III will revert

                                       78.

to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.07.

(B) Distribution restrictions under Code ss.401(k). If the Employer's Plan includes a Code ss.401(k) arrangement or if transferred assets described in
Section 13.06 are subject to the distribution restrictions of Code ss.401(k)(2) and (10), the special distribution provisions of this Section 13.07 are subject to the restrictions of this paragraph. The portion of the Participant's Nonforfeitable Accrued Benefit attributable to elective contributions (or to amounts treated under the Code ss.401(k) arrangement as elective contributions) is not distributable on account of Plan termination, as described in this
Section 13.07, unless: (a) the Participant otherwise is entitled under the Plan to a distribution of that portion of his Nonforfeitable Accrued Benefit; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by a related employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.

                                       79.

                                   ARTICLE XIV
                 CODE ss.401(k) AND CODE ss.401(m) ARRANGEMENTS


         14.01 APPLICATION. This Article XIV applies to an Employees Plan only if the Employer is its Plan under a Code 401(k) Adoption Agreement.

         14.02 CODE  ss.401(k)  ARRANGEMENT.  The Employer will elect in Section
3.01 of its Adoption Agreement the terms of the Code ss.401(k) arrangement, if any, under the Plan. If the Employer's Plan is a Standardized Plan the Code ss.401(k) arrangement must be a salary reduction arrangement. If the Employer's Plan is a Nonstandardized Plan, the Code ss.401(k) arrangement may be a reduction arrangement or a cash or deferred arrangement.

(A) Salary Reduction Arrangement. If the Employer elects a reduction arrangement, any Employee eligible to participate in the Plan may file a salary reduction agreement with the Advisory Committee. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his re-participation date under Article II); (ii) the execution date of the Employee's salary reduction agreement; (iii) the date the Employer adopts the Code ss.401(k) arrangement by executing the Adoption Agreement; or (iv) the effective date of the Code ss.401(k) arrangement, as specified in the Employer's Adoption Agreement. Regarding clause (i), an Employee subject to the Break in Service rule of Section 2.03(B) of the Plan may not enter into a reduction agreement until the Employee has completed a sufficient number of Hours of Service to receive credit for a Year of Service (as defined in Section 2.02) following his reemployment commencement date. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.12) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employee specifies in his reduction agreement to limit the election to certain Compensation. The Employer will specify in Adoption Agreement Section 3.01 the rules and restrictions applicable to the Employees salary reduction agreements.

(B) Cash or deferred arrangement. If the Employer elects a cash or deferred arrangement, a Participant may elect to make a cash election against his proportionate share of the Employees Cash or Deferred Contribution, in accordance with the Employees elections in Adoption Agreement Section 3.01. A Participant's proportionate share of the Employees Cash or Deferred Contribution is the percentage of the total Cash or Deferred Contribution which bears the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant's proportionate share of the Cash or Deferred Contribution, a Participant's Compensation is his Compensation as determined under Section 1.12 of the Plan (as modified by Section 3.06 for allocation purposes), excluding any effect

                                       80.

the proportionate share may have on the Participant's Compensation for the Plan Year. The Advisory Committee will determine the proportionate share prior to the Employer's actual contribution to the Trust, to provide the Participants the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his proportionate share the Participant has elected to receive in cash.

(C) Election not to participate. A Participant's or Employee's election not to participate, pursuant to Section 2.06, includes his right to enter into a salary reduction agreement or to share in the allocation of a Cash or Deferred Contribution, unless the Participant or Employee limits the effect of the election to the non-401(k) portions of the Plan.

         14.03 DEFINITIONS. For purposes of this Article XIV:

         (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.09 of the Plan. Family members aggregated as a single Employee under Section 1.09 constitute a single Highly Compensated Employee, whether a particular family member is a Highly Compensated Employee or a Non-Highly Compensated Employee without the application of family aggregation.

         (b) "Non-Highly Compensated Employee" means an Eligible Employee who is not a Highly Compensated Employee and who is not a family member treated as a Highly Compensated Employee.

         (c) "Eligible Employee" means, for purposes of the ADP test described in Section 14.08, an Employee who is eligible to enter into a salary reduction agreement for the Plan Year, irrespective of whether he actually enters into such an agreement, and a Participant who is an allocation of the Employer's Cash or Deferred Contribution for the Plan Year. For purposes of the ACP test described in Section 14.09, an "Eligible Employee" means a Participant who is eligible to receive an allocation of matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) ,and a Participant who is eligible to make nondeductible contributions, irrespective of whether he actually makes nondeductible contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or nondeductible contributions following a hardship distribution.

         (d) "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

         (e)  "Non-Highly   Compensated  Group"  means  the  group  of  Eligible
         Employees who are Non-Highly Compensated Employees for the Plan Year.


                                       81.

         (f)  "Compensation"  means,  except as  specifically  provided  in this
         Article XIV, Compensation as defined for nondiscrimination  purposes in
         Section 1.12(B) of the Plan. To compute an Employee's ADP or ACP, the Advisory Committee may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the Code ss.401(k) arrangement was in effect.

         (g) "Deferral contributions" are Salary Reduction Contributions and Cash or Deferred Contributions the Employer contributes to the Trust on behalf of an Eligible Employee irrespective of whether, in the case of Cash or Deferred Contributions, the contribution is at the election of the Employee. For Salary Reduction Contributions, the terms "deferral contributions" and "elective deferrals" have the same meaning.

         (h) "Elective deferrals" are all Salary Reduction Contributions and that portion of any Cash or Deferred Contribution which the Employer contributes to the Trust at the election of an Eligible Employee. Any portion of a Cash or Deferred Contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral. However, any portion of a Cash or Deferred Contribution over which the Employee does not have a cash election is not an elective deferral Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as nondeductible contributions at the time of deferral or contribution.

         (i) "Matching contributions" are contributions made by the Employer on account of elective deferrals under a Code ss.401(k) arrangement or on account of employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or employee contributions.

         (j) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

         (k) "Qualified matching contributions" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any matching contributions allocated to a Participant's Qualified Matching Contributions Account under the Plan automatically satisfy the definition of qualified matching contributions.

         (1) "Qualified nonelective contributions" are nonelective contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Nonelective contributions are not 100% Nonforfeitable at all times if the

                                       82.

         Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

         (m) "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment or attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code ss.401(k) and the applicable Treasury regulations, (3) a plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code ss.409(d)(3)), but only to an employee who continues employment with the subsidiary. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals credited as of a date later than December 31, 1988, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, credited after December 31, 1988. A plan does not violate the distribution restrictions if, instead of the December 31, 1988, date in the preceding sentence the plan specifies a date not later than the end of the last Plan Year ending before July 1, 1989. A distribution described in clauses (3), (4) or (5), if made after March 31, 1988, must be a lump sum distribution, as required under Code ss.401(k)(10).

         (n) "Employee contributions" are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an employee (or nondeductible) contribution. Elective deferrals and deferral contributions are not employee contributions. Participant nondeductible contributions, made pursuant to Section 4.01 of the Plan, are employee contributions.

         14.04    MATCHING CONTRIBUTIONS / EMPLOYEE CONTRIBUTIONS.  The
Employer may elect in Adoption Agreement Section 3.01 to provide matching contributions. The Employer also may elect in Adoption Agreement Section 4.01 to permit or to require a Participant to make nondeductible contributions.

(A) Mandatory contributions. Any Participant nondeductible contributions eligible for matching contributions are mandatory contributions. The Advisory Committee will maintain a separate accounting, pursuant to Section 4.06 of the Plan, to reflect the Participant's Accrued Benefit derived from his mandatory contributions. The Employer, under Adoption Agreement Section 4.05, may prescribe special distribution restrictions which will apply to the Mandatory Contributions Account prior to the Participant's Separation from Service. Following his Separation from Service,

                                       83.

the general distribution provisions of Article VI apply to the distribution of the Participant's Mandatory Contributions Account.

         14.05 TIME OF PAYMENT OF CONTRIBUTIONS. The Employer must make Salary Reduction Contributions to the Trust within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant. Furthermore, the Employer must make Salary Reduction Contributions, Cash or Deferred Contributions, Employer matching contributions (including qualified Employer matching contributions) and qualified Employer nonelective contributions no later than the time prescribed by the Code or by applicable Treasury regulations. Salary Reduction Contributions and Cash or Deferred Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

         14.06 SPECIAL ALLOCATION PROVISIONS - DEFERRED CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS. To make allocations under the Plan, the Advisory Committee must establish a Deferral Contributions Account, a Qualified Matching Contributions Account, a Regular Matching Contributions Account, a Qualified Nonelective Contributions Account and an Employer Contributions Account for each Participant.

(A) Deferral contributions. The Advisory Committee will allocate to each Participant's Deferral Contributions Account the amount of Deferral Contributions the Employer makes to the Trust on behalf of the Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement Section 3.04, the Employer elects more frequent allocation dates for salary reduction contributions.

(B) Matching contributions. The Employer must specify in its Adoption Agreement whether the Advisory Committee will allocate matching contributions to the Qualified Matching Contributions Account or to the Regular Matching Contributions Account of each Participant. The Advisory Committee will make this allocation as of the last day of each Plan Year unless, in Adoption Agreement
Section 3.04, the Employer elects more frequent allocation dates for matching contributions.

         (1) To the extent the Employer makes matching contributions under a fixed matching contribution formula, the Advisory Committee will allocate the matching contribution to the Account of the Participant on whose behalf the Employer makes that contribution. A fixed matching contribution formula is a formula under which the Employer contributes a certain percentage or dollar amount on behalf of a Participant based on that Participant's deferral contributions or nondeductible contributions eligible for a match, as specified in Section 3.01 of the Employer's Adoption Agreement The Employer may contribute on a Participant's behalf under a specific matching contribution formula only if the Participant satisfies the

                                       84.

         accrual  requirements for matching  contributions  specified in Section
         3.06 of the Employer's Adoption Agreement and only to the event the matching contribution does not exceed the Participant's annual additions limitation in Part 2 of Article III

         (2) To the extent the Employer makes matching contributions under a discretionary formula, the Advisory Committee will allocate the discretionary matching contributions to the Account of each Participant who satisfies the accrual requirements for matching contributions specified in Section 3.06 of the Employees Adoption Agreement. The allocation of discretionary matching contributions to a Participant's Account is in the same proportion that each Participant's eligible contributions bear to the total eligible contributions of all
         Participants. If the discretionary formula is a tiered formula, the Advisory Committee will make this allocation separately with eligible contributions, allocating in such manner the amount of the matching contributions made with respect to that tier. "Eligible contributions" are the Participant's deferral contributions or nondeductible contributions eligible for an allocation of matching contributions, as specified in Section 3.01 of the Employer's Adoption Agreement.

         If the matching contribution formula applies both to deferral contributions and to Participant nondeductible contributions, the matching contributions apply first to deferral contributions. Furthermore, the matching contribution formula does not apply to deferral contributions that are excess deferrals under Section 14.07. For this purpose: (a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (2) if the Plan Year is not a calendar year, the deferrals for a Plan Year are the last elective deferrals made for a calendar year. Under a Standard Plan, an Employee forfeits any matching contribution attributable to an excess contribution or to an excess aggregate contribution, unless distributed pursuant to Sections 14.08 or 14.09. Under a Nonstandardized Plan, this forfeiture rule applies only if specified in Adoption Agreement
Section 3.06. The provisions of Section 3.05 govern the treatment of any forfeiture described in this paragraph, and the Advisory Committee will compute a Participant's ACP under 14.09 by disregarding the forfeiture.

(C) Qualified nonelective contributions. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Advisory Committee will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant eligible for an allocation of that designated contribution, as specified in Section 3.04 of the Employees Adoption Agreement. The Advisory Committee will make the allocation to each eligible Participant's Account in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year. The Advisory Committee will determine a Participant's Compensation in accordance with the general definition of Compensation under Section 1.12 of the Plan, as modified by the Employer in Sections 1.12 and 3.06 of its Adoption Agreement.


                                       85.

(D) Nonelective contributions. To the extent the Employer makes nonelective contributions for the Plan Year which, at the time of contribution, it does not designate as qualified nonelective contributions, the Advisory Committee will allocate those contributions in accordance with the elections under Section 3.04 of the Employer's Adoption Agreement. For purposes of the special nondiscrimination tests described in Sections 14.08 and 14.09, the Advisory Committee may treat nonelective contributions allocated under this paragraph as qualified nonelective contributions, if the contributions otherwise satisfy the definition of qualified nonelective contributions.

         14.07    ANNUAL ELECTIVE DEFERRAL LIMITATION.

(A) Annual Elective Deferred Limitation. An Employee's elective deferrals for a calendar year beginning after December 31, 1986, may not exceed the 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. It pursuant to a salary reduction agreement or pursuant to a cash or deferral election, the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will suspend the Employee's reduction agreement, if any, until the following January 1 and pay in cash the portion of a cash or deferral election which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Advisory Committee determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Advisory Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Advisory Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 14.08), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

         If an Employee participates in another plan under which he makes elective deferrals pursuant to a Code ss.401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Advisory committee a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's elective deferrals under this Plan which are excess deferrals. If the Advisory Committee received a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.

(B) Allocable Income. For purposes of making a distribution of excess deferrals pursuant to this Section 14.07, allocable income means net income or net loss allocable to the excess deferrals for

                                       86.

the calendar year in which the Employee made the excess deferral, determined in a manner which is uniform, nondiscriminatory and reasonably reflective of the manner used by the Plan to allocate income to Participants' Accounts.

         14.08 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan Year, the Advisory Committee must determine whether the Plan's Code ss.401(k) arrangement satisfied either of the following ADP tests:

         (i) The  average ADP for the Highly  Compensated  Group does not exceed
         1.25 times the average ADP of the Non-Highly Compensated Group; or

         (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Non-Highly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Non-Highly Compensated Group.

(A) Calculation of ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. For aggregated family members treated as a single Highly Compensated Employee, the ADP of the family unit is the ADP determined by combining the deferral contributions and Compensation of all aggregated family members. A Non-Highly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.07(A).

         The Advisory Committee, in a manner consistent with Treasury regulations, may determine the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory committee may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in this Section 14.08 or the ACP test described in Section 14.09. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include int he ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test.

                                       87.

         For Plan Years beginning prior to January 1, 1992, the Advisory Committee may elect to apply a separate ADP test to each component group under the Plan. Each component group separately must satisfy the commonality requirement of the Code ss.401(k) regulations and the minimum coverage requirements of Code ss.410(b). A component group consists of all the allocations and other benefits, rights and features provided that group of Employees. An Employee may not be part of more than one component group. The correction rules described in this Section 14.08 apply separate to each component group.

(B) Special aggregation rule for Highly Compensated Employees. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code ss.401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code ss.401(k) arrangements have different plan years, the Advisory Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

(C) Aggregation of certain Code ss.401(k) arrangements. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code ss.401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Non-Highly Compensated Employee. For Plan Years beginning after December 31, 1989, an aggregation of Code ss.401(k) arrangements under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D)  Characterization  of excess  contributions.  If,  pursuant to this  Section
14.08, the Advisory Committee has elected to include qualified matching contributions in the average ADP, the Advisory Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Advisory Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined in Section 14.07), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

(E) Distribution of excess contributions. If the Advisory Committee determined the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal

                                       88.

to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Play Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Advisory Committee will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greater ADP, reducing his ADP (but not below the next highest ADP), then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Advisory Committee already has reduced), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess contributions assigned to the family unit.

(F) Allocable Income. To determine the amount of the corrective distribution required under this Section 14.08, the Advisory Committee must calculate the allocable income for the Play Year in which the excess contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Advisory Committee will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

         14.09 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. For Plan Years beginning after December 31, 1986, the Advisory Committee must determine whether the annual
Employer matching contributions (other than qualified matching contributions used in the ADP under Section 14.08), if any, and the Employee contributions, if any, satisfy either of the following average contribution percentage ("AC") tests:

         (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Non-Highly Compensated Group; or

         (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Non-Highly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Non-Highly Compensated Group.

(A) Calculation of ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the eligible

                                       89.

Employee's aggregate contributions for the Plan year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.08) and employee contributions (as defined in Section 14.03). For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated family members.

         The Advisory Committee, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account qualified nonelective contributions (other than qualified nonelective contributions used in the ADP test under Section 14.08) or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory Committee may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in Section
14.08 or the ACP test described in this Section 14.09. The Advisory committee may not include elective deferrals in the ACP test, unless the Plan which includes the elective deferrals satisfied the ADP test both with and without the elective deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ACP test any qualified nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used qualified nonelective contributions or elective deferrals to satisfy the test. For Plan Years beginning prior to January 1, 1992, the component group testing rule permitted under Section 14.08(A) also applies to the ACP test under this Section 14.09.

(B) Special aggregation rule for Highly Compensated Employees. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any Employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Advisory Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

(C) Aggregation of certain plans. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfied the ACP test. The aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Non-Highly Compensated Employee. For Plan Years beginning after December 31, 1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years, and for Plan Years beginning after December 31, 1988, the Advisory Committee may not

                                       90.

aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D) Distribution of excess aggregate contributions. The Advisory Committee will determine excess aggregate contributions after determining excess deferrals under Section 14.07 and excess contributions under Section 14.08. If the Advisory Committee determine the Plan fails to satisfy the ACP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Advisory Committee will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level (including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Advisory Committee already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfied the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit.

(E) Allocable income. To determine the amount of the corrective distribution required under this Section 14.09, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess aggregate contributions arose. "Allocable income" means net income or et loss. The Advisory Committee will determine allocable income in the same manner as described in Section 14.08(F) for excess contributions.

(F) Characterization of excess aggregate contributions. The Advisory Committee will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his Employee contributions which are voluntary contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test described in Section 14.08; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Advisory Committee has included in the ACP test; (4) then on a pro rata basis to Employee contributions which are mandatory contributions, if any, and to the matching contributions allocated on the basis of those mandatory contributions; and (5) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee's excess

                                       91.

aggregate contributions are attributable to matching contributions, and he is not 100% vested in his Accrued Benefit attributable to matching contributions, the Advisory Committee will distribute only the vested portion and forfeit the non-vested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution). The Employer will specify in Adoption Agreement Section 3.05 the manner in which the Plan will allocate forfeited excess aggregate contributions.

         14.10 MULTIPLE USE LIMITATION. For Plan Years beginning after December 31, 1988, if at least one Highly Compensated Employee is includible in the ADP test under Section 14.08 and in the ACP test under Section 14.09, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

         The multiple use limitation is the sum of (i) and (ii);

         (i) 145% of the greater of: (a) the ADP of the Non-Highly Compensated Group under the Code ss.401(k) arrangement; or (b) the ACP of the Non-Highly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code ss.401(k) arrangement.

          (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

         The Advisory Committee, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

         (iii) 125% of the lesser of: (a) the ADP of the Non-Highly Compensated Group under the Code ss.401(k) arrangement; or (b) the ACP of the Non-Highly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code ss.401(k) arrangement.

         (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

         The Advisory Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.08 and the ACP test under Section 14.09 and after making any corrective distributions required by those Sections. If, after applying this Section 14.10, the Advisory Committee determines the Plan has failed to salsify the multiple use limitation, the Advisory Committee will correct the failure by treating the excess amount as excess contributions under Section 14.08 or as excess aggregate contributions under Section 14.09, as it determines in its sole discretion. This Section 14.10 does not apply unless, prior to application of the multiple use

                                       92.

limitation, the ADP and the ACP of the Highly Compensated Group each exceed 125% of the respective percentages for the Non-Highly Compensated Group.

         14.11  DISTRIBUTION  RESTRICTIONS.  The Employer  must elect in Section
6.03 the Adoption Agreement the distribution events permitted under the Plan. The distribution events applicable to the Participant's Deferral Contributions Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account must satisfy the distribution restrictions described in paragraph (m) of Section 14.03.

(A) Hardship distributions from Deferral Contributions Account. The Employer must elect in Adoption Agreement Section 6.03 whether a Participant may receive hardship distributions from his Deferral Contributions Account prior to the Participant's Separation from Service. Hardship distributions from the Deferral Contributions Account must satisfy the requirements of this Section 14.11. A hardship distribution option may not apply to the Participant's Qualified Nonelective Contributions Account or Qualified Matching Contributions Account, except as provided in paragraph (3).

         (1) Definition of hardship. A hardship  distribution under this Section
14.11 must be on account of one or more of the following immediate and heavy financial needs: (1) medical care described in Code ss.213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents, or necessary to obtain such medical care; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition and related educational fees, for the next 12-month period, for the Participant, for the Participant's spouse, or for any of the Participant's dependents (ad defined in Code ss.152); (4) to prevent the eviction of the Participant form his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any need prescribed by the Revenue Service in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship.

         (2) Restrictions. The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution; (b) the distribution is not in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result form the distribution; (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in Section 14.07), reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship

                                       93.

distribution. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all non-qualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

         (3) Earnings. For Plan Years beginning after December 31, 1988, a hardship distribution under this Section 14.11 may not include earnings on an Employee's elective deferrals credited after December 31, 1988. qualified matching contributions and qualified nonelective contributions, and any earnings on such contributions, credited as of December 31,1988, are subject to the hardship withdrawal only if the Employer specifies in an addendum to this
Section 14.11. The addendum may modify the December 31, 1988, date for purposes of determining credited amounts provided the date is not later than the end of the last Plan Year ending before July 1, 1989.

(B) Distribution after Separation from Service. Following the Participant's Separation from Service, the distribution events applicable to the Participant apply equally to all of the Participant's Accounts, except as elected in Section
6.03 of the Employer's Adoption Agreement.

(C) Correction of Annual Additions Limitations. If, as a result of a reasonable error in determining the amount of elective deferrals an Employee may make without violating the limitations of Part 2 of Article III, an Excess Amount results, the Advisory Committee will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Advisory Committee will make this distribution before taking any corrective steps pursuant to
Section 3.10 or to Section 3.16. The Advisory Committee will disregard any elective deferrals returned under this Section 14.11(C) for purposes of Sections 14.07, 14.08 and 14.09.

         14.12 SPECIAL ALLOCATION RULES. If the Code ss.401(k) arrangement provides for salary reduction contributions, if the Plan accepts Employee contributions, pursuant to Adoption Agreement Section 4.01, or if the Plan allocates matching contributions as of any date other than the last day of the Plan Year, the Employer must elect in Adoption Agreement 9.11 whether nay special allocation provisions will apply under Section 9.11 of the Plan. For purposes of the elections:

         (a) A "segregated Account" direction means the Advisory Committee will establish a segregated Account for the applicable contributions made on the Participant's behalf during the Plan Year. The Trustee must invest the segregated Account in Federally insured interest bearing savings account(s) or time deposits, or a combination of both, or in any other fixed income investments, unless otherwise specified in the Employer's Adoption Agreement. As of the last day of each Plan Year (of, if earlier, an allocation date coinciding with a valuation date described in SECTION 9.22), the Advisory Committee will reallocate the segregated

                                       94.

         Account to the Participant's  appropriate  Account,  in accordance with
         Section 3.04 or Section 4.06, whichever applies to the contributions.

         (b) A "weighted average allocation" method will treat a weighted portion of the applicable contributions as if includible in the Participant's Account as of the beginning of the valuation period. The weighted portion is a fraction, the numerator of which is the number of months in the valuation period, excluding each month in the valuation period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the valuation period. The Employer may elect in its Adoption Agreement to substitute a weighting period other than months for purposes of this weighted average allocation.






                                       95.

                                    ARTICLE A
                         APPENDIX TO BASIC PLAN DOCUMENT

         This Article is necessary to comply with the Unemployment Compensation Amendments Act of 1992 and is an integral part of the basic plan document.
Section 12.08 applies to nay modification or amendment of this Article.

         A-1 APPLICATION. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         A-2      DEFINITIONS.

                  (a) "Eligible rollover distribution" An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code ss.401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

                  (b) "Eligible retirement plan." An eligible retirement plan is an individual retirement account described in Code 408(a), an individual retirement annuity described in Code ss.408(b), an annuity plan described in Code 403(a), or a qualified trust described in Code 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) "Distributee." A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code ss.414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (d) "Direct rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                       96.

                                    ARTICLE B
                         Appendix to Basic Plan Document


This Article is necessary to comply with the Omnibus Budget Reconciliation Act of 1993 OBRA '93) and is an integral part of the basic plan document. Section
12.08 applies to any modification or amendment of this Article.

In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 410(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                                       97.




4.2         Amended and Restated Articles of Incorporation of the Registrant.

                                                                 Exhibit 4.2

                            ARTICLES OF INCORPORATION

TO THE DEPARTMENT OF STATE:
COMMONWEALTH OF PENNSYLVANIA:

                  In   compliance   with  the   requirements   of  the  Business
Corporation Law, Act of May 5, 1933, P.L. 364, as amended, the undersigned, desiring that he may incorporate a business corporation, does hereby certify:

                  1.       The name of the corporation is

                                 FRM Corporation

                  2. The location and post office address of its initial registered office in this Commonwealth is 747 Union Trust Building, Pittsburgh, Pennsylvania 15219.

                  3. The corporation is organized under the provisions of the Business Corporation Law, and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporation may be incorporated under the Business Corporation Law.

                  4. The term of existence of the corporation is perpetual.

                  5. `The aggregate number of shares which the corporation shall have the authority to issue shall be 200,000 shares of Common Stock, par value $0.20 per share.

                  6. The name and post office address of the incorporator, who has subscribed for one share of Common Stock, is:

                                            Charles C. Cohen
                                            747 Union Trust Building
                                            Pittsburgh, Pennsylvania 15219

                  7.  The  shareholders  of  the  corporation   shall  not  have
cumulative voting rights.

                  WITNESS the due execution hereof August 28, 1970.


                                     ------------------------------------


                  Filed in the Department of State on the _____ day of August, 1970.



                              -------------------------------------
                              Secretary of the Commonwealth
                                                                 llm

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                                  OFFICE OF THE
                          SECRETARY OF THE COMMONWEALTH


To all to whom these Presents shall come, Greeting:

         WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

         AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

                                 FRM Corporation

         THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinafter specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

                    GIVENunder   my  Hand  and  the   Great   Seal  of  the  the
                         Commonwealth, at the City of Harrisburg, this 31st day of August in the year of our Lord one thousand nine hundred and seventy and of the Common-wealth the one
                         hundred                and                 ninety-fifth
                         -------------------------------------


                                 --------------------------------
                                     Secretary of the Commonwealth
                                                          ig

                              COMMONWEALTH OF PENNSYLVANIA
   Articles                        DEPARTMENT OF STATE
       of                           CORPORATION BUREAU
Amendment
-------------------------------------------------------------------------------


         In compliance with the requirements of Article VIII of the Business Corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the applicant desiring to amend its Articles hereby certifies, under its corporate seal that:

1.       The name of the corporation is

                     FRM Corporation

2. The location of its registered office is:

                     747 Union Trust Building, Pittsburgh, Pennsylvania

3. The corporation was formed under the Act of May 5, 1933, P.L. 364, as amended

4. Its date of incorporation is: August 31, 1970

5.       (Strike out (a) or (b) below, whichever is not applicable)

         (a)      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         (b) The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of the shareholders:

         (a)      The total number of shares outstanding was:  75,000 Common

         (b)      The number of shares entitled to vote was:*    75,000 Common

7. In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:**

                              75,000 Common

         (b)      The number of shares voted against the amendment was:**

                              None

         *If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth.

         **If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth.

NOTE: If the effect of the amendment is to increase the authorized capital stock of the corporation, excise tax at the rate of 1/5 of 1% on the amount of increase will be due and payable with the filing of the amendment.

NOTE: Filing fee--$30.00 (In addition to any amount of excise tax due and owing)

8.       The amendment adopted by the shareholders, set forth in full, follows

                  RESOLVED, that the aggregate number of shares of Common Stock, par value $0.20 per share, which the Corporation shall have authority to issue, be increased from 200,000 shares to 500,000 shares, and to that end the proper officers be and are hereby authorized and directed to cause preparation and filing of Articles of Amendment restating paragraph 5 of the Articles of Incorporation to read as follows:

                    "5. The  aggregate  number of shares  which the  corporation shall have the authority to issue shall be 500,000 shares of Common Stock, par value $0.20 per share."







         IN TESTIMONY WHEREOF, the applicant has caused these Articles of Amendment to be signed by its President or Vice President and its corporate seal, duly attested by its Secretary or Treasurer, to be hereunto affixed this 9th day of February, 1971.



                                     FRM Corporation
                                  By:  ______________________________________
                                                        (Vice President)

Attest:


---------------------------------
               (Secretary)

(CORPORATE)
(      SEAL      )


          Approved and filed in the Department of State on the 16th day of February A.D. 1971.



    -------------------------------------------
           Secretary of the Commonwealth
                                              san

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE


         To All To Whom These Presents Shall Come, Greeting:

         WHEREAS, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

         WHEREAS, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                                 FRM CORPORATION

         THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                    Givenunder my Hand and the Great  Seal of the  Commonwealth,
                         at the City of Harrisburg, this 16th day of February in the year of our Lord one thousand nine hundred and seventy-one and of the Commonwealth the one hundred and ninety-fifth


                           -----------------------------------
                                 Secretary of the Commonwealth
                                                                    sat

                                COMMONWEALTH OF PENNSYLVANIA
   Articles                           DEPARTMENT OF STATE
       of                              CORPORATION BUREAU
Amendment
                  ---------------------------------------------------------

         In compliance with the requirements of Article VIII of the Business corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the applicant desiring to amend its Articles hereby certifies, under its corporate seal that:

1.       The name of the corporation is:

                     FRM Corporation

2. The location of its registered office is:

                     747 Union Trust Building, Pittsburgh, Pennsylvania

3. The corporation was formed under the Act of May 5, 1933, P.L. 364, as amended.

4. Its date of incorporation is: August 31, 1970

5.       (Strike out (a) or (b) below, whichever is not applicable)

         (a)      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         (b) The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of the shareholders:

         (a)      The total number of shares outstanding was:    93,750  Common

         (b)      The number of shares entitled to vote was:*    93,750 Common

7. In the action taken by the shareholders:

         (a)      The number of shares voted in  favor of the amendment was:  **

                                                    93,750 Common

         (b)      The number of shares voted against the amendment was:  **

                                                         None

       * If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth.

       ** If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth.

NOTE: If the effect of the amendments is to increase the authorized capital stock of the corporation, excise tax at the rate of 1/5 of 1% on the amount of increase will be due and payable with the filing of the amendment.

NOTE; Filing fee--$30.00.(In addition to any amount of excise tax due and owing)

8. The amendment adopted by the shareholders, set forth in full, follows:

                  RESOLVED, that the Board of Directors does hereby propose adoption by the shareholders, and the shareholders do hereby adopt and approve amendments to the Articles of Incorporation, as amended, whereby

                         (i) the name of the  Corporation  shall be  changed  to
                    Mylan Laboratories Inc.; and

                                    (ii)  the  aggregate  number  of  shares  of
                           Common Stock, par value $0.20 per share, which the Corporation shall have authority to issue shall be increased to 3,000,000; and

                                    (iii) the Articles of Incorporation shall be
                           restated in their entirety to read as follows:

                                 (see Exhibit 1)




       IN TESTIMONY WHEREOF, the applicant has caused these Articles of Amendment to be signed by its President or Vice President and its corporate seal, duly attested by its Secretary or Treasurer, to be hereunto affixed this 8th day of September, 1971.


                                     By:
                                                               (President)


Attest:


                    (Treasurer)




Approved and filed in the Department of State on the
             28th           day of     September     A. D. 1971.
               --------------------------        -----------------


                                         -------------------------------
                                          Secretary of the Commonwealth

                                    EXHIBIT 1



                             MYLAN LABORATORIES INC.

                       RESTATED ARTICLES OF INCORPORATION

                      (as filed in the Department of State
                                September , 1971)


       1.         The name of the corporation is Mylan Laboratories Inc.

       2. The location and post office address of its registered office in this Commonwealth is Suite 2040, One Oliver Plaza, Pittsburgh, Pennsylvania 15222.

       3. The corporation is organized under the provisions of the Business Corporation Law, and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

       4. The term of existence of the corporation is perpetual.

       5. The aggregate number of shares which the corporation shall have the authority to issue shall be 3,000,000 shares of Common Stock, par value $0.20 per share.

       6. The shareholders of the corporation shall not have cumulative voting rights.

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                                  OFFICE OF THE
                          SECRETARY OF THE COMMONWEALTH


To all to whom these Presents shall come, Greeting:

       WHEREAS, in and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment and restatement of the Articles of Incorporation in their entirety of a business corporation organized under or subject to the provisions of that Law; and

       WHEREAS, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                                 FRM CORPORATION
                                 name changed to

                             MYLAN LABORATORIES INC.

     HENCEFORTH The "Articles," as defined in Article I of the Business Corporation Law, shall not include any prior documents;

       THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                    GIVEN: under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, This 28th day of September , in the year of our Lord, one thousand nine hundred and seventy- one, and of the Commonwealth, the one hundred and ninety-sixth .

                                            ---------------------------------
                                              Secretary of the Commonwealth

                            COMMONWEALTH OF PENNSYLVANIA
   Articles                      DEPARTMENT OF STATE
       of                       CORPORATION BUREAU
Amendment
-------------------------------------------------------------------------------


       In compliance with the requirements of Article VIII of the Business Corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the applicant desiring to amend its Articles hereby certifies, under its corporate seal that:

1.     The name of the corporation is

                   MYLAN LABORATORIES INC.

2. The location of its registered office is:

                   Suite 2040, One Oliver Plaza, Pittsburgh, Pennsylvania  15222

3. The corporation was formed under the Act of May 5, 1933, P.L. 364, as amended

4. Its date of incorporation is: August 31, 1970

5.     (Strike out (a) or (b) below, whichever is not applicable)

       (a) The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

                  Time:  The       8th          day of   November    , 1972
                             ------------------        --------------    --

                  Place:       Lakeview Country Club, Morgantown, West Virginia

                  Kind and period of notice: Notice mailed October 20, 1972; in form it complied with Regulation 14A under the Securities Exchange Act of 1934.

       (b)        xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

6. At the time of the action of the shareholders:

       (a)        The total number of shares outstanding was:   1,251,431 Common

       (b)        The number of shares entitled to vote was: *  1,251,431 Common

7. In the action taken by the shareholders:

       (a)        The total number of shares outstanding was: **

                              973,288 Common

       (b)        The number of shares entitled to vote was:**

                              2,413 Common

       *If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth.

       **If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth.

NOTE: If the effect of the amendment is to increase the authorized capital stock of the corporation, excise tax at the rate of 1/5 of 1% on the amount of increase will be due and payable with the filing of the amendment.

                                    EXHIBIT A

                             MYLAN LABORATORIES INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

              (as filed in the Department of State December , 1972)


       1.         The name of the corporation is Mylan Laboratories Inc.

       2. The location and post office address of its registered office in this Commonwealth is Suite 2040, One Oliver Plaza, Pittsburgh, Pennsylvania 15222.

       3. The corporation is organized under the provisions of the Pennsylvania Business Corporaiton Law, and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

       4. The term of existence of the corporation is perpetual.

       5. The aggregate number of shares which the corporation shall have the authority to issue shall be 3,000,000 shares of Common Stock, par value $0.20 per share.

       6. The shareholders of the corporation shall not have cumulative voting rights.

8.       The amendment adopted by the shareholders, set forth in full, follows:

                    "Resolved,  that the Restated  Articles of  Incorporation of the Company, as heretofore amended, be further amended and restated to read as follows: (see Exhibit A)

                  "Resolved, that upon the taking effect of said amendment and restatement of the Restated Articles of Incorporation of the Company, the shares of Common Stock of the Company, par value $0.20 per share, issued and outstanding immediately prior to the taking effect of said amendment and restatement shall be, and hereby they are, reclassified in the ratio of two and one-half shares of Common Stock, par value $0.20 per share, to one share of Common Stock, par value $0.50 per share, and one share of Common Stock, par value $0.50 per share, shall be deemed to be issued and outstanding upon the taking effect of said amendment and restatement in respect of each two and one-half shares of Common Stock, par value $0.20 per share, which shall be issued and outstanding immediately prior to the taking effect of said amendment and restatement.

                  "Resolved, that no fractional shares will be issued as a result of the reclassification, and each shareholder otherwise entitled to receive a fraction of a share of the Company's Common Stock, par value $0.50 per share, shall be required to sell such fractional interest to the Company at a price equal of $12.50 per full share of reclassified Common Stock."




         IN TESTIMONY WHEREOF, the applicatant has caused therse Articles of Amendment to be signed by its President or Vice President and its corporate seal, duly attested by its Secretary or Treasurer, to be hereunto affixed this day of November , 19 72.



                                    By:--------------------------------------
                                                              (President)




         (Secretary or Treasurer)



Approved and filed in the Department of State on the

                      1st          day of        December    , A.D. 1972.
                      -------------------         -------------------


                           ---------------------------------
                           Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                                  OFFICE OF THE
                          SECRETARY OF THE COMMONWEALTH


To all to whom these Presents shall come, Greeting:


         WHEREAS, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment and restatement of the Articles of Incorporation in their entirety of a business corporatio organized under or subject to the provisions of that Law; and

         WHEREAS, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                             MYLAN LABORATORIES INC.

         HENCRFORTH, The "Articles," as defined in Article I of the Business Corporation Law, shall not include any prior documents;

         THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                    GIVENunder my Hand and the Great  Seal of the  Commonwealth,
                         at the City of Harrisburg, this 1st day of December , in the year of our Lord, one thousand nine hundred and seventy-two and of the Commonwealth, the one hundred and ninety-seventh.

Applicant's Account No.

Filing Fee:   $40
AB-2                                    79-05                   1075
                                            243944

Statement of                      COMMONWEALTH OF PENNSYLVANIA
Change of Registered                   DEPARTMENT OF STATE
Office-Domestic                         CORPORATION BUREAU
Business Corporation
--------------------------------------------------------------------------------


         In compliance with the requirements of seciton 307 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. ss.1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1.       The name of the corporation is:

                     MYLAN LABORATORIES INC.

2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                     2040 One Oliver Plaza
    (NUMBER)                                                      (STREET)

   Pittsburgh                   Pennsylvania                               15222
--------------------------------------------------------------------------------
          (CITY)                                    (ZIP CODE)

3. The address to which the registered office in this Commonwealth is to be changed is:

   1968 Two Oliver Plaza
        (NUMBER)                                  (STREET)

   Pittsburgh                 Pennsylvania                               15222
------------------------------------------------------------------------------
          (CITY)                                  (ZIP CODE)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

         IN TESTIMONY WHEREOF, the udnersigned corporation has caused this statement to be signed by a duly a uthorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 10th day of January , 19 79.


                                         (NAME OF CORPORATION)

                  By:
                                                   (SIGNATURE)


                           (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
Attest:


                 (SIGNATURE)

           SECRETARY
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

Applicant's Account No.

Filing Fee:   $40
AB-2                                    81 - 80                   1775
                           -------------------------------------------


Articles of                                COMMONWEALTH OF PENNSYLVANIA
Amendment -                                     DEPARTMENT OF STATE
Domestic Business Corporation                   CORPORATION BUREAU
-------------------------------------------------------------------------------


     In  compliance  with  the  requirements  of  section  806 of  the  Business
Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. ss.1806), the undersigned corporation, desiring to amend its Aritcles, does hereby certify that:

1.       The name of the corporation is:

                     MYLAN LABORATORES INC.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

   1968 Two Oliver Plaza
        (NUMBER)                                     (STREET)

   Pittsburgh                   Pennsylvania                               15222
  -----------------------------------------------------------------------------
          (CITY)                                     (ZIP CODE)

3. The statute by or under which it was incorporated is:

Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended

4. The date of its incorporation is: August 31, 1970

5. (Check, and if appropriate, complete one of the following):

         [ ] The meeting, of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

  Time:    The        18th         day of          December             , 1981
              --------------------        ------------------------------    --

  Place:   1030 Century Building, Pittsburgh, Pennsylvania

         Kind and period of notice Written Notice of Special Meeting of Shareholders mailed November 20, 1981

         |_| The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

         (a)      The total number of shares outstanding was:

                  2,519,424 shares of Common Stock

         (b) The number of shares entitled to vote was:

                  2,519,424 shares of Common Stock

7. In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:

                  1,970,913 shares of Common Stock

         (b) The number of shares voted against the amendment was:

                  25,626 shares of Common Stock

8. The amendment adopted by the shareholders, set forth in full, is as follows:

                  RESOLVED, that the aggregate number of shares of Common Stock, par value $0.50 per share, which the Corporation shall have authority to issue, be increased form 3,000,000 shares to 10,000,000 shares, and to that end the proper officers be and are hereby authorized and directed to cause preparation and filing of Articles of Amendment restating paragraph 5 of the Amended and Restated Articles of Incorporation to read as follows:

               "5. The aggregate number of shares which the corporation shall have the authority to issue shall be 10,000,000 shares of Common Stock, par value $0.50 per share."

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 18th day of December , 19 81.


                                                       (NAME OF CORPORATION)

                                 By:
                                                   MILAN PUSKAR      (SIGNATURE)


Rorbert W. Smiley  (SIGNATURE)                           President
                                         (TITLE, PRESIDENT, VICE PRESIDENT, ETC.


(TITLE, SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

         A. Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

         B. Any necessary governmental approvals shall accompany this form.

         C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

         D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

         E. If the shares of any class were entitled to vote as a class, the number of shares of each class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraph 7(a) and 7(b).

         F. BCL ss.807 (15 P.S. ss. 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                          COMMONWEALTH OF PENNSYVLANIA
                               DEPARTMENT OF STATE


To all to whom these Presents shall come, Greeting:

     WHEREAS, In and by Arrticle VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.
L. 364, as amended, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

         WHEREAS, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                             MYLAN LABORATORIES INC.

              THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Aricles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                    Givenunder my Hand and the Great  Seal of the  Commonwealth,
                         at the City of Harrisburg, this 21st day of DECEMBER in the year of our Lord one thousand nine hundred and eightyty-one and of the Commonwealth the two hundred and six.


                         ------------------------------------
                                Secretary of the Commonwealth

Applicant's Account No.

Filing Fee:   $40
AB-2                                    82-08     000988
                                            243944

Statement of                               COMMONWEALTH OF PENNSYLVANIA
Change of Registered                            DEPARTMENT OF STATE
Office-Domestic                                 CORPORATION BUREAU
Business Corporation
-------------------------------------------------------------------------------


         In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. ss.1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1.       The name of the corporation is:

                     MYLAN LABORATORIES  INC.

2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

 1968 Two Oliver Plaza
      (NUMBER)                                   (STREET)

 Pittsburgh                  Pennsylvania                               15222
 ----------------------------------------------------------------------------
        (CITY)                                   (ZIP CODE)

3. The address to which the registered office in this Commonwealth is to be changed is:

 1030 Century Building, 130 Seventh Street
      (NUMBER)                                                      (STREET)

 Pittsburgh                    Pennsylvania                               15222
-------------------------------------------------------------------------------
     (CITY)                                                      (ZIP CODE)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 29th day of January , 19 82.

                                       Mylan Laborastores Inc.
                                   (NAME OF CORPORATION)

                 By:
                            Milan Puskar         (SIGNATURE)


                          (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
Attest:

Robert W. Smiley           (SIGNATURE)

           SECRETARY
    (TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

Applicant's Account No.

Filing Fee:   $40
AB-2                                    8443                   975
                           ---------------------------------------

Articles of                                COMMONWEALTH OF PENNSYLVANIA
Amendment-                                      DEPARTMENT OF STATE
Domestic Business Corporation                   CORPORATION BUREAU
-------------------------------------------------------------------------------


         In compliance with the requirements of Section 307 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. ss.1806) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1.       The name of the corporation is:

                      MYLAN LABORATORIES  INC.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1030 Century Building                                         130 Seventh Street
     -----------------------------------------------------------------------

      (NUMBER)                                               (STREET)


Pittsburgh                   Pennsylvania                  15222
         --------------------------------------------------------------------

   (CITY)                                              (ZIP CODE)

3. The statute by or under which it was incorporated is:

         Act of May 5, 1933, P.L. 364, as amended.
  -----------------------------------------------------------------------------


4.       The date of its incorporation is:       August 31, 1970

5. (Check, and if appropriate, complete one of the following):
|_| The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

         Time:    The        22nd         day of          June        , 1984
                     --------------------        --------------------------
         Place:    Sheraton Lakeview, Morgantown, West Virginia

         Kind and period of notice Written Notice of Annual Meeting of Shareholders mailed approximately May 12, 1984
         The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

         (a)      The total number of shares outstanding was:

                  7,949,996
-------------------------------------------------------------------------------


         (b) The number of shares entitled to vote was:

                  7,949,996
--------------------------------------------------------------------------------

7. In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:

                  5,098,829
--------------------------------------------------------------------------------


         (b) The number of shares voted against the amendment was:

                  107,334
--------------------------------------------------------------------------------


8. The amendments adopted by the shareholders, set forth in full, is as follows:

         See Exhibit A and B attached hereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 22nd day of June , 1984.


                                                  MYLAN LABORATORIES INC.
                                                (NAME OF CORPORATION)

Attest:                  By:
                                                      (SIGNATURE)

         (SIGNATURE)                                     President
                                  (TITLE, PRESIDENT, VICE PRESIDENT, ETC.)


(TITLE, SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

         A. Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

         B. Any necessary governmental approvals shall accompany this form.

         C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

         D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

         E. If the shares of any class were entitled to vote as a class, the number of shares of each class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraph 7(a) and 7(b).

         F. BCL ss.807 (15 P.S. ss. 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                                                                    EXHIBIT A
                          AMENDMENT AND RESTATEMENT OF
                               PARAGRAPH 5 OF THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           OF MYLAN LABORATOREIS INC.

                  "5.A. The aggregate number of shares which the corporation shall have authority to issue is fifty-five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of common stock, par value $0.50 per share (hereinafter referred to as the "Common Stock"), and five million (5,000,000) shares of preferred stock, par value $0.50 per share (hereinafter referred to as the "Preferred Stock").

                  B. The class of Preferred Stock may be divided into and issued from time to time in one or more series. The designations, the relative preferences and participating, optional and other special rights, and the qualifications, limitations or restrictions of each such series, if any, may differ from these of any and all other series; and the board of directors is hereby expressly authorized to fix and determine, by resolution or resolutions prior to the issuance of any shares of any series of the Preferred Stock, the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations or restrictions of such series, including, without limiting the generality of the foregoing, the following:

                  (i) The date and time at which, and the terms and conditions on which, dividends, if any, on such series of Preferred Stock may be paid and may be cumulative;

                  (ii) The right, if any, of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by paragraph 6 hereof or by the Pennsylvania Business Corporation Law;

                  (iii) The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into or exchange the same for other classes of stock of the corporation and the terms and conditions for such conversion and exchange;

                  (iv) The redemption price or prices, if any, and the time at which, and the terms and conditions on which, the shares of such series of Preferred Stock may be redeemed;

                  (v) The terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock;

                  (vi) The rights of the holders of shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation; and

                  (vii) The number of shares which shall constitute any such series, which number may at any time or from time to time be increased or decreased, but not below the number of shares thereof then outstanding.

         C. Holders of Common Stock shall be entitled to one vote per share in the election of directors and in all other matters submitted for action by the holders of Common Stock.

         D. Except for and subject to those rights expressly granted in or by virtue of subparagraph B of this paragraph 5 to the holders of the Preferred Stock, or except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of the Common Stock shall have exclusively all other rights of shareholders."

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE


TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:


         WHEREAS, in and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domino one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment to the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

         WHEREAS, the stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by:

                             MYLAN LABORATORIES INC.


         THEREFORE, KNOW YE, that subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to al the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.


                  GIVEN under my hand and the Great Seal of the Commonwealth, as the City of Harrisburg, this __ day of June in the year of our Lord one thousand nine hundred and eighty four and of the Commonwealth the two hundred and eighth.


                                            -------------------------------
                                            Secretary of the Commonwealth





154761_1.WPD

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                                CORPORATE BUREAU

----------------------------------------------------------------------


         In compliance with the requirements of Section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. ss. 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.       The name of the corporation is:

         Mylan Laboratories Inc.
--------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to confirm to the records of the Department):

         1030 Century Building, 120 Seventh Street
---------------------------------------------------------------------------

         (Number)                           (Street)

         Pittsburgh,                 Pennsylvania                       15222
------------------------------------------------------------------------

         (City)                           (State)                    (Zip Code)

3. The state by or under which it was incorporated is:

         Act of May 5, 1933, P.L. 364, as amended
----------------------------------------------------------------------------


4. The date of its incorporation is:

         August 31, 1970
------------------------------------------------------------------------


5. (Check, and if appropriate, complete one of the following):

         [X] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated:

                  Time: The 22nd day of June, 1988

                  Place: Sheraton Lakeview Inn, Morgantown, West Virginia

                  Kind and period of notice: Written Notice of Annual Meeting mailed to Shareholders on May 23, 1988.

                  |_| The amendment was adopted by a consent in writing setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

         (a)      The total number of shares outstanding was:

                  36,143,411 Shares of Common Stock as of 4/30/1988
----------------------------------------------------------------------------


         (b) The number of shares entitled to vote was:

                  36,143,411 Shares of Common Stock as of 4/30/1988
------------------------------------------------------------------------------

7. In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:

                  29,232,097 Shares of Common Stock
--------------------------------------------------------------------------------


         (b) The number of shares voted against the amendment was:

                  1,241,843 Shares of Common Stock
--------------------------------------------------------------------------------


8. The amendment adopted by the shareholders, set forth in full, as follows:

                  RESOLVED, that Paragraph 5.A of the Restated Articles of Incorporation of Mylan Laboratories Inc. be amended and restated to read in its entirety as follows:

                  5.A. The aggregate number of shares which the corporation shall have authority to issue is one hundred five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock, par value $.50 per share (hereinafter referred to as the "Common Stock"), and five million (5,000,000) shares of preferred stock, par value $.50 per share (hereinafter referred to as the "Preferred Stock").

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 29th day of July, 1988.

                                     MYLAN LABORATORIES INC.

                                     By:____________________________________
                                              Roy McKnight, Chairman
Attest:

-----------------------------------
         (Signature)

-----------------------------------
Title: Secretary, Assistant Secretary, etc.

(CORPORATE SEAL)

INSTRUCTION FOR COMPLETION OF FORM:

         A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

         B. Any necessary governmental approvals shall accompany this form.

         C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

         D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

         E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

         F. BCL ss. 807 (P.S. ss. 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment, Proofs of publication of such advertising should not be delivered to the Department but should be filed with the minutes of the corporation.

                          COMMONWEALTH OF PENNSYLVANIA


                               DEPARTMENT OF STATE



TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:


         WHEREAS, in and by Article VIII of the Business Corporation Law, approved the fifth day of may, Anno Domino one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment to the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

         WHEREAS, the stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by:

                             MYLAN LABORATORIES INC.


         THEREFORE, KNOW YE, that subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to al the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.


                  GIVEN under my hand and the Great Seal of the Commonwealth, as the City of Harrisburg, this __ day of June in the year of our Lord one thousand nine hundred and eighty four and of the Commonwealth the two hundred and eighth.


                                     -------------------------------
                                     Secretary of the Commonwealth

Microfilm Number                      --------------------------
                                       Filed with the Department of State on

Entity Number                         --------------------------

                                     -----------------------------

                                     Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:

         Mylan Laboratories Inc.
--------------------------------------------------------------------------------


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      1030 Century Building, 120 Seventh Street, Pittsburgh, Pennsylvania 15222
--------------------------------------------------------------------------------

                 Number and Street                  City       State Zip County


         (b) c/o:

-------------------------------------------------------------------------------

              Name of Commercial Registered Office Provider               County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Act of May 5, 1933, P.L. 364, as amended

4. The date of its incorporation is: August 31, 1970

5. (Check, and if appropriate complete, one of the following):

         XX The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

         ___      The amendment shall be effective on

                                      ______________at ________________________
6. (Check one of the following):         Date                      Hour

         XX The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss.1914(a) and (b).

         ___      The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.ss.1914(c).

7. (Check, and if appropriate complete, one of the following):

         ___      The amendment adopted by the corporation, set forth in full, is as follows:


         XX The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1915 (Rev 90)-2


8. (Check if the amendment restates the Articles):

         ----
                  The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this ______ day of April, 1993.


                                            MYLAN LABORATORIES INC.


                                            By:________________________________
                                                (Signature)

                                            Title: Secretary

                             MYLAN LABORATORIES INC.
                                   EXHIBIT "A"
                            TO ARTICLES OF AMENDMENT

         RESOLVED, that Paragraph 5.A of the Restated Articles of Incorporation of Mylan Laboratories Inc. be amended and restated to read in its entirety as follows:

                  5.A. The aggregate number of shares which the corporation shall have authority to issue is 305,000,000 shares, consisting of 300,000,000 shares of common stock, par value $.50 per share (hereinafter referred to as the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.50 per share (hereinafter referred to as the "Preferred Stock").

Microfilm Number                  Filed with the Department of State on

Entity Number
                                      Secretary of the Commonwealth


         STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1522 (Rev 90)


         In compliance with the requirements of 15 Pa.C.S. ss. 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.  The name of the corporation is:

         Mylan Laboratories Inc.
-------------------------------------------------------------------------


2. (Check and complete one of the following):

        -----
         The resolution amending the Articles under 15 Pa.C.S. ss. 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:





         XX      The resolution amending the Articles under 15 Pa.C.S.ss.1522(b)
                                           is set forth in full in Exhibit A
         --
                  attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ss. 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 300,000 shares.

4.  The resolution was adopted by the Board of Directors or an authorized committee thereof on August 22, 1996

5. (Check, and if appropriate complete, one of the following):

        -----
__     The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

   --   -----
         The resolution shall be effective on:                  at
                                                     Date                 Hour

         IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 22 day of August, 1996.

                               MYLAN LABORATORIES INC.


                               By:

                               Title:

                                                                    Exhibit A

                        RESOLUTION OF BOARD OF DIRECTORS
                       TO AMEND ARTICLES OF INCORPORATION
                    TO ESTABLISH A SERIES OF PREFERRED SHARES

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Amended and Restated Articles of Incorporation of the Company and Section 1522 of the Pennsylvania Business Corporation Law, as amended, the Board of Directors hereby adopts and approves an amendment to the Amended and Restated Articles of Incorporation of the Company, as amended, which creates out of the authorized but unissued shares of Preferred Stock, par value $0.50 per share, of the Company a series of Preferred Stock, the designation and authorized number of shares of which, and the terms and relative rights, preferences and limitations of which, are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, (a) that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock; and (b) no increase shall cause the aggregate number of all shares of Preferred Stock that the corporation is authorized to issue to be greater than is authorized by these Amended and Restated Articles of Incorporation.

         Section 2.  Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any other series of Preferred Stock of the corporation (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.50 per share (the "Common Stock"), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the First Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of

         Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred
         Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holder of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or in any other Statement with Respect to Shares or other amendment of the Articles of Incorporation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock, par value $0.50 per share, or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution, or winding up of the corporation, no distribution shall be made (1) to the holder of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock outstanding shall have received out of the assets of the Company available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series A Preferred Stock, for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (A) $1000.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared to the date of such payment or, (B) if greater than the amount specified in clause (1)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as herein provided, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision or adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the corporation's Preferred Stock.

         Section 10. Amendment. The Articles of Incorporation of the corporation shall not be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                                                    EXHIBIT B

                                    AMENDMENT
                            ADDING PARAGRAPH 7 TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           OF MYLAN LABORATORIES INC.

                  7. Except as provided in subparagraph B below, no corporate action of a character described in subparagraph A below, and no agreement, plan or resolution providing therefor, shall be valid or binding upon the corporation unless such corporate action shall have been approved in compliance with all applicable provisions of the Pennsylvania Business Corporation Law and these Articles and shall have been authorized by the affirmative vote of at least seventy-five (75%) percent of the outstanding shares of Common Stock entitled to vote, given in person or by proxy, at a meeting called for such purpose.

                  A.Corporate actions subject to the voting requirements of this paragraph 7 shall be:

                           (i) any merger or consolidation to which the corporation and an interested person are parties; or

                           (ii) any sale, lease,  exchange or other disposition,
                  in a single transaction or series of related transactions, of all or substantially all or a substantial part of the properties or assets of the corporation to an interested person; or

                           (iii) the  adoption of any plan or  proposal  for the
                  liquidation or dissolution of the corporation under or pursuant to which the rights or benefits inuring to an interested person or different in kind or character from the rights or benefits inuring to the other holders of Common Stock; or

                           (iv) any  transaction  of a  character  described  in
                  clause (i), (ii) or (iii) above involving an affiliate or associate of an interested person or involving an associate of any such affiliate.

                  B. The voting requirements of this paragraph 7 shall not apply to any transaction of a character described in clause (i), (ii), (iii) or (vi) of subparagraph A above should any of the following obtain with respect to the transaction.

                           (a) The Board of  Directors  shall have  approved the
                  transaction by a majority vote of all directors prior to the time the interested person connected with the transaction became an interested person.

                           (b) The Board of  Directors  shall have  approved the
                  transaction prior to consummation thereof by a majority vote of all directors disregarding the vote of each director who was an interested person, or an affiliate, associate or agent of such interested person, or an associate or agent of any such affiliate.

                  C. For purposes of this paragraph 7, the following definitions shall apply:

                           (i) "Affiliate" shall mean a person that directly, or
                  indirectly through one or more intermediaries, controls or is controlled by or is under common control with another person.

                           (ii) "Associate" shall mean any corporation or organization of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; or any trust or estate in which a person has a ten percent or larger beneficial interest or as to which a person serves as a trustee or in a similar fiduciary capacity; or any relative or spouse of a person and any relative of a spouse, who has the same residence as such person.

                           (iii)  "Beneficial  Ownership"  shall mean all shares
                  directly or indirectly owned by a person and all shares which a person has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to automatic termination of a trust, discretionary account or similar arrangement or otherwise. All shares shall be deemed indirectly owned by a person as to which such person enjoys benefits substantially equivalent to those of ownership by reason of any contract, understanding, relationship, agreement or other arrangement, including without limitation any written or unwritten agreement to act in concert.

                           (iv) "Control" shall mean the possession, directly or
                  indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

                           (v) "Interested Person" shall mean any person who beneficially owns ten percent or more of the outstanding shares of Common Stock of the corporation.

                           (vi) "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof, a person acting through or in concert with one or more other persons and any other entity.

                           (vii) "Substantial Part" shall mean more than twenty percent of the total consolidated assets of the corporation, as shown on its consolidated balance sheet as of the end of the most recent fiscal year.

                  D.  The   affirmative   vote  of  the   holders  of  at  least
         seventy-five percent of the outstanding shares of Common Stock entitled to vote shall be required to amend or repeal this paragraph 7."

4.3         Bylaws of the Registrant, as amended to date.

                                   Exhibit 4.3

                             MYLAN LABORATORIES INC.

                                    By-Laws*


                                    ARTICLE I

     Shareholders Section 1.01. Annual Meetings. Annual meetings of the shareholders shall be held, commencing in 1972, on the second Wednesday of June in each year if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday, at 11:00 o'clock A.M., at the principal business office of the Corporation, or at such other date, time and place as may be fixed by the Board of Directors. Any business may be transacted at the annual meeting whether or not the notice calling such meeting shall have contained a reference thereto, except as may otherwise be required by law.

     Section 1.02. Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors. Special meetings shall be held at the principal business office of the Corporation, or at such other place as may be fixed by the Board of Directors. No business may be transacted at any special meeting other than that stated in the notice of meeting and business which is germane thereto.

     Section 1.03. Organization. The President, or in his absence the Vice President having the greatest seniority, shall preside, and the Secretary, or in his absence any Assistant Secretary, shall act as secretary, at all meetings of the shareholders. -------- *As amended and in effect on December 22, 1997.


                                       1.

     Section 1.04. Business of Meetings. (a) At any annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of majority of the entire Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Section 1.04(b) of these By-laws.

     (b) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the class

                                       2.

and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 1.04 of the By-laws. For purposes of this Section 1.04 of the By-laws, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders. Nothing in this Section 1.04 of the By-laws will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule a-8 under the Securities Exchange Act of 1934, as amended.

     (c) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the entire Board, or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the entire Board.

     (d) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 1.04 of the By-laws will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such

                                       3.

meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                   ARTICLE II
                                    Directors

     Section 2.01. Number, Election and Term of Office. The number of Directors which shall constitute the full Board of Directors shall be such number, not less than three, as shall be fixed by the Board of Directors or the shareholders, provided, however, that if all the shares of the Corporation shall be owned beneficially and of record by either one or two shareholders, the number of Directors may be less than three but not less than the number of shareholders. The shareholders shall elect a full Board of Directors at each annual meeting of shareholders. Each Director shall hold office from the time of his election, but shall be responsible from such time only if he consents to his election; otherwise from the time he accepts office or attends his first meeting of the Board. Each Director shall serve until the next annual meeting of shareholders, and thereafter until his successor shall have elected and shall qualify, or until his prior death, resignation or removal.

     Section 2.01(a) Filling Vacancies. Any vacancy caused by the death, resignation or removal of a director shall be filled by appointment thereto by the Chairman, or in his absence, by the Vice Chairman of the Board of Directors at the next meeting of the Board, and such Director so appointed shall serve for the unexpired term of the Director causing such vacancy.

                                       4.

     Section 2.01(b) Nominations of Directors; Election. (i) Only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of shareholders as Directors of the Corporation.

     (ii) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of shareholders (A) by or at the direction of the Board or (B) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 2.01(b) of the By-laws, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Section 2.01(b) of these Bylaws. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

     (iii) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received no later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such shareholder's notice must set forth or include (A) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (B) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons

                                       5.

specified in the notice; (C) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (D) a description of all arrangements or understandings between or among any of (1) the shareholder giving the notice, (2) the beneficial owner on whose behalf the notice is given, (3) each nominee, and (4) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (E) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (F) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 2.01(b) of the By-laws, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.01(b) of the By-laws.

     Section 2.02. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such places and times as shall from time to time be determined by resolution of the Board. Notice of such regular meetings of the Board shall not be required to be given, except that

                                                        6.

whenever the time or place of such regular meetings shall be fixed or changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action.

     Section 2.03. Annual Meeting of the Board. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders and shall be the annual organization meeting of the Directors-elect, at which meeting the new Board shall be organized and the officers of the Corporation for the ensuing year shall be elected.

     Section 2.04. Special Meetings; Notice. Special meetings of the Board may be called at any time by a majority of the directors or by the President or Secretary, to be held at such place and day and hour as shall be specific in the notice or waiver of notice thereof. Notice of every special meeting of the Board of Directors, stating the place, day and hour thereof, shall be given by telephone or otherwise to each Director at least 24 hours before the time at which the meeting is to be held.

     Section 2.05. Organization. The Board of Directors shall elect a permanent Chairman who shall preside at each meeting of the Board and shall have such other duties as may, from time to time, be conferred upon him by the Board. In the absence of the Chairman, the President shall preside at meetings of the Board. The Secretary, or in his absence any Assistant Secretary, shall act as secretary at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

     Section 2.06. Meetings by Telephone. One or more of the Directors may participate in any regular or special meeting of the Board of Directors or of a committee of the Board of

                                       7.

Directors by means of conferencing telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

     Section 2.07. Resignations. Any Director may resign by submitting to the President his resignation, which shall become effective upon its receipt by the President or as otherwise specified therein.

     Section 2.08. Limitation of Director Liability. A director of the Company shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under Section 8363, Title 42 of the Pennsylvania Consolidated Statutes (relating to standard of care and justifiable reliance) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provisions of this Section 2.08 shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or
(ii) the liability of a director for payment of taxes pursuant to local, state or federal law. Neither the amendment nor the repeal of this Section 2.08 shall eliminate or reduce the effect of this Section 2.08 with respect to any matter occurring, or any cause of action, suit or claim that, but for this Section 2.08, would accrue or arise, prior to such amendment or repeal. If Title 42 of the Pennsylvania Consolidated Statutes is amended after approval by the shareholders of this Section 2.08 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by Title 42 as amended from time to time.


                                       8.

                                   ARTICLE III
                                    Officers

     Section 3.01. Officers. The Officers of the Corporation shall be the President, such number of Vice Presidents as may be determined by the Board of Directors, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of the President and Secretary. Each officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor shall have been elected and shall qualify, or until his prior death, resignation or removal.

     Section 3.02. Additional Officers; Other Agents and Employees. The Board of Directors may from time to time elect such additional officers to hold office for such periods, have such authority and perform such duties as may be provided by resolution of the Board of Directors. The President may appoint from time to time such other agents and employees as may be deemed advisable for the prompt and orderly transaction of the business of the Corporation, prescribe their duties and the conditions of their employment, fix their compensation and dismiss them.

     Section 3.03. The President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall have and exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors.

                                       9.

     Section 3.04. The Vice Presidents. The Vice Presidents may be given by resolution of the Board general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or by the President.

     Section 3.05 The Secretary and Assistant Secretaries. It shall be the duty of the Secretary (a) to keep or cause to be kept at the registered office of the Corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles of Incorporation and Certificate of Incorporation of the Corporation and of these ByLaws; (b) to attend to giving and serving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of and keep at the registered office of the Corporation, or cause to be kept at the office of a transfer agent or registrar within the Commonwealth of Pennsylvania, the stock books of the Corporation, and an original or duplicate share register, giving the names of the shareholders in alphabetical order, and showing their respective address, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to perform all duties incident to the office of Secretary, and such other duties as may be prescribed by the Board of Directors or by the President from time to time. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors or by the President.

                                       10.

At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

     Section 3.06. The Treasurer and Assistant Treasurers. The Treasurer shall be the principal officer in charge of financial and accounting matters, including the proper keeping of complete and accurate books of account of all the Corporation's business and transactions. The Treasurer shall (a) see that the lists, books, reports, statements, certificates and other documents and records required by law are properly prepared, kept and filed and (b) render whatever reports as to the financial position and operations of the Corporation may be required by the Board of Directors and officers. The Treasurer shall also perform such other duties as may be prescribed by the Board of Directors or the President from time to time. The Assistant Treasurer shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors or by the President. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

     Section 3.07. The Controller and Assistant Controllers. The Controller shall be the principal officer in charge of management of the Corporation's funds. The controller shall (a) be in charge of the general offices of the Corporation, and have custody of the contracts, insurance policies, leases, deeds, and other business records; (b) have charge and custody of and be responsible for the corporate securities and investments; (c) receive, endorse for collection and give receipts for checks, notes, obligations, funds and securities of the Corporation, and deposit monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as shall be designated by the Board of Directors; and (d) subject to the provisions of

                                       11.

Section 5.01 of the By-Laws, cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for such disbursements. The Controller shall also perform such other duties as may be prescribed by the Board of Director or the President from time to time. The Assistant Controllers shall assist the Controller in the performance of his duties as from time to time may be conferred upon or assigned to them by the Board of Directors or by the President. At the discretion of the Controller or in his absence or disability, an Assistant Controller shall perform the duties of the Controller.

                                   ARTICLE IV
                             Shares of Capital Stock

     Section 4.01. Share Certificates. Every holder of stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, and signed by the President or by a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which shall represent and certify the number of shares of stock owned by such holder.

     Section 4.02. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the shareholder or by his agent thereunto duly authorized by an instrument duly executed and witnessed and filed with the Corporation, and upon surrender of the share certificate or certificates for such shares properly endorsed.

                                       12.

     Section 4.03. Lost, Stolen, Destroyed or Mutilated Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Directors may from time to time determine.

     Section 4.04 Regulations Relating to Shares. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     Section 4.05 Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Pennsylvania.

                                    ARTICLE V
                            Execution of Instruments;
                    Deposit and Withdrawal of Corporate Funds

     Section 5.01. Notes, Checks, etc. All notes, drafts, acceptances, checks, endorsements (other than for deposit), and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officers or agents of the Corporation, and subject to such requirements as to counter-signature or other conditions, as the Board of Directors from time to time may determine.

     Section 5.02.  Execution of  Instruments  Generally.  Except as provided in
Section 5.01, all contracts and other instruments requiring execution by the Corporation may be signed by the

                                       13.

President, any Vice President or the Treasurer; and authority to sign any such contracts or instruments may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

                                   ARTICLE VI
                               General Provisions

     Section 6.01. Offices. The principal business office of the Corporation shall be at such place within or without the Commonwealth of Pennsylvania as the Board of Directors from time to time designates.

     Section 6.02. Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

     Section 6.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Resolution adopted at meeting of the Board of Directors dated September 23, 1972.

     RESOLVED, that effective from and after March 31, 1972, the fiscal year of the Corporation shall commence on the first day of April and end on the thirty-first day of March in each year.

     Section 6.04. Financial Reports to Shareholders. The Board shall cause the preparation of financial statements reflecting the financial condition and results of operations of the

                                       14.

Corporation as at and for the period ending upon close of each fiscal year, and shall engage independent certified public accountants to audit such financial statements. The Board shall cause such financial statements and reports of auditors to be furnished to the shareholders, and shall cause such other financial statements, if any, as it deems advisable to be furnished to the shareholders.

     Section 6.05. Section 910 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

                                   ARTICLE VII
                    Indemnification of Officers and Directors

     Section 7.01. Directors and officers of the Corporation shall be indemnified as right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the Corporation's request. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The Corporation may maintain insurance to protect itself and any such director, officer or other person against any liability, cost or expense incurred in connection with any such action, suit or proceeding.


                                       15.

                                  ARTICLE VIII
                                   Amendments

     Section 8.01. Amendments. These By-Laws may be amended, altered and repealed, and new By-Laws may be adopted, by the shareholders or the Board of Directors of the Corporation at any regular or special meeting.

                                   ARTICLE IX
      Inapplicable Subchapters of Business Corporation Law of Pennsylvania

     Section 9.01. Subchapter G. The provisions of Subchapter G to Chapter 25 of the Business Corporation Law of Pennsylvania, as approved April 27, 1990, shall not be applicable to this Corporation.

     Section 9.02. Subchapter H. The provision of Subchapter H to Chapter 25 of the Business Corporation Law of Pennsylvania, as approved April 27, 1990, shall not be applicable to this Corporation.


                                       16.






5.1         Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1        Consent  of  Doepken  Keevican  &  Weiss  Professional   Corporation
            (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

                                   EXHIBIT 5.1


                            DOEPKEN KEEVICAN & WEISS
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219




                                December 22, 1997




Mylan Laboratories Inc.
1030 Century Building
130 Seventh Street
Pittsburgh, Pennsylvania 15222

         RE:      Mylan Laboratories Inc.
                  Registration on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 250,000,000 shares of the Company's common stock (the "Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act").

     In connection with the registration, we have examined the following:

     (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

     (b) The Registration Statement on Form S-8 (the "Registration Statement") relating to the Common Stock, as filed with the SEC;

     (c) The Bertek Pharmaceuticals, Inc. 401(k) Savings Plan and Trust (the "Plan"); and

     (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

Mylan Laboratories Inc.
December 22, 1997
Page 2


     The  opinions   hereinafter   expressed   are  subject  to  the   following
     qualifications and assumptions :

     (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

     (iii)We express no opinion on the laws of any jurisdiction other than the United States of America and the Pennsylvania Business Corporation Law.

     Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the Commonwealth of Pennsylvania and the United States of America are concerned, it is our opinion that the 19,000,000 shares of Common Stock to be issued under the Plan and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters."

                                            Very truly yours,

                                            /s/ Doepken Keevican & Weiss

                                            DOEPKEN KEEVICAN & WEISS
                                            PROFESSIONAL CORPORATION

                                  EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated April 30, 1997, incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1997.




/s/  Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 22, 1997

                                  EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated February 6, 1997, except for Note 12, as to which the date is March 7, 1997, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1996 and 1996 and for each of the three years in the period ended December 31, 1996, appearing in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1997.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 22, 1997